As filed with the Securities and Exchange Commission on May 1, 2025

Registration No. 333-263759

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 4

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Shepherd’s Finance, LLC

(Exact name of registrant as specified in its charter)

Delaware	6153	36-4608739
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

13241 Bartram Park Blvd., Suite 2401

Jacksonville, Florida 32258

(302) 752-2688

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel M. Wallach

Chief Executive Officer

13241 Bartram Park Blvd., Suite 2401

Jacksonville, Florida 32258

(302) 752-2688

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including copies of all communications sent to agent for service, should be sent to:

Michael K. Rafter, Esq.

Howard S. Hirsch, Esq.

Nelson Mullins Riley & Scarborough LLP

Atlantic Station

201 17th Street NW

Suite 1700

Atlanta, Georgia 30363

Telephone: (404) 322-6000

Facsimile: (404) 322-6050

Approximate date of commencement of proposed sale to the public:

As soon as practicable following the effectiveness of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 4 consists of the following:

1.	The Registrant’s prospectus dated May , 2025, included herewith;

2.	Part II, included herewith; and

3.	Signatures, included herewith.

The information in this preliminary prospectus is not complete and may be changed. We may not sell any of the securities described in this preliminary prospectus until the registration statement that we have filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell the securities, and it is not soliciting an offer to buy these securities, in any state where an offer or sale of the securities is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED MAY 1, 2025

$70,000,000 in Fixed Rate Subordinated Notes

Shepherd’s Finance, LLC is offering up to $70,000,000 in aggregate principal amount of our Fixed Rate Subordinated Notes (“Notes”) on a continuous basis. The initial minimum investment amount required is $500. From time to time, we may, however, change the minimum investment amount that is required. The maximum investment amount per investor is $1,000,000 aggregate principal amount, or $1,000,000 per Note, but a higher maximum investment amount may be approved on a case-by-case basis. As of April 22, 2025, we have issued Notes in our previous public offerings, including this offering, with an aggregate principal amount of approximately $99.16 million. The term “Notes,” as used throughout this prospectus, can mean both the Notes offered in this offering and Notes offered in prior or future offerings of the Company.

We issue the Notes in varying purchase amounts and maturities that we establish from time to time. The Notes will initially be offered with maturities ranging from 12 months to 48 months from the date of issuance. For each maturity, we also establish an interest rate. The interest rates will vary within the predetermined interest rate ranges, as described in this prospectus, but annual interest rates as of the date of this prospectus are as follows: 6.00% for 12-month Notes; 7.00% for 24-month Notes; 6.50% for 36-month Notes; and 9.00% for 48-month Notes. See “Prospectus Summary - The Offering - Interest Rate.” Interest will be calculated based on the actual number of days your Note is outstanding. Interest is calculated and compounded monthly based on a 365/366 day year. When you make an investment, your rate will be fixed throughout the duration of your investment.

We may market our Notes in many ways, including but not limited to, publishing the then current features (e.g., the maturities and interest rates currently offered by us) of the Notes in advertising on the internet, newspapers, and through direct mail campaigns. At any time, you also may obtain the then applicable features of the Notes from our website at www.shepherdsfinance.com or by calling (302) 752-2688 (30-ASK-ABOUT). However, the information on our website is not a part of this prospectus. Any substantive change to the features of the Notes that does not constitute a fundamental change will be included in a Rule 424(b)(3) prospectus supplement.

We are offering the Notes directly, without an underwriter or placement agent, and on a continuous basis. We do not have to sell any minimum amount of Notes to accept and use the proceeds of this offering. Therefore, once you purchase a Note, we may immediately use the proceeds of your investment and your investment will be returned only if we repay your Note. We cannot assure you that all or any portion of the Notes we are offering will be sold. We have not made any arrangement to place any of the proceeds from this offering in an escrow, trust, or similar account. The Notes are not listed on any securities exchange and there will not be any public trading market for the Notes. We have the right to reject any investment, in whole or in part, for any reason.

We may redeem any Note, in whole or in part, at any time prior to maturity, upon 30 to 60 days’ written notice, for a redemption price equal to the principal amount plus any earned but unpaid interest thereon to the date of redemption. Subject to certain restrictions, a holder of a Note with a 36-month maturity purchased on or after February 4, 2020 may require the Company to redeem all or a portion of such Note. Additionally, you may request early redemption of a Note purchased by you at any time on or after 180 calendar days after issuance of a Note, but we reserve the right to decline your request for any reason. If we grant your redemption request, we will mail you a payment equal to the principal amount plus any earned but unpaid interest to the date of redemption, minus a 180-day interest penalty. Furthermore, unless the subordination provisions in the indenture restrict our ability to make the redemption, a holder of a Note may also require us to redeem all or a portion of their Note, regardless of amount, for a redemption price equal to the principal amount plus an amount equal to the unpaid interest thereon for such Note at the stated rate to the redemption date, upon one business day’s advance notice to us, but only if the holder immediately upon redemption invests the entirety of the proceeds from such redemption in another Note or another security then-offered by us, if any; provided, however, (i) a holder may only reinvest in another Note with a maturity that is equal to or greater than the period remaining until the maturity date for the Note to be redeemed and (ii) a holder may only reinvest in a Note with a 36-month maturity if the holder is seeking to redeem a Note with a 36-month maturity. In the foregoing circumstances, the holder will not be subject to a holding period requirement or an interest penalty.

The Notes mature between one and four years from the date of issuance. Between 30 to 60 days prior to the maturity date, we will mail to you a letter notifying you of the upcoming maturity date. Upon maturity, principal and any earned but unpaid interest will be paid to you.

You should read this prospectus and any applicable prospectus supplement carefully before you invest in the Notes. The Notes are our general unsecured obligations and are subordinated in right of payment to all of our present and future senior debt. As of December 31, 2024, we had approximately $55,339,000 in debt outstanding that ranks equal or senior to the Notes, including approximately $19,968,000 in Notes issued pursuant to this offering and our prior offerings of Notes. We expect to incur additional debt in the future, including, without limitation, the Notes offered pursuant to this prospectus and senior debt.

The Notes are not certificates of deposit or similar obligations guaranteed by any depository institution and are not insured by the Federal Deposit Insurance Corporation (FDIC) or any governmental or private insurance fund, or any other entity. We do not contribute funds to a separate account such as a sinking fund to repay the Notes upon maturity.

We are an “emerging growth company” and “smaller reporting company” under the federal securities laws and are subject to reduced public company reporting requirements. See “Risk Factors” beginning on page 12 for significant factors you should consider before buying the Notes. The most significant risks include the following:

●	Our Notes are not insured or guaranteed by the FDIC or any third party, so repayment of your Note depends upon our equity (which may be limited at times), our experience, the collateral securing our loans, and our ability to manage our business and generate adequate cash flows.
●	The Notes are risky speculative investments. Therefore, you should not invest in the Notes unless you are able to afford the loss of your entire investment.
●	There will not be any market for the Notes, so you should only purchase them if you do not have any need for your money prior to the maturity of the Note.
●	You will not have the benefit of an independent review of the terms of the Notes, the prospectus, or our Company as is customarily performed in underwritten offerings.
●	We have the right to pay your investment back to you before the stated maturity of your investment. If we do, you may not be able to reinvest the proceeds at comparable rates and you will stop earning interest on your investment.
●	Our business is not industry-diversified. The United States economy experienced a slow recovery after the significant downturn in the homebuilding industry beginning in 2007, which was one of the worst credit and liquidity crises since the 1930s. Deterioration in the homebuilding industry or economic conditions, including as a result of COVID-19, could decrease demand and pricing for new homes and residential home lots. A decline in housing values similar to the national downturn in the real estate market that began in 2007 would have a negative impact on our business. Smaller value declines will also have a negative impact on our business. These factors may decrease the likelihood we will be able to generate enough cash to repay the Notes.
●	Currently, we are reliant on a single developer and homebuilder, the Hoskins Group, who is concentrated in the Pittsburgh, Pennsylvania market, for a significant portion of our revenues and a portion of our capital. Our second largest customer is in the Orlando, Florida market and is also a significant portion of our portfolio.
●	Most of our assets are commercial construction loans to homebuilders and/or developers which are a higher than average credit risk, and therefore could expose us to higher rates of loan defaults, which could impact our ability to repay amounts owed to you.
●	We have entered into loan purchase and sale agreements with third parties to sell them portions of some of our loans. This increases our leverage. While the agreements are intended to increase our profitability, large loan losses and/or idle cash could actually reduce our profitability, which could impair our ability to pay principal and/or interest on the Notes.
●	We depend on the availability of significant sources of credit to meet our liquidity needs and our failure to maintain these sources of credit could materially and adversely affect our liquidity in the future.

●

We have unfunded commitments to builders as of December 31, 2024. If every builder borrowed every amount allowed (which would mean all their homes were complete) and no builders paid us back, we would need to fund that amount. While some of that amount would automatically come from our loan purchase and sale agreements, the rest would have to come from our Notes Program and/or our lines of credit. Therefore, we may not have the ability to fund our commitments to builders.

●	We have a significant amount of debt and expect to incur a significant amount of additional debt in the future, including issuance of the Notes, which will subject us to increased risk of loss. Our present and future senior debt may make it difficult to repay the Notes.
●	Our operations are not subject to the stringent banking regulatory requirements designed to protect investors, so repayment of your investment is completely dependent upon our successful operation of our business.
●	Our Chief Executive Officer (who is also on our board of managers) will face conflicts of interest as a result of the secured lines of credit made to us, which could result in actions that are not in the best interests of our Note holders.
●	The indenture and terms of our Notes do not restrict our use of leverage. A relatively small loss can cause over leveraged companies to suffer a material adverse change in their financial position. If this happened to us, it may make it difficult to repay the Notes.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, and neither the Securities and Exchange Commission nor any state securities commission has passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discount and Commission (1)	Proceeds to Company (2)
Per Note	100%	None	100%
Total	$70,000,000	None	$70,000,000

(1)	The Notes are not being offered or sold pursuant to any underwriting or similar agreement, and no commissions or other remuneration will be paid in connection with their sale. The Notes will be sold at face value.
(2)	We will receive all of the net proceeds from the sale of the Notes, which, if we sell all of the Notes covered by this prospectus, we estimate will total approximately $69,298,000 after expenses.

The date of this prospectus is May     , 2025.

SUITABILITY STANDARDS

An investment in our Notes involves significant risks and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and will not need liquidity from their investment. This investment is not suitable for persons who seek liquidity or guaranteed income.

We have not established general suitability standards for investors in our Notes; however, certain states in which we intend to sell the Notes have established special suitability standards. Notes will be sold only to investors in these states who meet the special suitability standards set forth below:

●	For Alabama Residents - Notes will only be sold to residents of the State of Alabama representing that they have (i) an annual gross income of $70,000 and a liquid net worth of $70,000, or (ii) a net worth of $250,000. Further, investors in the State of Alabama may not invest more than 10% of their liquid net worth in us or our affiliates.

●	For Alaska Residents - Notes will only be sold to residents of the State of Alaska representing that they have (i) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, or (ii) a minimum net worth of $250,000. In each case, net worth is to be calculated exclusive of an individual’s principal automobile, principal residence, and home furnishings.

●	For California Residents - Notes will only be sold to residents of the State of California representing that they have (i) a gross income of $65,000 and net worth of $250,000, or (ii) a net worth of $500,000.

●	For Idaho and Kentucky Residents - Notes will only be sold to residents of the States of Idaho and Kentucky representing that they have (i) a liquid net worth of $85,000 and annual gross income of $85,000, or (ii) a liquid net worth of $300,000. Additionally, the investor’s total investment in the Notes shall not exceed 10% of his or her liquid net worth. Liquid net worth is that portion of net worth consisting of cash, cash equivalents and readily marketable securities.

●	For Indiana Residents - Notes will only be sold to residents of the State of Indiana representing that they have (i) an annual gross income of $70,000 and a liquid net worth of $70,000, or (ii) a net worth of $250,000. In each case, net worth is to be calculated exclusive of an individual’s principal automobile, principal residence, and home furnishings.

●	For Iowa Residents - Notes will only be sold to residents of the State of Iowa representing that they have (i) a liquid net worth of $85,000 and annual gross income of $85,000, or (ii) a liquid net worth of $300,000. Additionally, the investor’s total investment in the Notes shall not exceed 10% of his or her liquid net worth. Liquid net worth is that portion of net worth consisting of cash, cash equivalents and readily marketable securities.

●	For Kansas Residents - It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in the securities of the Issuer and other similar programs to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with U.S. Generally Accepted Accounting Principles.

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●	For Maine Residents - The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar offerings not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

●	For Massachusetts and New Mexico Residents - It is required by the Securities Divisions of each of Massachusetts and New Mexico that Massachusetts and New Mexico investors limit their aggregate investment in our Notes and other similar programs to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with U.S. Generally Accepted Accounting Principles. It is further required by the Securities Divisions of each of Massachusetts and New Mexico that Massachusetts and New Mexico investors have (i) a net income of at least $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year, or (ii) an individual net worth, or joint net worth with that person’s spouse, in excess of $1,000,000, excluding the value of the person’s primary residence.

●	For Missouri Residents - No more than 10% of any one Missouri investor’s liquid net worth shall be invested in the Notes.

●	For North Dakota and Oregon Residents - Notes will only be sold to residents of the States of North Dakota and Oregon representing that they have (i) an annual gross income of $70,000 and a liquid net worth of $70,000, or (ii) a net worth of $250,000. Further, investors in the States of North Dakota or Oregon may not invest more than 10% of their liquid net worth in the offering.

●	For Tennessee Residents - An investment by a Tennessee resident must not exceed ten percent (10%) of their liquid net worth.

●	For Vermont Residents - Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, may invest freely in this offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.

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SHEPHERD’S FINANCE, LLC

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You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell the Notes only in jurisdictions where offers and sales are permitted.

QUESTIONS AND ANSWERS

Below we have provided some of the more frequently asked questions and answers relating to the offering of the Notes. Please see the “Prospectus Summary” and the remainder of the prospectus for more information about the offering of the Notes.

Q:	Who is Shepherd’s Finance, LLC?

A:	Shepherd’s Finance, LLC, along with our consolidated subsidiary, (“Shepherd’s Finance,” “we,” “our,” “us,” or the “Company”) is a finance company organized as a limited liability company in the State of Delaware. Our business is focused on commercial lending to participants in the residential construction and development industry. Our Chief Executive Officer (“CEO”), who is also on our board of managers, is Daniel M. Wallach. Mr. Wallach is responsible for overseeing our day-to-day operations. Our office is located in Jacksonville, Florida. As of December 31, 2024, we have 61 customers in 20 states. As of December 31, 2024, Mr. Wallach and his wife, directly or indirectly, own 78.2% of our outstanding common membership interests, which constitute our voting membership interests. Therefore, Mr. Wallach is able to exercise significant control over our business, including with respect to the composition of our board of managers. A manager may be removed by a vote of holders of 80% of our outstanding voting membership interests.

Q:	What are your primary business activities?

A:

We extend and service commercial loans to small-to-medium sized homebuilders for the purchase of lots and/or the construction of homes thereon. In some circumstances, the lot is purchased with an older home on the lot which is then either removed or rehabilitated. If the home is rehabilitated, the loan is referred to as a “rehab” loan. As we continue to grow our business, we are focusing some of our efforts on our rehab loan program, which we believe in the long run will face less bank competition and have more stable demand than our new construction program. We also extend and service loans for the purchase of lots and undeveloped land and the development of that land into residential building lots. Most of the loans are for “spec homes” or “spec lots,” meaning they are built or developed speculatively (with no specific end-user homeowner in mind). The loans are generally secured, and the collateral is the land, lots, and constructed items thereon, as well as additional collateral, as we deem appropriate. As of December 31, 2024, we had 177 construction loans in 20 states with 61 borrowers and 6 development loans in five states with six borrowers. We intend to continue expanding our lending activity and further diversifying our loan portfolio.

Effective February 15, 2024, the Company completed its acquisition of 339 Justabout Land Co. LLC (“339”), in a transaction valued at $9,122,000. The Company paid cash consideration of $3,000,000 plus the amount of our intercompany debt. The property has since been subdivided into two parcels. One parcel is being developed into lots and are available for home construction (“Phase 1 Lots”) and the other parcel will be developed into a second phase of lots (“Phase 2 Lots”), which should be available for construction early next year (collectively the “339 Lots”).

Q:	What is your experience in this type of lending?

A:

Since 2011, we have extended and serviced commercial loans to small-to-medium sized homebuilders for the purchase of lots and/or the construction of homes thereon. We have also extended rehab loans to homebuilders in instances when the lot has an existing home which is either removed or rehabilitated. We also extend and service loans for the purchase of lots and undeveloped land and the development of that land into residential building lots. We have originated approximately $472,491,000 of loans from December 2011 through 2024. As of December 31, 2024, we had 177 construction loans in 20 states with 61 borrowers and 6 development loans in five states with six borrowers.

Our CEO, Daniel M. Wallach, has been in the housing industry since 1985. For 11 years, he was the Chief Financial Officer of 84 Lumber Company (“84 Lumber”), a multi-billion dollar supplier of building materials to home builders. He also was responsible for 84 Lumber’s lending business for 20 years. During those years, he was responsible for the creation and implementation of many secured lending programs to builders, some of which were performed fully by 84 Lumber, and some of which were performed in partnership with banks. In general, both the creation of all loans and the resolution of defaulted loans were Mr. Wallach’s responsibility, whether the loans were company loans or loans in partnership with banks. Through these programs, he was responsible for the creation of approximately $2,000,000,000 in loans which generated interest spread of $50,000,000 after deducting for loan losses. Through the years, Mr. Wallach managed the development of systems for reducing and managing the risks and losses on defaulted loans. Mr. Wallach also was responsible for 84 Lumber’s unsecured debt to builders, which reached over $300,000,000 at its peak. He also gained experience in securing defaulted unsecured debt.

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Q:	Why will your potential customers want to borrow from you?

A:	While the number of housing starts dropped to historically low levels in 2007, they have been recovering since and there were approximately 1,130,000 new single family homes with construction started in the United States in 2021. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Inflation, Interest Rates, and Housing Starts.” However, during 2025, the housing market in most of the areas in which we do business will likely remain somewhat stable. We believe long term rates are not likely to change much, leading to housing stability. There is a risk if mortgage rates drop that many homeowners in existing low-rate mortgages will decide to “move up” and sell their low mortgage rate home, flooding the market with homes. Offsetting that risk is the fact that they will also increase demand for homes as they will need one to live in. Rents may become less affordable vs. owning a home, which helps our customer. While we don’t anticipate the market flooding to negatively impact us, there is little history to go by and this might cause housing prices to drop steeply, which will hurt our existing loans. Many small-to-medium sized home builders can build homes for customers who have their own financing, but are unable to obtain or supply any or enough of their own financing to build speculative or model homes. The ability to have available either a speculative home or a model home can greatly increase the total number of homes a builder can sell per year, so despite the high cost of providing financing to builders today, we believe that there is a significant demand. Banks, which historically have been the most popular provider of financing for builders, are mostly not in that business today, or are in the business at a reduced level. We believe that this void in supply gives us the opportunity to profit in this niche business of providing financing to small-to-medium sized home builders.

Q:	What is the role of the Board of Managers?

A:	While our CEO and other executive officers are responsible for our day-to-day operations, our board of managers is responsible for governance over our business. Our board of managers is comprised of Daniel M. Wallach, who is also our CEO, and three independent managers, Eric A. Rauscher, Kenneth R. Summers, and Gregory L. Sheldon.

Q:	What kind of offering is this and how many Notes are outstanding?

A:	We are offering up to $70,000,000 in Notes. As of December 31, 2024, we have approximately $19,968,000 of Notes outstanding, consisting of Notes issued pursuant to this offering and our prior offerings. We previously engaged in three public offering of Notes, the most recent of which terminated on September 16, 2022. Notes issued in our prior offerings rank equally to the Notes offered in this offering.

Q:	How are the Notes sold?

A:	The Notes are offered directly by us without an underwriter or placement agent. We may market the Notes by advertisements on the internet, advertisements in local and/or national newspapers, roadway sign advertisements, or through direct mail campaigns and other miscellaneous media in states in which we have properly registered the offering or qualified for an exemption from registration.

Q:	What are the proposed terms of the Notes you are offering?

A:	The Notes will initially be offered with maturities ranging from 12 months to 48 months from the date of issuance. The interest rates will vary within the predetermined interest rate ranges, as described in this prospectus, but annual interest rates as of the date of this prospectus are as follows: 6% for 12-month Notes; 7% for 24-month Notes; 6.5% for 36-month Notes; and 9% for 48-month Notes. Interest will be calculated based on the actual number of days your Note is outstanding. Interest is calculated and compounded monthly based on a 365/366 day year. When you make an investment, your rate will be fixed throughout the duration of your investment.

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Q:	How is the interest rate determined?

A:	From time to time, we will establish the interest rate(s) we are offering for various maturities. By referring to the features (e.g., the maturities and interest rates) which are in effect at the time, you will see the interest rate(s) and maturities we are currently offering. The interest rate offered on the Notes depends on which maturity you select and is subject to a range, as follows:

Note Maturity	Minimum Rate	Ceiling
12-Month	6%	11%
24-Month	7%	11%
36-Month	6%	9%
48-Month	8%	12%

The interest rate on a Note purchased by you is fixed and will not change over the term of the Note.

Q:	What will you do with the proceeds raised from this offering?

A:	If all of the Notes offered by this prospectus are sold, we expect to receive approximately $69,298,000 in net proceeds (after deducting all costs and expenses associated with this offering). We intend to use substantially all of the net proceeds from this offering as follows and in the following order of priority:

●	to make payments on other borrowings, including loans from affiliates;

●	to pay Notes on their scheduled due date and Notes that we are required to redeem early;

●	to make interest payments on the Notes; and

●	to the extent we have remaining net proceeds and adequate cash on hand, to fund any one or more of the following activities:

○	to extend commercial construction loans to homebuilders to build single or multi-family homes, develop lots, or rehabilitate an older home on an existing lot;

○	to make distributions to equity owners, including distributions on our preferred equity;

○	for working capital and other corporate purposes provided, however, no more than 20% of the proceeds will be used for such purposes;

○	to purchase defaulted secured debt from financial institutions at a discount;

○	to purchase defaulted unsecured debt from suppliers to homebuilders at a discount and then secure it with real estate or other collateral;

○	to purchase real estate, in which we will operate our business (one such purchase occurred in February 2017); and

○	to redeem Notes which we have decided to redeem prior to maturity.

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Q:	What is a Note?

A:	A Note is our promise to pay you a specified rate of interest for a specific period of time and to repay your principal investment upon maturity. The Notes are our general unsecured obligations and are subordinate in right of payment to all present and future senior debt. “Subordinated” means that if we are unable to pay our debts as they come due, all of the senior debt would be paid in full first. After the senior debt is paid in full, any remaining money would be used to repay the Notes and other subordinated debt that are equal to the Notes in priority. As of December 31, 2024, we had $23,664,000 in senior debt and approximately $32,801,000 in subordinated debt. We expect to incur debt in the future, including, but not limited to, more senior debt and the Notes offered pursuant to this offering.

Q:	What is an indenture?

A:	As required by United States federal law, the Notes are governed by a document called an “indenture.” An indenture is a contract between us and a trustee. The main role of the trustee is to enforce your rights against us if we are in default of our obligations under the Notes. Defaults are described in this prospectus under “Description of Notes - Events of Default.” There are some limitations on the extent to which the trustee acts on your behalf. These limitations are described in this prospectus under “Description of Notes - Events of Default.”

The Notes are issued under an indenture dated September 16, 2022, between us and U.S. Bank Trust Company, National Association, as trustee. The indenture does not limit the principal amount of debt securities that we may issue under it. The indenture is governed by Delaware law and is qualified under the Trust Indenture Act of 1939.

Q:	Is my investment in the Notes insured or guaranteed?

A:	No, the Notes are:

●	NOT certificates of deposit with an insured financial institution;

●	NOT guaranteed by any depository institution; and

●	NOT insured by the FDIC or any governmental or private insurance fund, or any other person or entity.

The Notes are backed only by the faith and credit of our Company and our operations. You are dependent upon our ability to effectively manage our business to generate sufficient cash flow, including cash flow from our commercial lending activities, for the repayment of principal at maturity and the ongoing payment of interest on the Notes.

Q:	How is interest calculated and paid to me?

A:	Interest will be calculated based on the actual number of days your Note is outstanding. Interest is calculated and compounded monthly based on a 365-day year (366-day in case of a leap year). Interest will be earned daily, and we will pay interest to you monthly or at maturity as you request. If you choose to be paid interest at maturity rather than monthly, the interest will be compounded monthly. If any day on which a payment is due with respect to a Note is not a business day, then you will not be entitled to payment of the amount due until the following business day, and no additional interest will be due as a result of such delay. If you elect to be paid interest monthly, interest on your Note will be paid on the first business day of every month. Your first interest payment date will be the month following the month in which the Note is issued, except that if a new Note is issued within the last 10 days preceding an interest payment date, the first interest payment will be made on the next succeeding interest payment date (i.e., approximately 35-40 days after issuance). No payments under $50 will be made, with any interest payment being accrued to your benefit and earning interest on a monthly compounding basis until the payment due to you is at least $50 on an interest payment date.

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Q:	If I elect to have interest on the Note paid in one lump sum at maturity, can I change my election later?

A:	Yes, we will allow you to change your election so that you receive monthly payments of earned and unpaid interest instead. You should contact us at (302) 752-2688 (30-ASK-ABOUT) or use our website, www.shepherdsfinance.com, to learn the steps you should take to change your election.

Q:	When do the Notes mature?

A:	The Notes will generally mature based on the maturity date you select at the time of purchase, unless the Company chooses to redeem your Note prior to its stated maturity or, in certain circumstances, you require us to redeem your Note prior to its stated maturity.

Q:	May I redeem a Note prior to maturity?

A:

Beginning 180 calendar days after the issuance date, you may request, in writing, that we redeem the Note. Your request, however, is subject to our consent and we may decline your request at our choosing. If we agree to your redemption request, a 180-day interest penalty will be imposed. This means that you will not receive the last 180 days’ worth of interest and, if the accrued and unpaid interest is not sufficient to cover the amount of the penalty, then any remaining amount of the penalty shall be deducted from the principal amount of the Note (i.e., we will subtract the remaining interest penalty from your original investment).

Holders of a Note with a 36-month maturity purchased on or after February 4, 2020 may require us to redeem all or a portion of such Note for a redemption price equal to the principal amount plus an amount equal to the unpaid interest thereon for such Note at the stated rate to the redemption date, subject to certain restrictions primarily related to how much advance notice is provided to us. Furthermore, unless the subordination provisions in the indenture restrict our ability to make the redemption, a holder of a Note may also require us to redeem all or a portion of their Note, regardless of amount and without any interest penalty, for a redemption price equal to the principal amount plus an amount equal to the unpaid interest thereon for such Note at the stated rate to the redemption date, upon one business day’s advance notice to us, but only if the holder immediately upon redemption invests the entirety of the proceeds from such redemption in another Note or another security then-offered by us, if any; provided, however, (i) a holder may only reinvest in another Note with a maturity that is equal to or greater than the period remaining until the maturity date for the Note to be redeemed and (ii) a holder may only reinvest in a Note with a 36-month maturity if the holder is seeking to redeem a Note with a 36-month maturity. The restriction requiring you to wait until 180 days have passed from the issuance of your Note to request a redemption does not apply to the redemptions described in this paragraph. See the “Description of Notes - Additional Redemption Options for Notes with a 36-Month Maturity” section of this prospectus for additional information.

Q:	What happens if I die prior to the maturity date?

A.	At the written request of the executor or administrator of your estate (or if your Note is held jointly with another investor, the joint owner of your Note), we will redeem any Note at any time after death. The redemption price will be equal to the principal amount plus earned but unpaid interest payable on the Note, without any interest penalty. We will seek to honor any such request as soon as reasonably possible based on our cash position at the time and our then current cash needs, but generally within two weeks of the request. It is possible that the subordination provisions in the indenture may restrict our ability to honor your request.

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Q:	Can you force me to redeem my Note?

A:	Yes. At any time, we may call all or a portion of your Note for redemption. We will give you 30 to 60 days’ notice of the mandatory redemption and repay your Note for a price equal to the principal amount plus earned but unpaid interest to the day we repay your Note.

Q:	Are there any JOBS Act considerations?

A.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies. Such exemptions include, among other things, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations relating to executive compensation in proxy statements and periodic reports, and exemptions from the requirement to hold a non-binding advisory vote on executive compensation and obtain shareholder approval of any golden parachute payments not previously approved.

Additionally, under Section 107 of the JOBS Act, an “emerging growth company” may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 for complying with new or revised accounting standards. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we have elected to “opt out” of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards are required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

We will remain an “emerging growth company” until the earliest of (i) the last day of the first fiscal year in which we have total annual gross revenues of $1.235 billion or more, (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement, (iii) the date on which we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act (which would occur if the market value of our common equity held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter), or (iv) the date on which we have, during the preceding three year period, issued more than $1 billion in non-convertible debt.

Q:	What are some of the significant risks of my investment in the Notes?

A:	You should carefully read and consider all risk factors beginning on page 12 of this prospectus prior to investing. A summary of the principal risk factors we face is also contained in the “Summary of Principal Risk Factors” section of this prospectus.

Q:	How do I purchase a Note?

A.	You may purchase a Note from us by visiting our website at www.shepherdsfinance.com and following the instructions under the heading “Investors” and then “Our Investment Process” or by calling (302) 752-2688 (30-ASK-ABOUT) to request a copy of the prospectus along with an investment application. Upon receipt of your application and investment check and the acceptance and posting of your investment, we will send you a confirmation, which describes, among other things, the term, interest rate, and principal amount of your Note.

We reserve the right to reject any investment. Among other reasons, we may reject an investment if the information in your investment application is incorrect or incomplete, or if the interest rate or maturity you have selected has not been offered by us in the past seven calendar days for your desired investment amount at the time we receive your investment documents.

Q:	Whom may I contact for more information?

A:	You can obtain additional copies of this prospectus and review the established features of the Notes at www.shepherdsfinance.com or by calling (302) 752-2688 (30-ASK-ABOUT). However, the information contained on our website is not part of this prospectus. If you have questions about the suitability of an investment in the Notes for you, you should contact your own investment, tax, and other financial advisors.

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PROSPECTUS SUMMARY

This summary highlights selected information, most of which was not otherwise addressed in the “Questions and Answers” section of this prospectus. For more information about us, you should carefully read the entire prospectus, including the section entitled “Risk Factors,” the consolidated financial statements and other consolidated financial data, any related prospectus supplement, and the documents we have referred you to in the “Where You Can Find More Information” section. There will be no trading market for the Notes, so you will not be able to use the money you invest until the maturity or other repayment of the Note. Your right to be repaid prior to maturity is at our sole discretion, except upon your death and except for holders of certain 36-month Notes.

Our Company and Our Business

Our business is focused on commercial lending to participants in the residential construction and development industry. We believe this market is underserved because of the lack of traditional lenders currently participating in the market. We are located in Jacksonville, Florida. We are organized as a Delaware limited liability company and our operations are governed pursuant to our limited liability company agreement.

The commercial loans we extend are secured by mortgages on the underlying real estate. We extend and service commercial loans to small-to-medium sized homebuilders for the purchase of lots and/or the construction of homes thereon. In some circumstances, the lot is purchased with an older home on the lot which is then either removed or rehabilitated. If the home is rehabilitated, the loan is referred to as a “rehab” loan. As we continue to grow our business, we are focusing some of our efforts on our rehab loan program, which we believe in the long run will face less bank competition and have more stable demand than our new construction program. We also extend and service loans for the purchase of lots and undeveloped land and the development of that land into residential building lots. In addition, we may, depending on our cash position and the opportunities available to us, do none, any or all of the following: purchase defaulted unsecured debt from suppliers to homebuilders at a discount (and then secure that debt with real estate or other collateral), purchase defaulted secured debt from financial institutions at a discount, purchase real estate in which we will operate our business (one such purchase occurred in February 2017), and conduct other business related to or in coordination with extending loans to homebuilders and developers. Our investment policies may be amended or changed at any time by our board of managers.

Effective February 15, 2024, the Company completed its acquisition of 339 Justabout Land Co. LLC (“339”), in a transaction valued at $9,122,000. The Company paid cash consideration of $3,000,000 plus the amount of our intercompany debt.

The property has since been subdivided into two parcels. One parcel is being developed into lots and are available for home construction (“Phase 1 Lots”) and the other parcel will be developed into a second phase of lots (“Phase 2 Lots”), which should be available for construction early next year (collectively the “339 Lots”).

We had $48,387,000 and $58,130,000 in loan assets as of December 31, 2024 and 2023, respectively. As of December 31, 2024, we had 177 construction loans in 20 states with 61 borrowers and 6 development loans in five states with six borrowers. As of December 31, 2024, one of the development loans are with a borrower in Pittsburgh, Pennsylvania. We have various sources of capital, detailed below:

(All dollar [$] amounts shown in table in thousands.)	December 31, 2024	December 31, 2023
Capital Source
Purchase and sale agreements and other secured borrowings	$20,359	$21,196
Secured line of credit from affiliates	743	326
Unsecured line of credit (senior)	750	1,160
Unsecured Notes through our Notes Program, gross	19,968	20,854
Other unsecured debt	14,645	10,007
Preferred equity, Series C units	6,430	4,773
Common equity	2,143	1,994

Total	$65,038	$60,310

Economic and Industry Dynamics

We found a niche in the home construction financing industry, to become the lender of choice or secondary lender to residential homebuilders during the absence of sufficient lending at the homebuilder’s local financial institution or community bank. Our customers increase their sales and profits by borrowing from us and, in return we generate positive returns on secured loans we make to them.

Risk and Mitigation

We believe that while creating speculative construction loans is a high-risk venture, the reduction in competition, the differences in our lending versus typical small bank lending, and our loss mitigation techniques will all help this type of lending to continue to be a profitable business.

We engage in various activities to try to mitigate the risks inherent in this type of lending by:

●	Keeping the loan-to-value ratio, or LTV, between 60% and 75% on a portfolio basis, however, individual loans may, from time to time, have a greater LTV;

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●	Generally using deposits from the builder on home construction loans to ensure the completion of the home. Lending losses on defaulted loans are usually a higher percentage when the home is not built, or is only partially built;

●	Having a higher yield than other forms of secured real estate lending;

●	Using interest escrows from our loans;

●	Aggressively working with builders who are in default on their loan before and during foreclosure. This technique generally yields a reduced realized loss; and

●	Market grading. We review all lending markets, analyzing their historic housing start cycles. Then, the current position of housing starts is examined in each market. Markets are classified into volatile, average, or stable, and then graded based on that classification and our opinion of where the market is in its housing cycle. This grading is then used to determine the builder deposit amount, LTV, and how much of the lot purchase the builder is required to fund.

The Offering

Securities Offered	We are offering up to $70,000,000 in aggregate principal amount of our Notes in this public offering (the “Notes Program”). The Notes are governed by an indenture between us and U.S. Bank Trust Company, National Association, as trustee. The Notes will not have the benefit of a sinking fund and will not be guaranteed by the FDIC or any governmental or private insurance fund, or any other person or entity.

Minimum Investment (in whole dollars)	A minimum investment of $500 is required.

Maximum Investment (in whole dollars)	The maximum investment is $1,000,000 per Note, or $1,000,000 in the aggregate per investor, but a higher maximum investment amount may be approved by us on a case-by-case basis.

Interest Rate	Various rates will be offered by us from time to time, which will be impacted by the maturity selected by you (see “Maturity,” below), and will be subject to a range, as follows:

Note Maturity	Minimum Rate	Ceiling
12-Month	6%	11%
24-Month	7%	11%
36-Month	6%	9%
48-Month	8%	12%

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The Notes will initially be offered with maturities ranging from 12 months to 48 months from the date of issuance. The interest rates will vary within the predetermined interest rate ranges, but annual interest rates as of the date of this prospectus are as follows: 6.00% for 12-month Notes; 7.00% for 24-month Notes; 6.50% for 36-month Notes; and 9.00% for 48-month Notes. Interest will be calculated based on the actual number of days your Note is outstanding. Interest is calculated and compounded monthly based on a 365/366 day year. When you make an investment your interest rate will be fixed throughout the duration of your investment.

Payment of Interest	Interest will be calculated based on the actual number of days your Note is outstanding. Interest is calculated and compounded monthly based on a 365/366 day year. Interest will be earned daily, and we will pay interest to you monthly or at maturity as you request. If you choose to be paid interest at maturity rather than monthly, the interest will be compounded monthly. If any day on which a payment is due with respect to a Note is not a business day, then you will not be entitled to payment of the amount due until the following business day, and no additional interest will be due as a result of such delay. If you elect to be paid interest monthly, interest on your Note will be paid on the first business day of every month. Your first interest payment date will be the month following the month in which the Note is issued, except that if a new Note is issued within the last 10 days preceding an interest payment date, the first interest payment will be made on the next succeeding interest payment date (i.e., approximately 35-40 days after issuance). No payments under $50 will be made, with any interest payment being accrued to your benefit and earning interest on a monthly compounding basis until the payment due to you is at least $50 on an interest payment date.

Maturity	Ranging from 12 months to 48 months from the date of issuance.

Redemption by You	Subject to our agreement in our sole discretion, you may request that we redeem a Note purchased by you at any time beginning 180 calendar days after the issuance date, with a 180-day interest penalty. This means that you will not receive the last 180 days’ worth of interest and, if the accrued and unpaid interest is not sufficient to cover the amount of the penalty, then any remaining amount of the interest penalty shall be deducted from the principal amount of the Note (i.e., we will subtract the remaining interest penalty from your original investment).

Holders of a Note with a 36-month maturity purchased on or after February 4, 2020 may require us to redeem all or a portion of such Note for a redemption price equal to the principal amount plus an amount equal to the unpaid interest thereon for such Note at the stated rate to the redemption date, subject to certain restrictions primarily related to how much advance notice is provided to us. Furthermore, unless the subordination provisions in the indenture restrict our ability to make the redemption, a holder of a Note may also require us to redeem all or a portion of their Note, regardless of amount and without any interest penalty, for a redemption price equal to the principal amount plus an amount equal to the unpaid interest thereon for such Note at the stated rate to the redemption date, upon one business day’s advance notice to us, but only if the holder immediately upon redemption invests the entirety of the proceeds from such redemption in another Note or another security then-offered by us, if any; provided, however, (i) a holder may only reinvest in another Note with a maturity that is equal to or greater than the period remaining until the maturity date for the Note to be redeemed and (ii) a holder may only reinvest in a Note with a 36-month maturity if the holder is seeking to redeem a Note with a 36-month maturity. The restriction requiring you to wait until 180 days have passed from the issuance of your Note to request a redemption does not apply to the redemptions described in this paragraph. See the “Description of Notes - Additional Redemption Options for Notes with a 36-Month Maturity” section of this prospectus for additional information.

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Redemption in the Event of Death	Unless the subordination provisions in the indenture restrict our ability to make the redemption, at the written request of the executor or administrator of your estate (or if your Note is jointly held with another investor, at the written request of your joint investor), we will redeem the Note at any time after death for a redemption price equal to the principal amount plus earned but unpaid interest payable on the Note, without any interest penalty. We will seek to honor any such redemption request as soon as reasonably possible, based on our then current cash position and needs, but generally within two weeks of the request.

Redemption by Us	At any time we may call your Note for redemption upon 30 to 60 days’ notice. The redemption price will be equal to the principal amount plus accrued and unpaid interest to the date of the redemption.

Subordination	The Notes are subordinated, in all rights to payment and in all other respects, to all of our senior debt. Senior debt includes, without limitation, all of our bank debt, our secured lines of credit from affiliates, our unsecured line of credit, senior subordinated debt, and any debt we obtain in the future. This means that if we are unable to pay our debts when due, all of the senior debt would be paid first, before any payment would be made on the Notes.

Events of Default	Under the indenture, an event of default is generally defined as (1) a default in the payment of principal or interest on the Notes that is not cured for 30 days, (2) bankruptcy or insolvency, or (3) our failure to comply with provisions of the Notes or the indenture if such failure is not cured or waived within 60 days after the receipt of a specific notice.

Transfer Restrictions	Transfer of a Note is effective only upon the receipt of valid transfer instructions from the Note holder of record.

Trustee	U.S. Bank Trust Company, National Association.

Plan of Distribution	This offering is being conducted directly by us, without any underwriter or placement agent.

Charitable Match Program	We offer a charitable match program for interest payments that you elect to give to a qualifying charity. If you choose to participate in the program and donate all or a portion of your interest payments to charity, when we calculate your interest, we will deduct the percentage of interest you selected and keep track of that amount separate from your information. After interest is calculated for all Note holders at the beginning of December of each year, all of the money for each charity will be totaled up and sent in one check to each charity. Each check will have the name and address of each contributor, and the amount each contributed. Our matching portion will be included in the total check. We will match your interest payment donation up to 10% of your interest.

Risk Factors	See “Risk Factors” beginning on page 12 and other information included in this prospectus and any prospectus supplement for a discussion of factors you should carefully consider before investing in the Notes.

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SUMMARY OF PRINCIPAL RISK FACTORS

Below is a summary of the principal risk factors we face. Please read it carefully and refer to the more detailed descriptions of the risk factors in the “Risk Factors” section of this prospectus.

●	Our Notes are not insured or guaranteed by the FDIC or any third party, so repayment of your Note depends upon our equity (which may be limited at times), our experience, the collateral securing our loans, and our ability to manage our business and generate adequate cash flows.

●	The Notes are risky speculative investments. Therefore, you should not invest in the Notes unless you are able to afford the loss of your entire investment.

●	There will not be any market for the Notes, so you should only purchase them if you do not have any need for your money prior to the maturity of the Note.

●	You will not have the benefit of an independent review of the terms of the Notes, the prospectus, or our Company as is customarily performed in underwritten offerings.

●	We have the right to pay your investment back to you before the stated maturity of your investment. If we do, you may not be able to reinvest the proceeds at comparable rates and you will stop earning interest on your investment.

●	Our business is not industry-diversified. The United States economy experienced a slow recovery after the significant downturn in the homebuilding industry beginning in 2007, which was one of the worst credit and liquidity crises since the 1930s. Deterioration in the homebuilding industry or economic conditions, including as a result of COVID-19, could decrease demand and pricing for new homes and residential home lots. A decline in housing values similar to the national downturn in the real estate market that began in 2007 would have a negative impact on our business. Smaller value declines will also have a negative impact on our business. These factors may decrease the likelihood we will be able to generate enough cash to repay the Notes.

●	Currently, we are reliant on a single developer and homebuilder, the Hoskins Group, who is concentrated in the Pittsburgh, Pennsylvania market, for a significant portion of our revenues and a portion of our capital. Our second largest customer is in the Orlando, Florida market and is also a significant portion of our portfolio.

●	Most of our assets are commercial construction loans to homebuilders and/or developers which are a higher than average credit risk, and therefore could expose us to higher rates of loan defaults, which could impact our ability to repay amounts owed to you.

●	If we lose or are unable to hire or retain key personnel, we may be delayed or unable to implement our business plan, which would adversely affect our ability to repay the Notes.

●	We have entered into loan purchase and sale agreements with third parties to sell them portions of some of our loans. This increases our leverage. While the agreements are intended to increase our profitability, large loan losses and/or idle cash could actually reduce our profitability, which could impair our ability to pay principal and/or interest on the Notes.

●	Management has broad discretion over the use of proceeds from this offering, and it is possible that the funds will not be used effectively to generate enough cash for payment of principal and interest on the Notes.

●	If a large number of our current and prospective borrowers are unable to repay their loans within a normal average number of months, we will experience a significant reduction in our income and liquidity, and may not be able to repay the Notes as they become due.

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●	We depend on the availability of significant sources of credit to meet our liquidity needs and our failure to maintain these sources of credit could materially and adversely affect our liquidity in the future.

●	We have unfunded commitments to builders as of December 31, 2024. If every builder borrowed every amount allowed (which would mean all of their homes were complete) and no builders paid us back, we would need to fund that amount. While some of that amount would automatically come from our loan purchase and sale agreements, the rest would have to come from our Notes Program and/or our lines of credit. Therefore, we may not have the ability to fund our commitments to builders.

●	We have a significant amount of debt and expect to incur a significant amount of additional debt in the future, including issuance of the Notes, which will subject us to increased risk of loss. Our present and future senior debt may make it difficult to repay the Notes.

●	Payment on the Notes is subordinate to the payment of our outstanding present and future senior debt, if any. Since there is no limit to the amount of senior debt we may incur, our present and future senior debt may make it difficult to repay the Notes.

●	Our operations are not subject to the stringent banking regulatory requirements designed to protect investors, so repayment of your investment is completely dependent upon our successful operation of our business.

●	Our Chief Executive Officer (who is also on our board of managers) will face conflicts of interest as a result of the secured lines of credit made to us, which could result in actions that are not in the best interests of our Note holders.

●	The indenture and terms of our Notes do not restrict our use of leverage. A relatively small loss can cause over leveraged companies to suffer a material adverse change in their financial position. If this happened to us, it may make it difficult to repay the Notes.

RISK FACTORS

Our operations and your investment in the Notes are subject to a number of risks. You should carefully read and consider these risks, together with all other information in this prospectus, before you decide to buy the Notes. If any of these risks occur in the future, our business, consolidated financial condition, operating results, and cash flows and our ability to repay the Notes could be materially adversely affected.

Risks Related to Our Offering and Business

Our Notes are not insured or guaranteed by the FDIC or any third party, so repayment of your Note depends upon our equity (which may be limited at times), our experience, the collateral securing our loans, and our ability to manage our business and generate adequate cash flows.

Our Notes are not certificates of deposit or similar obligations or guaranteed by any depository institution and are not insured by the FDIC or any governmental or private insurance fund, or any other entity. Therefore, you are dependent upon our ability to manage our business and generate adequate cash flows. If we are unable to generate sufficient cash flow to repay our debts, you could lose your entire investment.

The Notes are risky speculative investments. Therefore, you should not invest in the Notes unless you are able to afford the loss of your entire investment.

The Notes may not be a suitable investment for you, and we advise you to consult with your investment, tax, and other professional financial advisors prior to deciding whether to invest in the Notes. The characteristics of the Notes, including the maturity and interest rate, may not satisfy your investment objectives. The Notes may not be a suitable investment for you based on your ability to withstand a loss of interest or principal or other aspects of your financial situation, including your income, net worth, financial needs, investment risk profile, return objectives, investment experience, and other factors. Before deciding whether to purchase Notes, you should consider your investment allocation with respect to the amount of your contemplated investment in the Notes in relation to your other investments and the diversity of those holdings. If you cannot afford to lose all of your investment, you should not invest in these Notes.

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There will not be any market for the Notes, so you should only purchase them if you do not have any need for your money prior to the maturity of the Note.

The Notes are not listed on a national securities exchange or authorized for quotation on the Nasdaq stock market, or any securities exchange. The Notes do not have a CUSIP identification number. There is no trading market for the Notes. It is unlikely that the Notes will be able to be used as collateral for a loan. Except as described elsewhere in this prospectus, you have no right to require redemption of the Notes. You should only purchase these Notes if you do not have the need for your money prior to the maturity of the Note.

You will not have the benefit of an independent review of the terms of the Notes, the prospectus, or our Company as is customarily performed in underwritten offerings.

The Notes are being offered by our Executive Vice President of Operations without an underwriter or placement agent. Therefore, you will not have the benefit of an independent review of the terms of the Notes, the prospectus, or our Company. Accordingly, you should consult your investment, tax, and other professional financial advisors prior to deciding whether to invest in the Notes.

Our business is not industry-diversified. Deterioration in the homebuilding industry or economic conditions, including as a result of pandemics, could decrease demand and pricing for new homes and residential home lots. A decline in housing values similar to the national downturn in the real estate market that began in 2007 would have a negative impact on our business. Smaller value declines will also have a negative impact on our business. These factors may decrease the likelihood we will be able to generate enough cash to repay the Notes.

Developers and homebuilders to whom we may make loans use the proceeds of our loans to develop raw land into residential home lots and construct homes. The developers obtain the money to repay our development loans by selling the residential home lots to homebuilders or individuals who will build single-family residences on the lots, or by obtaining replacement financing from other lenders. A developer’s ability to repay our loans is based primarily on the amount of money generated by the developer’s sale of its inventory of single-family residential lots. Homebuilders obtain the money to repay our loans by selling the homes they construct or by obtaining replacement financing from other lenders, and thus, the homebuilders’ ability to repay our loans is based primarily on the amount of money generated by the sale of such homes.

The homebuilding industry is cyclical and is significantly affected by changes in industry conditions, as well as in general and local economic conditions, such as:

●	employment level and job growth;

●	demographic trends, including population increases and decreases and household formation;

●	availability of financing for homebuyers;

●	interest rates;

●	affordability of homes;

●	consumer confidence;

●	levels of new and existing homes for sale, including foreclosed homes and homes held by investors and speculators; and

●	housing demand generally.

These conditions may occur on a national scale or may affect some of the regions or markets in which we operate more than others.

We generally lend a percentage of the values of the homes and lots. These values are determined shortly prior to the lending. If the values of homes and lots in markets in which we lend drop fast enough to cause the builders losses that are greater than their equity in the property, we will be forced to liquidate the loan in a fashion which will cause us to lose money. If these losses when combined and added to our other expenses are greater than our revenue from interest charged to our customers, we will lose money overall, which will hurt our ability to pay interest and principal on the Notes. Values are typically affected by demand for homes, which can change due to many factors, including but not limited to, demographics, interest rates, the overall economy, which can be impacted by outbreaks of communicable illnesses, cost of building materials and labor, availability of financing for end-users, inventory of homes available and governmental action or inaction. If there is a tightening of the credit markets, it would be more difficult for potential homeowners to obtain financing to purchase homes. If housing prices decline or sales in the housing market decline, our customers may have a hard time selling their homes at a profit. This could cause the amount of defaulted loans that we will own to increase. An increase in defaulted loans would reduce our revenue and could lead to losses on our loans. A decline in housing prices will further increase our losses on defaulted loans. If the amount of defaulted loans or the loss per defaulted loan is large enough, we will operate at a loss, which will decrease our equity. This could cause us to become insolvent, and we will not be able to pay back Note holders’ principal and interest on the Notes.

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The homebuilding industry could experience adverse conditions, and the industry’s implementation of strategies in response to such conditions may not be successful.

The United States homebuilding industry experienced a significant downturn beginning in 2007. During the downturn, many homebuilders focused on generating positive operating cash flow, resizing and reshaping their product for a more price-conscious consumer and adjusting finished new home inventories to meet demand, and did so in many cases by significantly reducing the new home prices and increasing the level of sales incentives. Notwithstanding these strategies, homebuilders continued to experience an elevated rate of sales contract cancelations, as many of the factors that affect new sales and cancelation rates are beyond the control of the homebuilding industry. Although the homebuilding industry has experienced positive gains over the last decade, there can be no assurance that these gains will continue, or if there is a negative impact on the homebuilding industry’s expectations for future home sales. The homebuilding industry could suffer similar, or worse, adverse conditions in the future. Decreases in new home sales would increase the likelihood of defaults on our loans and, consequently, reduce our ability to repay Note holders’ principal and interest on the Notes.

We have $48,387,000 of loan assets, net as of December 31, 2024. A 35% reduction in total collateral value would reduce our earnings and net worth by $3,316,000. Larger reductions would result in lower earnings and lower net worth.

As of December 31, 2024, we had $48,387,000 of loan assets, net on our books. These assets are recorded on our balance sheet at the lower of the loan amount or the value of the collateral after deduction for expected selling expenses. A reduction in the value of the underlying collateral could result in significant losses. A 35% reduction, for instance, would result in a $3,316,000 loss. Accordingly, our business is subject to the risk of a loss of a portion of our Note holders’ investments if such a reduction were to occur.

We have $3,134,000 of development loan assets as of December 31, 2024, which unlike our construction loans, are long term loans. This longer duration as well as the nature of collateral (raw ground and lots) creates more risk for that portion of our portfolio.

We have $3,134,000 development loan assets as of December 31, 2024. Development loans are riskier than construction loans for two reasons: the duration of the loan and the nature of the collateral. The duration (being three to five years as compared to generally less than one year on construction loans) allows for a greater period of time during which the collateral value could decrease. Also, the collateral value of development loans is more likely to change in greater percentages than that of built homes. For example, during a 70% reduction in housing starts, newly completed homes still have value, but lots may be worthless. This added risk to this portion of our portfolio adds risk to our investors as our net worth would be significantly impacted by losses.

We have $13,529,000 of real estate investments as of December 31, 2024. A 35% reduction in our real estate investments would reduce our earnings and net worth by $4,783,000. Larger reductions would result in lower earnings and lower net worth.

As of December 31, 2024, we had $13,529,000 of real estate investments on our books. These assets are recorded on our balance sheet at cost. A reduction in the value could result in significant losses. A 35% reduction, for instance, would result in a $4,783,000 loss. Accordingly, our business is subject to the risk of a loss of a portion of our Note holders’ investments if such a reduction were to occur.

Currently, we are reliant on a single developer and homebuilder, the Hoskins Group, who is concentrated in the Pittsburgh, Pennsylvania market, for a significant portion of our revenues and a portion of our capital. Our second largest customer is in the Orlando, Florida market and is also a significant portion of our portfolio.

As of December 31, 2024, 20% of our outstanding loan commitments consisted of loans made to Benjamin Marcus Homes, LLC and Investor’s Mark Acquisitions, LLC, both of which are owned by Mark Hoskins (collectively both parties are referred to herein as the “Hoskins Group”). We refer to the loans to the Hoskins Group as the “Pennsylvania Loans.” The Hoskins Group is concentrated in the Pittsburgh, Pennsylvania market.

Currently, we are reliant upon a single developer and homebuilder who is concentrated in a single city, for a significant portion of our revenues and a portion of our capital. Any event of bankruptcy, insolvency, or general downturn in the business of this developer and homebuilder or in the Pittsburgh housing market generally will have a substantial adverse financial impact on our business and our ability to pay back Note holders’ investments in the Notes in the long term. Adverse conditions affecting the local housing market could include, but are not limited to, declines in new housing starts, declines in new home prices, declines in new home sales, increases in the supply of available building lots or built homes available for sale, increases in unemployment, and unfavorable demographic changes. One of our independent managers, Gregory L. Sheldon, also lends money to the Hoskins Group and, consequently, Mr. Sheldon may face conflicts of interest in the advice that he provides to us, including if any such adverse condition were to materialize.

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In addition, as of December 31, 2024, 4% of our outstanding loan commitments consisted of loans made to our second largest customer, in Orlando, Florida.

We have foreclosed assets as of December 31, 2024, which unlike our loans, are recorded on our balance sheet at the value of the collateral, net of estimated selling expenses.

We have foreclosed assets as of December 31, 2024. A reduction in the value of the underlying collateral of our foreclosed assets could result in significant losses. For example, a 35% reduction in the value of the underlying collateral (net of estimated selling expenses) would result in a $475,000 loss. Our business is subject to an increased risk of not being able to repay our Note Holders’ investments in a timely manner if such a reduction were to occur.

Changes in mortgage interest rates, reductions in mortgage availability, or increases in other costs of home ownership could prevent potential customers from buying new homes and adversely affect our business and financial results.

An increase in mortgage rates could reduce the value of the homes that our customers sell. A decrease in mortgage rates could also reduce the value of the homes that our customers sell, as it could cause a flood of resale homes to hit the market. Other changes could also make it more difficult for our customers to sell homes, including but not limited to reduced mortgage availability, increases in taxes, and increases in other cost of home ownership. These factors increase the likelihood of defaults on our loans, which would adversely affect our business and consolidated financial results.

Most of our assets are commercial construction loans to homebuilders and/or developers which are a higher-than-average credit risk, and therefore could expose us to higher rates of loan defaults, which could impact our ability to repay amounts owed to Note holders.

Our primary business is extending commercial construction loans to homebuilders, along with some loans for land development. These loans are considered higher risk because the ability to repay depends on the homebuilder’s ability to sell a newly built home. These homes typically are not sold by the homebuilder prior to commencement of construction. Therefore, we may have a higher risk of loan default among our customers than other commercial lending companies. If we suffer increased loan defaults in any given period, our operations could be materially adversely affected, and we may have difficulty making our principal and interest payments on the Notes.

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Our underwriting standards and procedures are more lenient than conventional lenders.

We invest in loans with borrowers who will not be required to meet the credit standards of conventional mortgage lenders, which is riskier than investing in loans made to borrowers who are required to meet those higher credit standards. Because we generally approve loans more quickly than some other lenders or providers of capital, there may be a risk that the due diligence we perform as part of our underwriting procedures will not reveal the need for additional precautions. If so, the interest rate that we charge and the collateral that we require may not adequately protect us or generate adequate returns for the risk undertaken.

If we lose or are unable to hire or retain key personnel, we may be delayed or unable to implement our business plan, which would adversely affect our ability to repay the Notes.

We do not have an employment agreement with any of our employees and cannot guarantee that they will remain affiliated with us. Although we have purchased key person life insurance on our Chief Executive Officer, we do not have key person insurance on any of our other employees. If any of our key employees were to cease their affiliation with us, our consolidated operating results could suffer. We believe that our future success depends, in part, upon our ability to hire and retain additional personnel. We cannot assure our investors that we will be successful in attracting and retaining such personnel, which could hinder our ability to implement our business plan.

Employee misconduct could harm us by subjecting us to monetary loss, significant legal liability, regulatory scrutiny, and reputational harm.

Our reputation is critical to maintaining and developing relationships with our existing and potential customers and third parties with whom we do business. There is a risk that our employees could engage in misconduct that adversely affects our business. For example, if an employee were to engage - or be accused of engaging - in illegal or suspicious activities including fraud or theft, we could suffer direct losses from the activity, and in addition we could be subject to regulatory sanctions and suffer serious harm to our reputation, financial condition, customer relationships, and ability to attract future customers or employees. Employee misconduct could prompt regulators to allege or to determine based upon such misconduct that we have not established adequate supervisory systems and procedures to inform employees of applicable rules or to detect and deter violations of such rules. It is not always possible to deter employee misconduct, and the precautions we take to detect and prevent misconduct may not be effective in all cases. Misconduct by our employees, or even unsubstantiated allegations of misconduct, could result in a material adverse effect on our reputation and our business.

A failure in, or breach of, our operational or security systems or infrastructure, or those of our third-party vendors, including as a result of cyber-attacks, could disrupt our business, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs, and cause losses.

We rely heavily on communications and information systems to conduct our business. Information security risks for our business have generally increased in recent years in part because of the proliferation of new technologies; the use of the Internet and telecommunications technologies to process, transmit, and store electronic information, including the management and support of a variety of business processes, including financial transactions and records, personally identifiable information, and customer and investor data; and the increased sophistication and activities of organized crime, hackers, terrorists, activists, and other external parties. As customer, public, and regulatory expectations regarding operational and information security have increased, our operating systems and infrastructure must continue to be safeguarded and monitored for potential failures, disruptions, and breakdowns. Certain of our software and technology systems have been developed internally and may be vulnerable to unauthorized access or disclosure. Our business, financial, accounting, and data processing systems, or other operating systems and facilities, may stop operating properly or become disabled or damaged as a result of a number of factors, including events that are wholly or partially beyond our control. For example, there could be electrical or telecommunication outages; natural disasters such as earthquakes, tornadoes, and hurricanes; disease pandemics; events arising from local or larger scale political or social matters, including terrorist acts; and, as described below, cyber-attacks.

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Our business relies on its digital technologies, computer and email systems, software, and networks to conduct its operations. Although we have information security procedures and controls in place, our technologies, systems, and networks and, because the nature of our business involves the receipt and retention of personal information about our customers, our customers’ personal accounts may become the target of cyber-attacks or information security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss, or destruction of our customers’, or other third parties’ confidential information. Third parties with whom we do business or who facilitate our business activities, including intermediaries or vendors that provide service or security solutions for our operations, and other third parties, could also be sources of operational and information security risk to us, including breakdowns or failures of their own systems or capacity constraints. In addition, hardware, software, or applications we develop or procure from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information security.

While we have disaster recovery and other policies and procedures designed to prevent or limit the effect of the failure, interruption, or security breach of our information systems, there can be no assurance that any such failures, interruptions, or security breaches will not occur or, if they do occur, that they will be adequately addressed. Our risk and exposure to these matters remain heightened because of the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of our controls, processes, and practices designed to protect our systems, computers, software, data, and networks from attack, damage, or unauthorized access remain a focus for us. As threats continue to evolve, we may be required to expend additional resources to continue to modify or enhance our protective measures or to investigate and remediate information security vulnerabilities. Disruptions or failures in the physical infrastructure or operating systems that support our business and customers, or cyber-attacks or security breaches of the networks or systems, could result in regulatory fines, penalties or intervention, reputation damage, reimbursement or other compensation costs, and/or additional compliance costs, any of which could have a material effect on our results of operations or financial condition. Furthermore, if such attacks are not detected immediately, their effect could be compounded.

We are susceptible to customer fraud which includes among other things wires and ACHs and could cause us to suffer losses on our loan portfolio.

Because most of our customers do not publicly report their financial condition and therefore typically are not required to be audited on a regular basis, we are susceptible to a customer’s fraud, which could cause us to suffer losses on our loan portfolio. The failure of a customer to accurately report its financial position, compliance with loan covenants, or eligibility for additional borrowings could result in our providing loans that do not meet our underwriting criteria, defaults in loan payments, and the loss of some or all of the principal of a particular loan or loans. Customer fraud can come in other forms, including but not limited to fraudulent invoices for work done, appraisal fraud, and fraud related to inspections done by third parties.

We have entered into loan purchase and sale agreements with third parties to sell them portions of some of our loans. This increases our leverage. While the agreements are intended to increase our profitability, large credit losses and/or idle cash could actually reduce our profitability, which could impair our ability to pay principal and/or interest on the Notes.

The loan purchase and sale agreements we entered have allowed us to increase our loan assets and debt. If loans that we create have significant losses, the benefit of larger balances can be outweighed by the additional credit losses. Also, while these transactions are booked as secured financing, they are not lines of credit. Accordingly, we will have increased our loan balances without increasing our lines of credit, which can cause a decrease in liquidity. One solution to this liquidity problem is having idle cash for liquidity, which then could reduce our profitability. If either of these problems is persistent and/or significant, our ability to pay interest and principal on our Notes may be impaired.

Management has broad discretion over the use of proceeds from this offering, and it is possible that the funds will not be used effectively to generate enough cash for payment of principal and interest on the Notes.

We expect to use the proceeds from this offering for purposes detailed in the “Questions and Answers” and “Use of Proceeds” sections. Because no specific allocation of the proceeds is required in the indenture, our management will have broad discretion in determining how the proceeds of the offering will be used.

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Additional competition may decrease our profitability, which would adversely affect our ability to repay the Notes.

We may experience increased competition for business from other companies and financial institutions that are willing to extend the same types of loans that we extend at lower interest rates and/or fees. These competitors also may have substantially greater resources, lower cost of funds, and a better-established market presence. If these companies increase their marketing efforts to our market niche of borrowers, or if additional competitors enter our markets, we may be forced to reduce our interest rates and fees in order to maintain or expand our market share. Any reduction in our interest rates, interest income, or fees could have an adverse impact on our profitability and our ability to repay the Notes.

Our real estate loans are illiquid, which could restrict our ability to respond rapidly to changes in economic conditions.

The real estate loans we currently hold and intend to extend are illiquid. As a result, our ability to sell under-performing loans in our portfolio or respond to changes in economic, financial, investment, and other conditions may be very limited. We cannot predict whether we will be able to sell any real estate loan for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a loan. The relative illiquidity of our loan assets may impair our ability to generate sufficient cash to make required interest and principal payments on the Notes.

Our systems and procedures might be inadequate to handle our potential growth. Failure to successfully improve our systems and procedures would adversely affect our ability to repay the Notes.

We may experience growth that could place a significant strain upon our operational systems and procedures. Initially, all of our computer systems used electronic spreadsheets, and we utilized other methods that a small company would use. During 2021 and 2022, we added loan and production documentation systems which many banks use to produce closing documents for loans. If any of these systems fail, they could have a material adverse effect on our business, financial condition, results of operations, and, ultimately, our ability to repay principal and interest on the Notes.

If we do not meet the requirements to maintain effective internal controls over financial reporting, our ability to raise new capital will be harmed.

If we do not maintain effective internal controls over our financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, then it could result in delaying future SEC filings or future offerings. If future SEC filings or future offerings are delayed, it could have an extreme negative impact on our cash flow causing us to default on our obligations, including on the Notes.

We are required to devote resources to comply with various provisions of the Sarbanes-Oxley Act, including Section 404 relating to internal controls testing, and this may reduce the resources we have available to focus on our core business.

Pursuant to Section 404 of the Sarbanes-Oxley Act and the related rules adopted by the SEC and the Public Company Accounting Oversight Board, or PCAOB, our management is required to report on the effectiveness of our internal controls over financial reporting. We may encounter problems or delays in completing any changes necessary to our internal controls over financial reporting. Among other things, we may not be able to conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. Any failure to comply with the various requirements of the Sarbanes-Oxley Act may require significant management time and expenses and divert attention or resources away from our core business. In addition, we may encounter problems or delays in completing the implementation of any requested improvements provided by our independent registered public accounting firm.

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We are subject to risk of significant losses on our loans because we do not require our borrowers to insure the title of their collateral for our loans.

It is customary for lenders extending loans secured by real estate to require the borrower to provide title insurance with minimum coverage amounts set by the lender. We do not require most of our homebuilders to provide title insurance on their collateral for our loans to them. This represents an additional risk to us as the lender. The homebuilder may have a title problem which normally would be covered by insurance, but may result in a loss on the loan because insurance proceeds are not available.

The collateral securing our real estate loans may not be sufficient to pay back the principal amount in the event of a default by the borrowers.

In the event of default, our real estate loan investments are generally dependent entirely on the loan collateral to recover our investment. Our loan collateral consists primarily of a mortgage on the underlying property. In the event of a default, we may not be able to recover the premises promptly and the proceeds we receive upon sale of the property may be adversely affected by risks generally related to interests in real property, including changes in general or local economic conditions and/or specific industry segments, declines in real estate values, increases in interest rates, real estate tax rates and other operating expenses including energy costs, changes in governmental rules, regulations and fiscal policies (including environmental legislation), acts of God, and other factors which are beyond our or our borrowers’ control. Current market conditions may reduce the proceeds we are able to receive in the event of a foreclosure on our collateral. Our remedies with respect to the loan collateral may not provide us with a recovery adequate to recover our investment.

If a large number of our current and prospective borrowers are unable to repay their loans within a normal average number of months, we will experience a significant reduction in our income and liquidity and may not be able to repay the Notes as they become due.

Construction loans that we extend are expected to be repaid in a normal average number of months, typically nine months, depending on the size of the loan. Development loans are expected to last for many years. We have interest paid on a monthly basis, but also charge a fee which will be earned over the life of the loan. If these loans are repaid over a longer period of time, the amount of income that we receive on these loans expressed as a percentage of the outstanding loan amount will be reduced, and fewer loans with new fees will be able to be made, since the cash will not be available. This will reduce our income as a percentage of the Notes, and if this percentage is significantly reduced it could impair our ability to pay principal and interest on the Notes.

Our cost of funds is substantially higher than that of banks.

Because we do not offer FDIC insurance, and because we want to grow our Notes Program faster than most banks want to grow their CD base, our Notes offer significantly higher rates than bank CDs. Our cost of funds is higher than banks’ cost of funds due to, among other factors, the higher rate that we pay on our Notes and other sources of financing. This may make it more difficult for us to compete against banks when they re-join our niche lending market in large numbers. This could result in losses which could impair or eliminate our ability to pay interest and principal on our outstanding Notes.

We are subject to the general market risks associated with real estate construction and development.

Our financial performance depends on the successful construction and/or development and sale of the homes and real estate parcels that serve as security for the loans we make to homebuilders and developers. As a result, we are subject to the general market risks of real estate construction and development, including weather conditions, the price and availability of materials used in construction of homes and development of lots, environmental liabilities and zoning laws, and numerous other factors that may materially and adversely affect the success of the projects.

Our operations are not subject to the stringent banking regulatory requirements designed to protect investors, so repayment of Note holders’ investments is completely dependent upon our successful operation of our business.

Our operations are not subject to the stringent regulatory requirements imposed upon the operations of commercial banks, savings banks, and thrift institutions, and are not subject to periodic compliance examinations by federal or state banking regulators. For example, we will not be well diversified in our product risk, and we cannot benefit from government programs designed to protect regulated financial institutions. Therefore, an investment in our Notes does not have the regulatory protections that the holder of a demand account or a certificate of deposit at a bank does. The return on any Notes purchased by a Note holder is completely dependent upon our successful operations of our business. To the extent that we do not successfully operate our business, our ability to pay interest and principal on the Notes will be impaired.

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We have the right to pay your investment back to you before the stated maturity of your investment. If we do, you may not be able to reinvest the proceeds at comparable rates and you will stop earning interest on your investment.

At any time, we may redeem all or a portion of the outstanding Notes purchased by you prior to their maturity. In the event we redeem any part or all of your Notes early, you would have the risk of reinvesting the proceeds at the then-current market rates, which may be higher or lower.

We are an “emerging growth company” under the federal securities laws and are subject to reduced public company reporting requirements.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies.

We will remain an “emerging growth company” until the earliest of (1) the last day of the first fiscal year in which we have total annual gross revenues of $1.235 billion or more, (2) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement, (3) the date on which we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act (which would occur if the market value of our common equity held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter, and we have been publicly reporting for at least 12 months), or (4) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Under the JOBS Act, emerging growth companies are not required to (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting, pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with new requirements adopted by the PCAOB which require mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor must provide additional information about the audit and the issuer’s financial statements, (3) comply with new audit rules adopted by the PCAOB after April 5, 2012 (unless the SEC determines otherwise), (4) provide certain disclosures relating to executive compensation generally required for larger public companies, or (5) hold shareholder advisory votes on executive compensation.

Additionally, the JOBS Act provides that an “emerging growth company” may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we have elected to “opt out” of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

We are exposed to risk of environmental liabilities with respect to properties of which we take title. Any resulting environmental remediation expense may reduce our ability to repay the Notes.

In the course of our business, we foreclose and take title to real estate that could be subject to environmental liabilities. We also have invested in several real estate projects. We may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation and clean-up costs incurred by these parties in connection with environmental contamination or may be required to investigate or clean up hazardous or toxic substances or chemical release at any property. The costs associated with investigation or remediation activities could be substantial. In addition, as the owner or former owner of a contaminated site, we may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from the property. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity, and results of operations could be materially and adversely affected.

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We are exposed to risks associated with residential real estate development and construction which may reduce our ability to repay the Notes.

Real estate development and construction, including homebuilding activities, entail risks that may adversely impact our results of operations, cash flows and financial condition, including:

●	general market conditions;

●	construction delays or cost overruns, which may increase project development costs;

●	labor costs and shortages of skilled labor, particularly as a result of the recent low unemployment rate;

●	supply chain disruptions and material shortages;

●	current or potentially new and rapidly evolving tariffs or quotas;

●	claims for construction defects after property has been developed, including claims by purchasers and property owners’ associations, and claims for construction defects arising from third-party contractors;

●	the discovery of hazardous or toxic substances, or other environmental, culturally-sensitive, or related issues;

●	weather-related and geological interference, including hurricanes, landslides, earthquakes, floods, drought, wildfires and other events, which may result in delays or increased costs;

●	an inability to obtain required governmental permits and authorizations;

●	compliance with building codes and other local regulations;

●	unavailability of raw materials when needed, which may result in project delays, stoppages or interruptions, which may make the project less profitable; and

●	insufficient infrastructure capacity or availability (e.g., water, sewer and roads) to serve the needs of our projects;

Persons investing the assets of employee benefit plans, qualified retirement plans, IRAs, and other tax-favored benefit accounts should consider the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and related risks of investing in the Notes.

ERISA Section 406 and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions that involve (i) a pension, 401(k), or other qualified retirement plan or employee benefit plan subject to ERISA (“plan”), or a tax-favored benefit account such as an individual retirement account or annuity, Archer MSA, health savings account, or Coverdell education savings account (“account”), and (ii) any person who is a “party-in-interest” or “disqualified person” with respect to such a plan or account. Consequently, the fiduciary of a plan or owner of an account contemplating an investment in the Notes should consider whether we, any other person associated with the issuance of the Notes, or any of our or their affiliates, is or might become a “party-in-interest” or “disqualified person” with respect to the plan or account and, if so, whether an exemption from such prohibited transaction rules is applicable.

In addition, if you are investing the assets of an individual retirement account or annuity (“IRA”) or a qualified or nonqualified pension or retirement plan, you should satisfy yourself that your investment (i) is consistent with your fiduciary obligations under ERISA and other applicable law, (ii) is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy, and (iii) satisfies any prudence and diversification requirements that may apply under ERISA or other applicable law. You should also determine that your investment will not impair the liquidity of the plan’s trust or the IRA and will not produce UBTI for the plan’s trust or the IRA; or, if it does produce UBTI, that the purchase and holding of the Notes is still consistent with your fiduciary obligations. You should also satisfy yourself that you will be able to value the assets of the plan annually or as otherwise required by ERISA or other applicable law.

For further discussion of issues and risks associated with an investment in the Notes by plans, IRAs and other accounts, see the “Certain Employee Benefit Plan Considerations” section of this prospectus.

We may become subject to greater liability due to changing regulations and laws regarding cybersecurity, which could materially adversely effect our business, operations, results of operations and profitability

Regulators have been imposing new data privacy and security requirements, including new and greater monetary fines for privacy violations. These laws and regulations may be broad in scope and subject to evolving interpretations and increasing enforcement, and we may incur costs to monitor compliance and alter our practices. Moreover, certain new and existing data privacy laws and regulations could diverge and conflict with each other in certain respects, which makes compliance increasingly difficult. Complying with new regulatory requirements could require us to incur substantial expenses or require us to change our business practices, either of which could harm our business. As regulators have become increasingly focused on information security, data collection and use and privacy, we may be required to devote significant additional resources to modify and enhance our information security controls and to identify and remediate vulnerabilities, which could adversely impact our results of operations and profitability. Any compromise or breach of our systems could result in adverse publicity, harm our reputation, lead to claims against us and affect our relationships with our service providers or other third parties, any of which could have a material adverse effect on our business, operations, results of operations and profitability.

Risks Related to Conflicts of Interest

Our CEO (who is also on our board of managers) will face conflicts of interest as a result of the secured lines of credit made to us, which could result in actions that are not in the best interests of our Note holders.

We have two lines of credit from Daniel M. Wallach (our CEO and chairman of the board of managers) and his affiliates. The first line of credit has a maximum principal borrowing amount of $1,250,000 and is payable to Mr. Wallach and his wife, Joyce S. Wallach, as tenants by the entirety (the “Wallach LOC”). The second line of credit has a maximum principal borrowing amount of $250,000 and is payable to the 2007 Daniel M. Wallach Legacy Trust (the “Wallach Trust LOC,” and together with the Wallach LOC, the “Wallach Affiliate LOCs”).

As of December 31, 2024, there was $0 outstanding pursuant to the Wallach Trust LOC, with availability on that line of credit of $250,000, there was $743,000 outstanding pursuant to the Wallach LOC, with remaining availability on that line of credit of $507,000. The interest rates on the Wallach Affiliate LOCs generally equal the prime rate plus 3% and were 10.50% as of December 31, 2024.

The Wallach Affiliate LOCs are collateralized by a lien against all of our assets. The Notes are subordinated in right of payment to all secured debt, including these Wallach Affiliate LOCs. Pursuant to the promissory note for each Wallach Affiliate LOCs, the lenders have the option of funding any amount up to the face amount of the note, in the lender’s sole and absolute discretion. Therefore, Mr. Wallach will face conflicts of interest in deciding whether and when to exercise any rights pursuant to the Wallach Affiliate LOCs, respectively. If Mr. Wallach exercises the rights to collect on the collateral upon a default by us, we could lose some or all of our assets, which could have a negative effect on our ability to repay the Notes.

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As a result of his large equity ownership in the Company, our CEO will face a conflict of interest in deciding the number of distributions to equity owners, which could result in actions that are not in the best interests of Note holders.

As of December 31, 2024, our CEO (who is also on the board of managers) beneficially owned 78.2% of the common equity of the Company. He and his wife’s parents also own 21.07% and 3.23% of our Series C cumulative preferred units outstanding as of December 31, 2024. Since the Company is taxed as a partnership for federal income tax purposes, all profits and losses flow through to the equity owners. Therefore, Mr. Wallach and his affiliated equity owners of the Company will be motivated to distribute profits to the equity owners on an annual basis, rather than retain earnings in the Company for Company purposes. There is currently no limit in the indenture or otherwise on the amount of funds that may be distributed by the Company to its equity owners. If substantial funds are distributed to the equity owners, the liquidity and capital resources of the Company will be reduced and our ability to repay the Notes may be negatively impacted.

Some of our employees and managers may face conflicts of interest as a result of their and their relatives’ investment in the Notes, which could result in actions that are not in the best interests of our Note holders.

Employees, managers, members, and relatives of managers and members have invested in the Notes, in the aggregate amount of $7,186,000 as of December 31, 2024. While investment in the Notes by our affiliates may align their interests with those of other Note holders, it could also create conflicts of interest by influencing those employees’ or managers’ actions during times of financial difficulties. For example, the fact that certain of our managers hold Notes, and the value of Notes they hold, could influence their decision to redeem Notes at a time o times when it would be prudent to use our cash resources to build capital, pay down other outstanding obligations, or grow our business. There may be other situations not presently foreseeable in which the ownership of Notes by related persons may create conflicts of interest. These conflicts of interest could result in action or inaction by management that is adverse to other holders of the Notes.

We have three lines of credit from affiliates which allow us to incur a significant amount of secured debt. These lines are collateralized by a lien against all of our assets. Our purchase and sale agreements function as secured debt as well. We expect to incur a significant amount of additional debt in the future, including issuance of the Notes, which will subject us to increased risk of loss.

As of December 31, 2024, we had $743,000 secured debt outstanding on our senior debt lines of credit from affiliates of $2,500,000 and the capacity to sell portions of many loans under the terms of our loan purchase and sale agreements. The affiliate loans are collateralized by a lien against all of our assets. The loan purchase and sale agreements and other secured debt are with third parties and are collateralized by loans. The affiliate loans are collateralized by a lien against all of our assets. The loan purchase and sale agreements and other secured debt are with third parties and are collateralized by loans. In addition, we expect to incur a significant amount of additional debt in the future, including issuance of the Notes, borrowing under credit facilities and other arrangements. The Notes will be subordinated in the right of payment to all secured debt, including the affiliate loans. Therefore, in the event of a default on the secured debt, affiliates of our Company, including Mr. Wallach, have the right to receive payment ahead of Note holders, as do other secured debt holders, such as the loan purchasers under the purchase and sale agreements. Accordingly, our business is subject to an increased risk of a total loss of our Note holders’ investments if we are unable to repay all of our secured debt.

Risks Related to Liquidity

We depend on the availability of significant sources of credit to meet our liquidity needs and our failure to maintain these sources of credit could materially and adversely affect our liquidity in the future.

We plan to maintain our loan purchase and sale agreements and our lines of credit from affiliates so that we may draw funds when necessary to meet our obligation to redeem maturing Notes, pay interest on the Notes, meet our commitments to lend money to our customers, and for other general corporate purposes. Certain features of the loan purchase and sale agreements with third parties have added liquidity and flexibility, which have lessened the need for the lines of credit from affiliates. If we fail to maintain liquidity through our loan purchase and sale agreements and lines of credit for any reason, including a potential negative impact to the credit markets as a result of an outbreak of a communicable illness such as COVID-19, we will be more dependent on the proceeds from the Notes for our continued liquidity. If the sale of the Notes is significantly reduced or delayed for any reason and we fail to obtain or renew a line of credit, or we default on any of our lines of credit, then our ability to meet our obligations, including our Note obligations, could be materially adversely affected, and we may not have enough cash to pay back Note holders’ investments.

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In addition, the borrowing capacity on two of our lines of credit is based on the amount outstanding on the underlying collateral loans. If we are unable to find suitable investment opportunities, we may not be able to replace the underlying collateral loans with new loans and, in such a situation, the borrowing capacity on those lines of credit would be reduced. Also, the failure to maintain an active line of credit (and therefore using cash for liquidity instead of a borrowing line) will reduce our earnings, because we will be paying interest on the Notes, while we are holding cash instead of reducing our borrowings.

We have unfunded commitments to builders as of December 31, 2024. If every builder borrowed every amount allowed (which would mean all their homes were complete) and no builders paid us back, we would need to fund that amount. While some of that amount would automatically come from our loan purchase and sale agreements, the rest would have to come from our Notes Program and/or our lines of credit. Therefore, we may not have the ability to fund our commitments to builders.

As of December 31, 2024, we have $22,515,000 unfunded commitments to builders. If every builder borrowed every amount allowed and no builders repaid us, then we would need to fund that amount. Lines of credit, loan purchase and sale agreements, payoffs from builders, and immediate investments in our Notes may not be enough to fund our commitments to builders as they become payable. If we default on these obligations, then we may face any one or more of the following: a higher default rate, lawsuits brought by customers, an eventual lack of business from borrowers, missed principal and interest payments to Note holders and holders of other debt, and a lack of desire for investors to invest in our Notes Program. Therefore, we could default on our repayment obligations to our Note Holders.

We have one secured lines of credit which expires in 2025, and the unsecured portion of one of those lines of credit also expires in 2025. Failure of those lines to renew could strain our ability to pay other obligations.

We have a $1,325,000 line of credit (the “Shuman LOC”). As of December 31, 2024, the amount outstanding under the Shuman LOC was $125,000 which is due in July 2025. We also have a $7,000,000 line of credit (the “Judith Swanson LOC”), a portion of which is unsecured (the “Unsecured Judith Swanson LOC”). The balances on Judith Swanson LOC that were secured and unsecured as of December 31, 2024, were $6,000,000 and $1,000,000 respectively. As of December 31, 2024, the Judith Swanson LOC are due March 2026, of which $4,000,000 is due July 2026 and the remaining balance is due November, 2026. If we are unable to renegotiate or extend these lines of credit, then we may default on one or both of those lines of credit. Therefore, we could default on repayment obligations to some of our debt holders, including our Note holders.

We have a significant amount of debt and expect to incur a significant amount of additional debt in the future, including the issuance of the Notes, which will subject us to an increased risk of loss. Our present and future senior debt may make it difficult to repay the Notes.

We have a significant amount of debt and expect to incur a significant amount of additional debt in the future. As of December 31, 2024, we have approximately $56,315,000 of debt, net of deferred financing costs. Our primary sources of debt include our lines of credit, loan purchase and sale agreements, and the Notes. As of December 31, 2024, we have a total outstanding balance of $9,833,000 on our lines of credit and approximately $10,918,000 on our loan purchase and sale agreements.

We also have the capacity to sell portions of many loans under the terms of our loan purchase and sale agreements. The loan purchase and sale agreements and other secured debt are with third parties and all but one of the lines of credit are collateralized by loans that we have issued to builders. The Notes are subordinate and junior in priority to all of our senior debt and senior subordinated debt, and equal to any and all non-senior debt, including other Notes. There are no restrictions in the indenture regarding the amount of senior debt or other indebtedness that we may incur.

As of December 31, 2024, we had approximately $6,736,000 in Notes coming due by December 2025, and we cannot be certain whether we will be able to fund those Notes upon maturity. Upon the maturity of our senior debt, by lapses of time, acceleration or otherwise, the holders of our senior debt have first right to receive payment, in full, prior to any payments being made to a Note holder or to other non-senior debt. Therefore, upon such maturity of our senior debt Note holders would only be repaid in full if the senior debt is satisfied first and, following satisfaction of the senior debt, if there is an amount sufficient to fully satisfy all amounts owed under the Notes and any other non-senior debt.

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In addition, we expect to incur a significant amount of additional debt in the future, including issuance of the Notes, borrowing under credit facilities, and other arrangements. The Notes will be subordinated in right of payment to all secured debt, including the Wallach Affiliate LOCs, a line of credit has a maximum principal borrowing amount of $1,000,000 and is payable to William Myrick, our former Partner (the “Myrick LOC”), loan purchase and sale agreements, the senior subordinated note discussed in the prior paragraph, and the line of credit discussed in the prior paragraph. Therefore, in the event of a default on the secured debt, affiliates of our Company, including Mr. Wallach, have the right to receive payment ahead of Note holders, as do other secured debt holders, such as the loan purchasers under the loan purchase and sale agreements. Accordingly, our business is subject to increased risk of a total loss of a Noteholder’s investment if we are unable to repay all of our secured debt.

If the proceeds from the issuance of the Notes exceed the cash flow needed to fund the desirable business opportunities that are identified, we may not be able to invest all of the funds in a manner that generates sufficient income to pay the interest and principal on the Notes.

Our ability to pay interest on our debt, including the Notes, pay our expenses, and cover credit losses is dependent upon the interest and fee income we receive from loans extended to our customers. If we are not able to lend to a sufficient number of customers at high enough interest rates, we may not have enough interest and fee income to meet our obligations, which could impair our ability to pay interest and principal on the Notes. If money brought in from new Notes and from repayments of loans from our customers exceeds our short-term obligations such as expenses, Notes interest and redemptions, and line of credit principal and interest, then it is likely to be held as cash, which will have a lower return than the interest rate we are paying on the Notes. This will lower earnings and may cause losses which could impair our ability to repay the principal and interest on the Notes.

Increases in interest rates would increase the amount of debt payments under the Wallach Affiliate LOCs and Myrick LOC which could impair our ability to repay the principal and interest on the Notes.

The interest rate under the Wallach Affiliate LOCs and Myrick LOC is generally equal to the prime rate plus three percent. Increases in interest rates will increase the applicable prime rate and therefore, the interest rate under the Wallach Affiliate LOCs and the Myrick LOC will increase. An increase in the interest rate would increase the amount of debt payments under the Wallach Affiliate LOCs and the Myrick LOC which would reduce our cash flows and may impair our ability to repay the principal and interest on the Notes.

We incurred indebtedness secured by our office property, which may result in foreclosure.

The debt incurred by us in connection with our office property is secured by a mortgage. If we default on our secured indebtedness, the lender may foreclose and the entire investment in the office property could be lost, which could adversely affect our ability to repay the principal and interest on the Notes.

The indenture does not contain the type of covenants restricting our actions, such as restrictions on creating senior debt, paying distributions to our owners, merging, recapitalizing, and/or entering into highly leveraged transactions. The indenture does not contain provisions requiring early payment of Notes in the event we suffer a material adverse change in our business or fail to meet certain financial standards. Therefore, the indenture provides very little protection of Note holders’ investments.

The Notes do not have the benefit of extensive covenants. The covenants in the indenture are not designed to protect Note holders’ investments if there is a material adverse change in our consolidated financial condition, results of operations, or cash flows. For example, the indenture does not contain any restrictions on our ability to create or incur senior debt or other debt to pay distributions to our equity holders, including our Chief Executive Officer and our former Partner. It also does not contain any financial covenants (such as a fixed charge coverage or a minimum amount of equity) to help ensure our ability to pay interest and principal on the Notes. The indenture does not contain provisions that permit Note holders to require that we redeem the Notes if there is a takeover, recapitalization or similar restructuring. In addition, the indenture does not contain covenants specifically designed to protect Note holders if we engage in a highly leveraged transaction. Therefore, the indenture provides very little protection of Note holders’ investments.

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Payment on the Notes is subordinate to the payment of our outstanding present and future senior debt, if any. Since there is no limit to the amount of senior debt we may incur, our present and future senior debt may make it difficult to repay the Notes.

Our loan purchase and sale agreements and secured lines of credit with third-parties also function as senior debt. The balance on those loan purchase and sale agreements and other secured debt, net of deferred financing costs was $10,918,000 on December 31, 2024, and is expected to grow in the future. In addition, we have $750,000 in senior unsecured lines of credits which were fully drawn as of December 31, 2024. We also have senior subordinated notes which are senior to the Notes of $1,812,000 as of December 31, 2024. The Notes are subordinate and junior in priority to any and all of our senior debt and senior subordinated debt, and equal to any and all non-senior debt, including other Notes. The Notes are senior to junior subordinated notes. There are no restrictions in the indenture regarding the amount of senior debt or other indebtedness that we may incur. Upon the maturity of our senior debt, by lapse of time, acceleration or otherwise, the holders of our senior debt have first right to receive payment, in full, prior to any payments being made to a Note holder or to other non-senior debt. Therefore, upon such maturity of our senior debt Note holders would only be repaid in full if the senior debt is satisfied first and, following satisfaction of the senior debt, if there is an amount sufficient to fully satisfy all amounts owed under the Notes and any other non-senior debt.

Additional competition for investment dollars may decrease our liquidity, which would adversely affect our ability to repay the Notes.

We could experience increased competition for investment dollars from other companies and financial institutions that are willing to offer higher interest rates. We may be forced to increase our interest rates in order to maintain or increase the issuance of Notes. Any increase in our interest rates could have an adverse impact on our liquidity and our ability to meet a debt covenant under any future lines of credit obtained and/or to repay the Notes.

If we are unable to meet our Note maturity and redemption obligations, and we are unable to obtain additional financing or other sources of capital, we may be forced to sell off our operating assets or we might be forced to cease our operations and Note holders could lose some or all of their investment.

Our Notes have maturities ranging from one year to four years. In addition, holders of our Notes may request redemption upon death and we would be obligated to fulfill such redemption request. Holders of a 36-month Note may request redemption at any time and, subject to certain limitations, we would be obligated to fulfill such redemption request. We intend to pay our Note maturity and redemption obligations using our normal cash sources, such as collections on our loans to customers, as well as proceeds from the Notes Program. We may experience periods in which our Note maturity and redemption obligations are high. Since our loans are generally repaid when our borrower sells a real estate asset, our operations and other sources of funds may not provide sufficient available cash flow to meet our continued Note maturity and redemption obligations. While we have secured lines of credit from affiliates of up to $2,500,000 with $743,000 borrowed as of December 31, 2024, our affiliates are not obligated to fund our borrowing requests. For all of these reasons we may be substantially reliant upon the net offering proceeds we receive from the Notes Program to pay these obligations. If we are unable to repay or redeem the principal amount of the Notes when due, and we are unable to obtain additional financing or other sources of capital, we may be forced to sell off our operating assets or we might be forced to cease our operations and Note holders could lose some or all of their investment.

There is no “early warning” on the Notes if we perform poorly. Only interest and principal payment defaults on the Notes can trigger a default on the Notes prior to a bankruptcy.

There are a limited number of performance covenants to be maintained under the Notes and/or the indenture. Therefore, no “early warning” of a possible default by us exists. Under the indenture, only (i) the non-payment of interest and/or principal on the Notes by us when payments are due, (ii) our bankruptcy or insolvency, or (iii) a failure to comply with provisions of the Notes or the indenture (if such failure is not cured or waived within 60 days after receipt of a specific notice) could cause a default to occur.

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Note holders do not have the opportunity to evaluate our investments before they are made.

We intend to use the net offering proceeds in accordance with the “Use of Proceeds” section of our prospectus, including investment in secured real estate loans for the acquisition and development of parcels of real property as single-family residential lots and/or the construction of single-family homes. Since we have not identified any investments that we will make with the net proceeds of this offering, we are generally unable to provide Note holders with information to evaluate the potential investments we may make with the net offering proceeds before purchasing the Notes. Note holders must rely on our management to evaluate our investment opportunities, and we are subject to the risk that our management may not be able to achieve our objectives, may make unwise decisions, or may make decisions that are not in our best interest.

Because we require a substantial amount of cash to service our debt, we may not be able to pay our obligations under the Notes.

To service our total indebtedness, we require a significant amount of cash. Our ability to generate cash depends on many factors, including our successful financial and operating performance. We cannot assure Note holders that our business plans will succeed or that we will achieve our anticipated financial results, which may prevent us from being able to pay our obligations under the Notes .

The indenture and terms of our Notes do not restrict our use of leverage. A relatively small loss can cause overleveraged companies to suffer a material adverse change in their financial position. If this happened to us, it may make it difficult to repay the Notes.

Financial institutions which are federally insured typically have 8-12% of their total assets in equity. A reduction in their loan assets due to losses of 2% reduces their equity by roughly 20%. We had 18% and 12% of our loan assets, net in equity as of December 31, 2024 and 2023, respectively. If we allow our assets to increase without increasing our equity, we could have a much lower equity as a percentage of assets than we have today, which would increase our risk of non-payment on the Notes. Note holders have no structural mechanism to protect them from this action and rely solely on us to keep equity at a satisfactory ratio.

We expect to be substantially reliant upon the net offering proceeds we receive from the sale of our Notes to meet principal and interest obligations on previously issued Notes.

We intend to use the net offering proceeds from the sale of Notes to, among other things, make payments on other borrowings, fund redemption obligations, make interest payments on the Notes, and to run our business to the extent that other sources of liquidity from our operations (e.g., repayment of loans we have previously extended to our customers) and our credit lines are inadequate. However, these other sources of liquidity are subject to risks. Our operations alone may not produce a sufficient return on investment to repay interest and principal on our outstanding Notes. We may not be able to obtain an additional line of credit when needed or retain one or more of our existing lines of credit. We may not be able to attract new investors, have sufficient loan repayments, or have sufficient borrowing capacity when we need additional funds to repay principal and interest on our outstanding Notes or redeem our outstanding Notes. If any of these things occur, our liquidity and capital needs may be severely affected, and we may be forced to sell off our loan receivables and other operating assets, or we may be forced to cease our operations.

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If we default in our Note payment obligations, the indenture agreements provide that the trustee could accelerate all payments due under the Notes, which would further negatively affect our consolidated financial position and cash flows.

Our obligations with respect to the Notes are governed by the terms of indenture agreements with U.S. Bank Trust Company, National Association as trustee. Under the indentures, in addition to other possible events of default, if we fail to make a payment of principal or interest under any Note and this failure is not cured within 30 days, then we will be deemed in default. Upon such a default, the trustee or holders of 25% in principal of the outstanding Notes could declare all principal and accrued interest immediately due and payable. If our total assets do not cover these payment obligations, then we would most likely be unable to make all payments under the Notes when due, and we might be forced to cease our operations.

There is no sinking fund to ensure repayment of the Notes at maturity, so Note holders are totally reliant upon our ability to generate adequate cash flows.

We do not contribute funds to a separate account, commonly known as a sinking fund, to repay the Notes upon maturity. Because funds are not set aside periodically for the repayment of the Notes over their respective terms, Note holders must rely on our consolidated cash flows from operations, investing and financing activities and other sources of financing for repayment, such as funds from sale of the Notes, loan repayments, and other borrowings. To the extent cash flows from operations and other sources are not sufficient to repay the Notes, the Note holders may lose all or part of your investment.

If we have a large number of repayments on the Notes, whether because of maturity or redemption, we may be unable to make such repayments.

We are obligated to redeem a Note without any interest penalty (i) upon the death of an investor, if requested by the executor or administrator of the investor’s estate (or if the Note is held jointly, by the surviving joint investor), and (ii) subject to certain limitations, upon request by an investor holding a 36-month Note issued on or after February 4, 2020. Such redemption requests are not subject to our consent but are subject to restrictions in the indenture. We may be faced with a large number of such redemption requests at one time. We are also required to repay all of the Notes upon their maturity. If the amounts of those repayments are too high, and we cannot offset them with loan repayments, secure new financing, or issue additional Notes, we may not have the liquidity to repay the investments.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the federal securities laws. Words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “continue,” “predict,” or other similar words identify forward-looking statements. Forward-looking statements appear in a number of places in this prospectus, including without limitation, “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” and include statements regarding our intent, belief or current expectation about, among other things, trends affecting the markets in which we operate, our business, financial condition and growth strategies. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth below, as well as general economic, business and market conditions (including without limitation changes in the political and economic climate, economic conditions and fiscal imbalances in the United States, and other major developments, including wars, natural disasters, epidemics and pandemics, including the outbreak of novel coronavirus, military actions, and terrorist attacks), changes in federal and local laws and regulations, and increased competitive pressures. In addition, actual results may differ materially from those predicted in the forward-looking statements as a result of various factors, including but not limited to those set forth in the “Risk Factors” section of this prospectus.

If any of the events described in “Risk Factors” occur, they could have an adverse effect on our business, financial condition, and results of operations. When considering forward-looking statements, you should keep these risk factors, as well as the other cautionary statements in this prospectus in mind. You should not place undue reliance on any forward-looking statement. We are not obligated to update forward-looking statements.

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USE OF PROCEEDS

(All dollar [$] amounts shown in thousands.)

The net proceeds we receive from this offering will be equal to the amount of the Notes we sell, less our offering expenses. If we sell the maximum offering amount of the Notes, which is $70,000, we estimate that we will incur approximately $702 in initial expenses and our net proceeds will be approximately $69,298.

We receive cash proceeds in varying amounts from time to time as the Notes are sold. A number of factors prevent us from precisely calculating the allocation of proceeds. The amount and timing from inflows depend on the sale of Notes, our customer loan repayments, and our borrowing capacity. Further, the Notes have varying maturities and dates of issuance, which make it impossible to predict with any accuracy how much of the proceeds will be used to redeem the Notes in any given year. We also cannot predict how many Notes will be sold or the amount of interest expense that will be incurred. For these reasons, we cannot provide any specific allocation of proceeds we will use for any particular purpose. However, we intend to use substantially all of the net offering proceeds as follows, in the following order of priority:

●	to make payments on other borrowings, including loans from affiliates;

●	to pay Notes on their scheduled due date and Notes that we are required to redeem early;

●	to make interest payments on the Notes; and

●	to the extent we have remaining net proceeds and adequate cash on hand, to fund any one or more of the following activities:

○	to extend commercial construction loans to homebuilders to build single or multi-family homes, develop lots, or rehabilitate an older home on an existing lot;
○	to make distributions to equity owners, including distributions on our preferred equity;
○	for working capital and other corporate purposes provided, however, no more than 20% of the proceeds will be used for such purposes;
○	to purchase defaulted secured debt from financial institutions at a discount;
○	to purchase defaulted unsecured debt from suppliers to homebuilders at a discount and then secure it with real estate or other collateral;
○	to purchase real estate, which we will operate our business in (one such purchase occurred in February 2017); and
○	to redeem Notes which we have decided to redeem prior to maturity.

There is no minimum number or amount of the Notes that we must sell to receive and use the proceeds from the sale of the Notes, and we cannot assure you that all or any portion of the Notes will be sold. In the event that we do not raise sufficient proceeds from our offerings of Notes, we could curtail the amount of funds we loan to our customers, or we could wrap up operations and pay back our debt, including the Notes. This might result in the Notes being paid back early. Please see “Risk Factors - Risks Related to Liquidity - We expect to be substantially reliant upon the net offering proceeds we receive from the sale of our Notes to meet principal and interest obligations on previously issued Notes,” “Risk Factors - Risks Related to Liquidity - There is no sinking fund to ensure repayment of the Notes at maturity, so Note holders are totally reliant upon our ability to generate adequate cash flows,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources.”

BUSINESS

Overview

Our business is focused on commercial lending to participants in the residential construction and development industry. We believe this market is underserved because of the lack of traditional lenders currently fully participating in the market. We were originally formed as a Pennsylvania limited liability company on May 10, 2007. To meet our business objectives, we changed our name to Shepherd’s Finance, LLC on December 2, 2011. We converted to a Delaware limited liability company on March 29, 2012. We are located in Jacksonville, Florida. Our operations are governed pursuant to our limited liability company agreement. We have an internet website at www.shepherdsfinance.com. We are not incorporating by reference into this report any material from our website. The reference to our website is an inactive textual reference to the uniform resource locator (URL) and is for reference only.

We are the sole member of two consolidating subsidiaries, Shepherd’s Stable Investments, LLC and 339 Just about Land Company. The Company operates pursuant to its Second Amended and Restated Limited Liability Company Agreement effective as of March 16, 2017, and as subsequently amended.

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We began commercial lending to residential homebuilders in late 2011. Our current loan portfolio is described more fully in this section under the sub heading “Commercial Construction and Development Loans.” Our board of managers is comprised of Daniel M. Wallach and three independent managers - Eric A. Rauscher, Kenneth R. Summers, and Gregory L. Sheldon. Our officers are responsible for our day-to-day operations, while the board of managers is responsible for overseeing our business.

The commercial loans we extend are secured by mortgages on the underlying real estate. We extend and service commercial loans to small-to-medium sized homebuilders for the purchase of lots and/or the construction of homes thereon. In some circumstances, the lot is purchased with an older home on the lot which is then either removed or rehabilitated. If the home is rehabilitated, the loan is referred to as a “rehab” loan. We also extend and service loans for the purchase of lots and undeveloped land and the development of that land into residential building lots. In addition, we may, depending on our cash position and the opportunities available to us, do neither or either of the following: purchase defaulted unsecured debt from suppliers to homebuilders at a discount (and then secure that debt with real estate or other collateral), and purchase defaulted secured debt from financial institutions at a discount.

Our Chief Executive Officer (“CEO”), Mr. Wallach, has been in the housing industry since 1985. He was the Chief Financial Officer of a multi-billion-dollar supplier of building materials to home builders for 13 years. He also was responsible for that company’s lending business for over 20 years. During those years, he was responsible for the creation and implementation of many secured lending programs to builders. Some of these were performed fully by that company, and some were performed in partnership with banks. In general, the creation of all loans, and the resolution of defaulted loans, was his responsibility, whether the loans were company loans or loans in partnership with banks. Through these programs, he was responsible for the creation of approximately $2,000,000,000 in loans which generated interest spread of $50,000,000, after deducting for credit losses. Through the years, he managed the development of systems for reducing and managing the risks and losses on defaulted loans. Mr. Wallach also was responsible for that company’s unsecured debt to builders, which reached over $300,000,000 at its peak. He also gained experience in securing defaulted unsecured debt.

In addition, our Executive Vice President of Operations, Barbara L. Harshman, has 19 years of experience in this type of lending. Our Chief Financial Officer (“CFO”), Catherine Leslie, has 19 years of SEC registrant accounting experience and over seven years of experience in this industry. Our Executive Vice President of Sales, Mark Reynolds, was appointed in April 2021 and has over 22 years of experience in the construction finance industry. Our Executive Vice President of Lending Operations, Thomas Spatola, has over 35 years of experience in the banking industry including secondary marketing, mortgage banking, consumer, commercial and builder/consumer construction lending.

We had $48,387,000 and $58,130,000 in loan assets as of December 31, 2024 and 2023, respectively. As of December 31, 2023 and 2022, respectively, we had 177 and 225 construction loans in 20 and 20 states with 61 and 62 borrowers. As of December 31, 2024 and 2023, respectively, we had 6 and 11 development loans in five and six states with six and nine borrowers. We have various sources of capital, detailed below:

(All dollar [$] amounts shown in table in thousands.)	December 31, 2024	December 31, 2023
Capital Source
Purchase and sale agreements and other secured borrowings	$20,359	$21,196
Secured lines of credit from affiliates	743	326
Unsecured line of credit (senior)	750	1,160
Unsecured Notes through our Notes Program, gross	19,968	20,854
Other unsecured debt	14,645	10,007
Preferred equity, Series C units	6,430	4,773
Common equity	2,143	1,994

Total	$65,038	$60,310

For additional information related to the loan purchase and sale agreements and the lines of credit, please see “- Debt Summary and Sources of Liquidity” below.

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Investment Objectives and Opportunity

Background and Strategy

Finance markets are highly fragmented, with numerous large, mid-size, and small lenders and investment companies, such as banks, savings and loan associations, credit unions, insurance companies, and institutional lenders, all competing for investment opportunities. Many of these market participants experienced losses, as a result of the housing market (which started to decline in 2006, reached its bottom in 2008, improved through early 2022, then declined through most of 2023, and since has been relatively stable nationally), and their participation in lending in it. As a result of credit losses and restrictive government oversight, financial institutions are not participating in this market to the extent they had before the 2008 credit crisis. Nonregulated builder focused lenders (of which we are one) have increased their presence since 2008. Our goal is not to be the customer’s only source of commercial lending, but an extra, more user and capital-friendly piece of their financing.

Our loans are marketed by lending representatives who work for us and are driven to maintain long-term customer relationships. Compensation for loan originators is focused on the profitability of loans originated, not simply the volume of loans originated.

Our efforts are designed to create a loan portfolio that includes some or all of the following investment characteristics: (i) provides current income; (ii) is well-secured by residential real estate; (iii) is short term in nature; and (iv) provides high interest spreads.

Our investment policies may be amended or changed at any time by our board of managers. In the years ahead, we plan on maintaining or growing our current level of lending, increasing our geographic diversity, growing our rehab lending program, and improving our financial performance. We may be adding systems and people to accomplish these goals.

As we continue to grow our business, we are focusing some of our efforts on our rehab program, which we believe in the long run will face less bank competition and have more stable demand than our new construction program.

We engage in various activities to try to mitigate the risks inherent in this type of lending by:

●	Keeping the loan-to-value ratio (“LTV”) between 60% and 75% on a portfolio basis, however, individual loans may, from time to time, have a greater LTV;

●	Generally using deposits from the builder on home construction loans to ensure the completion of the home. Lending losses on defaulted loans are usually a higher percentage when the home is not built, or is only partially built;

●	Having a higher yield than other forms of secured real estate lending;

●	Using interest escrows for some of our loans;

●	Aggressively working with builders who are in default on their loan before and during foreclosure. This technique generally yields a reduced realized loss; and

●	Market grading. We review all lending markets, analyzing their historic housing start cycles. Then, the current position of housing starts is examined in each market. Markets are classified into volatile, average, or stable, and then graded based on that classification and our opinion of where the market is in its housing cycle. This grading is then used to determine the builder deposit amount, LTV, and how much of the lot purchase the builder is required to fund.

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The following table contains items that we believe differentiate us from our competitors:

Item	Our Methods	Comments
Lending Regulation	We follow various state and federal laws but are not regulated and controlled by bank examiners from the government. We follow best practices we have learned through our experience, some of which are required of banks.	For instance, banks are not required to buy title insurance by law, but typically banks do purchase title insurance for the properties on which they lend. We generally do not, as it is very difficult to collect on title policies. Instead, we use title searches to protect our interests.

FDIC Insurance	We do not offer FDIC insurance to our unsecured Notes investors.	Our yield to our customers, and our cost of funds, is typically higher than that of most banks. We charge our borrowers higher interest rates than do most banks. We also save money by not paying for FDIC insurance.

Capital Structure	Typically, our unsecured Notes offered through our Notes Program are due in one to four years, or when the Note matures.	This results in liquidity risk (i.e., funding borrowing requests or maturities of debt). Our assets typically turnover much quicker (about 4 times faster) than our average unsecured debt does, and our unsecured debt is mostly prepayable. These items help keep liquidity stable.

Community Reinvestment Act (CRA)(1)	We do not participate in the CRA.	Our sole purpose in making each individual loan is to maximize our returns while maintaining proper risk management.

Leverage	We try to maintain a 15% ratio of equity (including redeemable preferred equity) to loan assets.	Our equity to loan assets, net ratio was 17.8% as of December 31, 2024. The higher the percentage, the more potential losses the company can absorb without impacting debt holders.

Product Diversification	We generally make loans to builders to purchase lots and/or to construct or rehab homes.	We have extensive experience in our field.

Geographic Diversity	We lend in 20 states as of December 31, 2024.	We believe that this geographic diversity helps in down markets, as not all housing markets decrease at the same rate and time.

Governmental Bailouts	Most likely not eligible.	We are not likely to be eligible for bank bailouts, which have happened periodically. We maintain a better leverage ratio to counter this.

Underwriting	We focus on items that, in our experience, tend to predict risk.	These items include using collateral, controlling LTVs, controlling the number of loans in one subdivision, underwriting appraisals, conducting property inspections, and maintaining certain files and documents similar to those that a bank might maintain.

(1)	The CRA subjects a bank who receives FDIC insurance to regulatory assessment to determine if the bank meets the credit needs of its entire community, and to consider that determination in its evaluation of any application made by the bank for, among other things, approval of the acquisition or establishment of a bank branch.

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Lines of Business

Our efforts are designed to create a loan portfolio that includes some or all of the following investment characteristics: (i) provides current income; (ii) is well-secured by residential real estate; (iii) is short term in nature; and (iv) provides high interest spreads. While we primarily provide commercial construction loans to homebuilders (for residential real estate), we may also purchase defaulted unsecured debt from suppliers to homebuilders at a discount (and then secure that debt with real estate or other collateral), purchase defaulted secured debt from financial institutions at a discount, and purchase real estate in which we will operate our business.

Our investment policies may be amended or changed at any time by our board of managers.

Commercial Construction Loans to Homebuilders

We extend and service commercial loans to small-to-medium sized homebuilders for the purchase of lots and/or the construction of homes thereon. Our customers generally benefit from doing business with us not just because they are able to sell additional homes (which we finance), but because, as they build additional homes, they are able to increase sales of homes that are built as contracted homes, where the eventual home owner obtains the loan. Builders generally have more success selling homes when a model or spec home is available for customers to see. We also extend and service loans for the purchase of undeveloped land and the development of that land into residential building lots. In addition, we lend money to purchase and rehabilitate older existing homes. Most of the loans are for “spec homes” or “spec lots,” meaning they are built or developed speculatively (with no specific end-user home owner in mind).

In a typical home construction transaction, a homebuilder obtains a loan to purchase a lot and build a home on that lot. In some cases, the builder has a contract with a customer to purchase the home upon its completion. In other cases, the home is built as a spec home, but the homebuilder believes it will sell before or shortly after completion, and therefore, building the home before it is under contract will increase the homebuilder’s sales and profitability. The builder may also believe that the construction of a spec home will increase the number of contract sales the homebuilder will have in a given year, as it may be easier to sell contract homes when the customer can see the builder’s work in the spec home. In some cases, these speculatively built homes are constructed with the intention to keep them as a model for a period of time, to increase contract sales, and then be sold. These are called model homes. While we may lend to a homebuilder for any of these types of new construction homes, through December 31, 2024, about 65% of our construction loans have been spec homes and 35% have been contracts.

In a typical rehab transaction, we fund all of the purchase price, and then all or a portion of the cost to complete the project. In some circumstances, we are unable to see the inside of the home prior to closing, so we assume that anything from drywall to completion needs to be redone, as well as what we can see from the outside. Because we are flexible in our need to see the inside of the home, and we only use experienced builders as customers for this type of lending, we believe that this differentiates us from banks.

We fund the loans that we originate using available cash resources that are generated primarily from borrowings, our loan purchase and sale agreements, proceeds from the fixed rate subordinated notes (“Notes”) offered pursuant to our public offering (“Notes Program”), equity, and net operating cash flow. We intend to continue funding loans we originate using the same sources.

There is a seasonal aspect to home construction, and this affects our monthly cash flow. In general, since the home construction loans, we made will last less than a year on average and we are geographically diverse, the seasonality impact is somewhat mitigated.

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Generally, our real estate loans are secured by one or more of the following:

●	the parcels of land to be developed;

●	finished lots;

●	new or rehabbed single-family homes; and/or

●	in most cases, personal guarantees of the principals of the borrower entity.

Most of our lending is based on the following general policies:

Customer Type	Small-to-Medium Size Homebuilders
Loan Type	Commercial
Loan Purpose	Construction/Rehabilitation of Homes or Development of Lots
Security	Homes, Lots, and/or Land
Priority	Generally, our loans are secured by a first priority mortgage lien; however, we may make loans secured by a second or other lower priority mortgage lien.
Loan-to-Value Averages	60-75%
Loan Amounts	Average home construction loan was $380,000 as of December 31, 2024. Development loans vary greatly.
Term	Demand, however most home construction loans typically payoff in under one year, and development loans are typically three to five-year projects.
Rate	Cost of Funds (“COF”) plus 2.5%, minimum rate of 7%
Origination Fee	5% for home construction loans, development loans on a case-by-case basis
Title Insurance	Only on high-risk loans and rehabs
Hazard Insurance	Always
General Liability Insurance	Always
Credit	Builder should have significant building experience in the market, be building in the market currently, be able to make payments of interest, be able to make the required deposit, have acceptable personal credit, and have open lines of credit (unsecured) with suppliers reasonably within terms. Required deposits may be able to be avoided if we do not fund the purchase of land. We generally do not advertise to find customers, but use our loan representatives and our builder website, www.constructionspecloans.com.
Third Party Guarantor	None, however, the loans are generally guaranteed by the owners of the borrower.

We may change these policies at any time based on then-existing market conditions or otherwise, at the discretion of our CEO and the Board of Managers.

Development of Land Parcels

Effective February 15, 2024, the Company completed its acquisition of 339 Justabout Land Co. LLC (“339”), in a transaction valued at $9,122,000. The Company paid cash consideration of $3,000,000 plus the amount of our intercompany debt.

The property has since been subdivided into two parcels. One parcel is being developed into lots and are available for home construction (“Phase 1 Lots”) and the other parcel will be developed into a second phase of lots (“Phase 2 Lots”), which should be available for construction early next year (collectively the “339 Lots”).

Other investments

We own several other investments in the housing space with objectives similar to lending. As of December 31, 2024, we own a two phase subdivision near Pittsburgh PA, the first phase of which is developed and lots are being sold to one of our customers, and the second phase of which is still in permitting. We also own two lots near Orlando FL, one of which we have partnered with a builder to build a home on (which is almost complete and on the market) and the other is currently just a lot. We also have an investment in a fund in common management with one of our borrowers which buys lots and build homes. We lend money to that fund as well.

Commercial Development Loans to Homebuilders

We extend and service loans for the purchase of lots and undeveloped land and the development of that land into residential buildings. In a typical development transaction, a homebuilder/developer purchases a specific parcel or parcels of land. Developers must secure financing in order to pay the purchase price for the land as well as to pay expenses incurred while developing the lots. This is the financing we provide. Once financing has been secured, the lot developers create individual lots. Developers secure permits allowing the property to be developed and then design and build roads and utility systems for water, sewer, gas, and electricity to service the property. The individual lots are then sold before a home is built on them; paid off, built on and then sold; or built on, then sold and paid off (in these cases, we may subordinate our loan to the home construction loan).

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Purchases and Securitization of Unsecured Debt from Suppliers to Homebuilders

Homebuilders generally buy their construction materials from building supply companies, which offer unsecured credit lines for these purchases. Sometimes the builder is unable to pay the principal on their line of credit when due, and in a small percentage of these cases, the builder owns unencumbered real estate. When this is the case, the building supply company may convert the unsecured line of credit to secured, using this real estate as security. In some of these situations, the building supply company is unwilling to complete this type of transaction, and is willing to take a payment of a percentage of the balance of the unsecured line as full payment. If we pay the building supply company a percentage of this debt, and then take the real estate as collateral for the whole amount of the original debt, management’s experience indicates we will be able to eventually collect from the builder, or from the sale of the property through foreclosure or otherwise, creating a profit for the Company. We have not completed any of these transactions, but may choose to do so if the opportunity presents itself.

Purchases of Defaulted Secured Debt from Financial Institutions

Many financial institutions have made loans to homebuilders. In some cases, these loans default, and eventually these loans result in collateral foreclosure. After the foreclosure proceeding, the properties usually become the property of the financial institution, which then sells the property, generally at a loss. While the loan is in the foreclosure process, and after the process while the real estate is owned and for sale, the bank holds a nonperforming asset. Sometimes these nonperforming assets negatively impact the banks’ profitability and regulatory ratios. Some banks choose to cleanse their books of these items at a severe loss, allowing them to, while taking a loss, get back to their commercial lending business. There are potential opportunities to purchase some portfolios of defaulted loans, and/or real estate owned through foreclosure, at deep discounts compared to the actual value of the property. We have not completed any of these transactions, but may choose to do so if the opportunity presents itself.

Acquisitions of Real Estate

In certain circumstances, the commercial construction loans described above may result in us owning commercial real property as a result of a loan workout, foreclosure, or similar circumstances. Over the course of running our company since 2011 we have acquired and disposed of properties for these reasons. The foreclosed assets line of our balance sheet shows the value of properties we have obtained through this process that we have not yet disposed of. In addition, in February 2017 we purchased a commercial office in which we now operate. We intend to manage and dispose of any real property assets we acquire in the manner that our management determines is most advantageous to us.

Loan Portfolio

Commercial Loans - Construction Loan Portfolio Summary

The following is a summary of our loan portfolio to builders for home construction loans as of December 31, 2024:

(All dollar [$] amounts shown in table in thousands.)

State	Number of Borrowers	Number of Loans	Value of Collateral(1)	Commitment Amount	Gross Amount Outstanding	Loan to Value Ratio(2)		Loan Fee
Arizona	1	2	$890	$634	$633	71%		5%
California	1	1	3,210	1,750	1,346	55%		5%
Connecticut	1	2	1,040	728	389	70%		5%
Florida	9	42	16,089	11,081	6,874	69%		5%
Georgia	3	6	3,301	2,037	878	62%		5%
Idaho	1	4	1,462	1,060	661	73%		5%
Illinois	1	1	1,727	992	1,781	57%		5%
Louisiana	4	6	1,613	1,169	1,031	72%		5%
Michigan	1	1	890	481	27	54%		5%
Mississippi	1	1	369	258	258	70%		5%
New Jersey	2	4	1,585	1,362	1,122	86%		5%
New York	1	1	650	455	105	70%		5%
North Carolina	9	18	10,737	6,642	4,786	62%		5%
Ohio	3	3	1,275	857	1,074	67%		5%
Pennsylvania	2	22	24,449	18,065	15,192	74%		5%
South Carolina	10	49	22,057	14,309	7,438	65%		5%
Tennessee	3	4	1,334	893	748	67%		5%
Texas	2	3	2,320	1,844	1,567	79%		5%
Utah	1	3	2,918	1,792	1,422	61%		5%
Virginia	3	4	1,546	982	672	64%		5%
Total	59	177	$99,462	$67,391	$48,004	68	%(3)	5%

(1)	The value is determined by the appraised value.

(2)	The loan to value ratio is calculated by taking the commitment amount and dividing by the appraised value.

(3)	Represents the weighted average loan to value ratio of the loans.

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The following is a summary of our loan portfolio to builders for home construction loans as of December 31, 2023:

(All dollar [$] amounts shown in table in thousands.)

State	Number of Borrowers	Number of Loans	Value of Collateral(1)	Commitment Amount	Gross Amount Outstanding	Loan to Value Ratio(2)		Loan Fee
Arizona	2	5	$2,148	$1,504	$846	70%		5%
California	1	1	2,551	1,530	1,511	60%		5%
Connecticut	1	2	1,039	681	510	66%		5%
Florida	12	71	36,644	19,279	14,093	53%		5%
Georgia	4	8	2,963	1,831	1,229	62%		5%
Illinois	1	1	1,600	992	763	62%		5%
Indiana	1	1	35	235	79	70%		5%
Louisiana	2	3	773	541	300	70%		5%
Maryland	1	1	480	336	336	70%		5%
Mississippi	1	2	820	570	439	70%		5%
New Jersey	2	5	1,985	1,563	954	79%		5%
North Carolina	8	23	10,637	6,681	2,994	63%		5%
Ohio	3	10	3,776	2,601	1,686	69%		5%
Pennsylvania	2	21	21,301	16,763	13,205	79%		5%
South Carolina	11	50	20,029	12,624	6,694	63%		5%
Tennessee	3	5	1,554	1,047	696	67%		5%
Texas	2	4	1,970	1,773	1,693	90%		5%
Utah	1	3	2,918	1,792	910	61%		5%
Virginia	3	3	857	530	474	62%		5%
Washington	1	6	2,789	2,427	2,376	87%		5%
Total	62	225	$117,169	$75,300	$51,788	64	%(3)	5%

(1)	The value is determined by the appraised value.

(2)	The loan to value ratio is calculated by taking the commitment amount and dividing by the appraised value.

(3)	Represents the weighted average loan to value ratio of the loans.

Commercial Loans - Real Estate Development Loan Portfolio Summary

In a typical development transaction, a homebuilder/developer purchases a specific parcel or parcels of land. Developers must secure financing to pay the purchase price for the land as well as to pay expenses incurred while developing the lots. This is the financing we provide. Once financing has been secured, the lot developers create individual lots. Developers secure permits allowing the property to be developed and then design and build roads and utility systems for water, sewer, gas, and electricity to service the property. The individual lots are then sold before a home is built on them; paid off, built on and then sold; or built on, then sold and paid off (in these cases, we may subordinate our loan to the home construction loan).

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The following is a summary of our loan portfolio to builders for land development as of December 31, 2024:

(All dollar [$] amounts shown in table in thousands.)

States	Number of Borrowers	Number of Loans	Value of Collateral(1)	Commitment Amount	Gross Amount Outstanding(4)	Loan to Value Ratio(2)		Interest Spread(5)
Florida	2	2	2,469	1,500	268	11%		7%
Georgia	1	1	346	275	159	46%		7%
New York	1	1	300	300	300	100%		7%
Pennsylvania	1	1	2,484	3,700	1,919	77%		varies
South Carolina	1	1	1,860	487	488	26%		7%
Total	6	6	$7,459	$6,262	$3,134	42	%(3)	7%

(1)	The value is determined by the appraised value adjusted for the remaining costs to be paid and third-party mortgage balances. In the event of a foreclosure on the property securing these loans, the portion of our collateral that is preferred equity in our Company might be difficult to sell, which could impact on our ability to eliminate the loan balance.

(2)	The loan to value ratio is calculated by taking the outstanding amount and dividing by the appraised value calculated as described above.

(3)	Represents the weighted average loan to value ratio of the loans.

(4)	Gross Amount Outstanding credit balances are due to deposits on account.

(5)	The interest spread varies for the state of Pennsylvania and is 7% across other states.

The following is a summary of our loan portfolio to builders for land development as of December 31, 2023:

(All dollar [$] amounts shown in table in thousands.)

States	Number of Borrowers	Number of Loans	Value of Collateral(1)	Commitment Amount	Gross Amount Outstanding(4)	Loan to Value Ratio(2)		Interest Spread(5)
Delaware	1	1	543	147	147	27%		7%
Florida	3	3	207	1,378	133	64%		7%
New Jersey	1	1	50	26	26	51%		7%
North Carolina	1	2	1,110	240	210	19%		7%
Pennsylvania	1	2	19,983	8,500	8,365	42%		varies
South Carolina	2	2	1,980	965	624	32%		7%
Total	9	11	$23,873	$11,256	$9,505	40	%(3)	7%

(1)	The value is determined by the appraised value adjusted for the remaining costs to be paid and third-party mortgage balances. In the event of a foreclosure on the property securing these loans, the portion of our collateral that is preferred equity in our Company might be difficult to sell, which could impact on our ability to eliminate the loan balance.

(2)	The loan to value ratio is calculated by taking the outstanding amount and dividing by the appraised value calculated as described above.

(3)	Represents the weighted average loan to value ratio of the loans.

(4)	Gross Amount Outstanding credit balances are due to deposits on account.

(5)	The interest spread varies for the state of Pennsylvania and is 7% across other states.

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Credit Quality Information

Effective January 1, 2023, we adopted ASC 326, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments,” which replaced the incurred loss methodology for determining out provision for credit losses and allowance for credit losses with current expected credit loss (“CECL”) model. Upon the adoption of ASC 326 the total amount of the allowance for credit losses (“ACL”) on loans estimated using the CECL methodology increased $178,000 compared to the total amount of the allowance recorded using the prior incurred loss model.

Based on the Company’s size, complexity and historical data the aggregate method or loss-rate method was selected to estimate expected credit losses. An expected loss ratio is applied based on internal historical losses and originations. The aggregate method relies upon the performance of an entire segment of the loan portfolio to best represent the behavior of these specific segments over time. In addition, modified open pool approach was used which utilizes our borrowers credit rankings for both construction and development loans. Internal risk-rating grades are assigned by the Company’s management based on an analysis of financial and collateral strength and other credit attributes underlying each loan. Loan grades are A, B and C and Unsecured for both construction and development loans where A and C defines the highest and lowest scores, respectively. Unsecured loans in our portfolio do not hold underlying collateral.

Each loan pool is adjusted for qualitative factors not inherently considered in the quantitative analysis. The qualitative adjustments either increase or decrease the quantitative model estimation. We consider factors that are relevant within the qualitative framework which include the following: lending policy, changes in nature and volume of loans, staff experience, changes in volume and trends of non-performing loans, trends in underlying collateral values, quality of our loan review system and other economic conditions, including inflation.

Our Company construction loans are collateralized by lots, partially built homes, and built homes, while our Company development loans are collateralized by land and lots. Secured nonaccrual loans individually evaluated are also collateralized by land and real estate.

The following table presents the Company’s gross loans receivable, commitment value and ACL for each respective credit rank loan pool category as of December 31, 2024.

(All dollar [$] amounts shown in table and footnotes in thousands.)

	Loans Receivable Gross	Commitment Value	ACL
Construction Loans Collectively Evaluated:
A Credit Risk	$39,277	$55,872	$215
B Credit Risk	2,817	3,883	38
C Credit Risk	939	1,851	25

Development Loans Collectively Evaluated:
A Credit Risk	$2,485	$5,500	$2
B Credit Risk	160	275	-
C Credit Risk	489	487	18

Unsecured Nonaccrual Loans Individually Evaluated	$–	$–	$–

Secured Nonaccrual loans Individually Evaluated:	$4,971	$5,785	$658

ACL Unfunded Commitments	$–	–	(88)

Total	$51,138	$73,653	$868

The following table presents the Company’s gross loans receivable, commitment value and ACL for each respective credit rank loan pool category as of December 31, 2023.

	Loans Receivable Gross	Commitment Value	ACL
Construction Loans Collectively Evaluated:
A Credit Risk	$40,252	$59,075	$215
B Credit Risk	5,718	10,339	33
C Credit Risk	–	–	–

Development Loans Collectively Evaluated:
A Credit Risk	$8,787	$9,793	$4
B Credit Risk	172	511	–
C Credit Risk	452	454	10

Unsecured Nonaccrual Loans Individually Evaluated	$86	$81	$86

Secured Nonaccrual loans Individually Evaluated:	$5,826	$6,303	$351

Total	$61,293	$86,556	$699

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The following table presents the amortized cost basis of loans on nonaccrual status and loans past due over 89 days still accruing as of December 31, 2024:

(All dollar [$] amounts shown in table and footnotes in thousands.)

	Nonaccrual with No Allowance for Credit Loss	Nonaccrual with Allowance for Credit Loss	Loans Past Due Over 89 Days Still Accruing
Unsecured Nonaccrual Loans Individually Evaluated	$–	$–	$–

Secured Nonaccrual loans Individually Evaluated:	$1,427	$3,544	$–

Total	$1,427	$3,544	$–

The following table presents the amortized cost basis of loans on nonaccrual status and loans past due over 89 days still accruing as of December 31, 2023:

	Nonaccrual with No Allowance for Credit Loss	Nonaccrual with Allowance for Credit Loss	Loans Past Due Over 89 Days Still Accruing
Unsecured Nonaccrual Loans Individually Evaluated	$–	$86	$–

Secured Nonaccrual loans Individually Evaluated:	$2,495	$3,331	$–

Total	$2,495	$3,417	$–

For loans greater than 12 months in age that are individually evaluated, appraisals are ordered and prepared if the current appraisal is greater than 13 months old and construction is greater than 90% complete. If construction is completed by less than 90% the Company uses the latest appraisal on file. At certain times the Company may choose to use a broker’s opinions of value (“BOV”) as a replacement for an appraisal if deemed more efficient by management. Appraised values are adjusted down for estimated costs associated with asset disposal. Broker’s opinion of selling price, use currently valid sales contracts on the subject property, or representative recent actual closings by the builder on similar properties may be used in place of a BOV.

Appraisers are state certified and are selected by first attempting to utilize the appraiser who completed the original appraisal report. If that appraiser is unavailable or unreasonably expensive, we use another appraiser who appraises routinely in that geographic area. BOVs are created by real estate agents. We try to first select an agent we have worked with, and then, if that fails, we select another agent who works in that geographic area.

In addition, our loan portfolio includes performing, forbearance and non-accrual loans. The Company’s policies with respect to placing loans on non-accrual and individually evaluated if they are past due greater than 90 days unless management deems the loan an exception. A fair market value analysis is performed and an allowance for credit loss is established based on the results of the analysis.

The following is an aging of our gross loan portfolio as of December 31, 2024:

(All dollar [$] amounts shown in table and footnotes in thousands.)

	Gross Loan	Current	Past Due	Past Due	Past Due	Past Due
	Value	0 - 59	60 - 89	90 - 179	180 - 269	>270
Performing Loans
A Credit Risk	$41,763	$41,763	$–	$–	$–	$–
B Credit Risk	2,977	2,977	–	–	–	–
C Credit Risk	1,428	1,428	–	–	–	–

Forbearance Loans
Secured Nonaccrual Loans	4,476	–	–	1,057	–	3,419

Nonaccrual Loans
Unsecured Loans	–	–	–	–	–	–
Secured Loans	494	–	–	–	–	494
Total	$51,138	$46,168	$–	$1,057	$–	$3,913

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The following is an aging of our gross loan portfolio as of December 31, 2023:

	Gross Loan	Current	Past Due	Past Due	Past Due	Past Due
	Value	0 - 59	60 - 89	90 - 179	180 - 269	>270
Performing Loans
A Credit Risk	$49,039	$49,039	$–	$–	$–	$–
B Credit Risk	5,890	5,890	–	–	–	–
C Credit Risk	452	452	–	–	–	–

Forbearance Loans
B Credit Risk	–	–	–	–	–	–
C Credit Risk	–	–	–	–	–	–

Unsecured Nonaccrual Loans Individually Evaluated	86	–	–	–	–	86
Secured Nonaccrual Loans Individually Evaluated	5,826	–	881	1,497	1,641	1,807
Total	$61,293	$55,381	$881	$1,497	$1,641	$1,893

Below is an aging schedule of loans receivable as of December 31, 2024, on a recency basis:

(All dollar [$] amounts shown in table and footnotes in thousands.)

	No. Loans	Unpaid Balances	%
Current loans (current accounts and accounts on which more than 50% of an original contract payment was made in the last 59 days)	162	$46,168	90.2%
60-89 days	–	–	–%
90-179 days	5	1,057	2.1%
180-269 days	–	–	–%
>270 days	16	3,913	7.7%

Subtotal	183	$51,138	100.0%

Interest only accounts (Accounts on which interest, deferment, extension and/or default charges were received in the last 60 days)	–	$–	–%

Partial Payment accounts (Accounts on which the total received in the last 60 days was less than 50% of the original contractual monthly payment. “Total received” to include interest on simple interest accounts, as well as late charges on deferment charges on pre-computed accounts.)	–	$–	–%

Total	183	$51,138	100.0%

Below is an aging schedule of loans receivable as of December 31, 2024, on a contractual basis:

(All dollar [$] amounts shown in table and footnotes in thousands.)

	No. Loans	Unpaid Balances	%
Contractual Terms - All current Direct Loans and Sales Finance Contracts with installments past due less than 60 days from due date.	162	$46,168	90.2%
60-89 days	–	–	–%
90-179 days	5	1,057	2.1%
180-269 days	–	–	–%
>270 days	16	3,913	7.7%

Subtotal	183	$51,138	100.0%

Interest only accounts (Accounts on which interest, deferment, extension and/or default charges were received in the last 60 days)	–	$–	–%

Partial Payment accounts (Accounts on which the total received in the last 60 days was less than 50% of the original contractual monthly payment. “Total received” to include interest on simple interest accounts, as well as late charges on deferment charges on pre-computed accounts.)	–	$–	–%

Total	183	$51,138	100.0%

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2025 Outlook

During 2025, the housing market in most of the areas in which we do business will likely remain somewhat stable. We believe long term rates are not likely to change much, leading to housing stability. There is a risk if mortgage rates drop that many homeowners in existing low-rate mortgages will decide to “move up” and sell their low mortgage rate home, flooding the market with homes. Offsetting that risk is the fact that they will also increase demand for homes as they will need one to live in. Rents may become less affordable vs. owning a home, which helps our customer. While we don’t anticipate the market flooding to negatively impact us, there is little history to go by and this might cause housing prices to drop steeply, which will hurt our existing loans.

In 2025, we don’t anticipate increasing our investments that are not loans or foreclosed assets. Our large development project will continue to sell lots from phase 1 and spend money developing phase 2. We anticipate selling the built home near Orlando and starting the home on the current vacant lot.

Debt Summary and Sources of Liquidity

Below is a summary of some of our debt and sources of liquidity. The discussion below does not discuss all of our debt. Please see the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as well as our financial statements and the notes to those financial statements contained elsewhere in this prospectus for additional information about debt and sources of liquidity.

Loan Purchase and Sale Agreements

We have two loan purchase and sale agreements where we are the seller of portions of loans we create. One loan purchase and sale agreement is with Builder Finance, Inc. (“Builder Finance”), and the second loan purchase and sale agreement is with S.K. Funding, LLC (“S.K. Funding”). These agreements are described below.

Loan Purchase and Sale Agreement with Builder Finance

We entered into a loan purchase and sale agreement (the “Builder Finance LPSA”) with Builder Finance in February 2017. Pursuant to the Builder Finance LPSA, Builder Finance has the right, from time to time, to purchase from us senior priority interests in certain loans made to fund the vertical construction of one to four family residential dwellings (“Eligible Loans”). The Builder Finance LPSA was made effective as of August 1, 2016. Each Eligible Loan is evidenced by notes secured by, among other things, mortgages or deeds of trust encumbering the respective construction properties. The Builder Finance LPSA has been amended six times as of December 31, 2024, to allow for, among other things, the purchaser to retain their portion of the loan past the 12 month period described below. As of December 31, 2024, the book value of loans which serve as collateral under the Builder Finance LPSA is approximately $7.5 million and the amount due from us to Builder Finance under the Builder Finance LPSA is approximately $4.4 million. Builder Finance receives the actual interest rate charged to the borrower on the loans or portions of loans that it purchases pursuant to the Builder Finance LPSA.

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Pursuant to the procedures set forth in Sections 5.5 through 5.7 of the Builder Finance LPSA, we, upon written notice to Builder Finance, have the right at any time (the “Call Option”) to repurchase from Builder Finance the transferred rights to any senior loan. The Call Option purchase price for each senior loan will be an amount equal to the then outstanding principal amount of the senior loan held by Builder Finance plus accrued interest, provided that if the aggregate interest paid to Builder Finance in respect of such senior loan as of the repurchase date will be less than 4% of the total commitment amount of Builder Finance in respect of such senior loan, then the purchase price shall be increased by an amount equal to such shortfall. Similarly, Builder Finance, upon written notice to the us, has the right at any time (the “Put Option”), to elect to require us to repurchase the transferred rights pertaining to any senior loan, or any portion of a senior loan held by Builder Finance. The Put Option purchase price will be an amount equal to the outstanding principal amount of the senior loan held by Builder Finance plus accrued interest, provided that the aggregate put prices payable in respect of all senior loans put to us during any trailing 12 month period ending on the date of the put notice shall never exceed the Put Option Limit, which is an amount equal to 10% of all fundings made by Builder Finance to us under the senior loans during such 12 month period.

We agreed that until the prior payment of all amounts due to Builder Finance in respect of the senior loan and the transferred rights: (a) all payments by us or Builder Finance from or on behalf of borrowers under or pursuant to the relevant loan documents will be applied first, to the payment of any amounts due to Builder Finance in respect of the senior loan and the transferred rights, and second, to the payment of any amounts due to us in respect of the subordinated loan; (b) all payments received by us or Builder Finance in connection with the foreclosure upon or other realization on any loan collateral will be applied first, to the payment of any amounts due to Builder Finance in respect of the senior loan and the transferred rights, and second, to the payment of any amounts due to us in respect of the subordinated loan; and (c) our rights in and to the loan collateral or any security interests granted under Loan Documents will be subordinated to any and all rights of Builder Finance in and to such collateral and interests.

We are generally the servicer of the loans. Unless otherwise agreed to in writing by the parties, the Builder Finance LPSA will terminate: (a) when the entire indebtedness due under the relevant loan documents for all senior loans held by Builder Finance shall have been paid, and we have paid to Builder Finance all amounts due under the Builder Finance LPSA, and no new amounts become due thereunder within 30 days thereafter; or (b) when all senior loans and subordinate loans and the rights under the Builder Finance LPSA relating thereto are owned and held by one person, firm or corporation for its own account for a period exceeding 30 days.

Loan Purchase and Sale Agreement with S.K. Funding

We also entered into a loan purchase and sale agreement (the “S.K. Funding LPSA”) with Seven Kings Holdings, Inc. (“7Kings”) in April 2015. However, on or about May 7, 2015, 7Kings assigned its right and interest in the S.K. Funding LPSA to S.K. Funding, which is an affiliate of 7Kings. The S.K. Funding LPSA has been amended 13 times as of December 31, 2024, to allow for, among other things, S.K. Funding to purchase numerous loans in amounts greater than that permitted by the original S.K. Funding LPSA. As of December 31, 2024, the book value of loans which serve as collateral under the S.K. Funding LPSA is approximately $8.2 million and the amount due from us to S.K. Funding under the S.K. Funding LPSA is approximately $6.5 million.

As of December 31, 2024, the weighted average interest rate of loans purchased by S.K. Funding under the S.K. Funding LPSA is approximately 10% per annum. We service all of the loans. There is an unlimited right for us to call any loan sold.

Lines of Credit

We have ten lines of credit, three of which are from affiliates, and a business loan agreement. As of December 31, 2024, we have a total balance of approximately $743,358 across the lines of credit with remaining availability of approximately $1,506,642.

Lines of Credit Extended by Mr. Wallach and His Affiliates

We have two lines of credit from Daniel M. Wallach (our CEO and chairman of the board of managers) and his affiliates. The first line of credit has a maximum principal borrowing amount of $1,250,000 and is payable to Mr. Wallach and his wife, Joyce S. Wallach, as tenants by the entirety (the “Wallach LOC”). The second line of credit has a maximum principal borrowing amount of $250,000 and is payable to the 2007 Daniel M. Wallach Legacy Trust (the “Wallach Trust LOC,” and together with the Wallach LOC, the “Wallach Affiliate LOCs”). The Notes are subordinated in right of payment to all secured debt, including these Wallach Affiliate LOCs. Pursuant to the promissory note for each Wallach Affiliate LOC, the lenders have the option of funding any amount up to the face amount of the note, in the lender’s sole and absolute discretion. The Wallach Affiliate LOCs are due and payable upon demand by the lender. As of December 31, 2024, there was $743,000 outstanding pursuant to the Wallach LOC, with remaining availability on that line of credit of $507,000, and there were no amounts borrowed against the Wallach Trust LOC, with remaining availability on that line of credit of $250,000.

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The Wallach Affiliate LOCs are collateralized by a lien against all of our assets. The Notes are subordinated in right of payment to all secured debt, including the Wallach Affiliate LOCs. The interest rate on the Wallach Affiliate LOCs generally equals the prime rate plus 3%. The interest rate on the Wallach Affiliate LOCs may not, however, exceed the maximum rate allowed by applicable law. As of December 31, 2024 and 2023, the interest rate was 10.50% and 11.50%, respectively, for both the Wallach LOC and the Wallach Trust LOC. We may, at our option, choose to prepay the principal, interest, or other amounts due from us under the Wallach Affiliate LOCs in whole or in part at any time.

The Wallach Affiliate LOCs were approved by Mr. Wallach in his capacity as sole manager prior to the time we had independent managers. The independent managers ratified and approved these transactions subsequent to the formation of the board of managers. In June 2018, we entered into a First Amendment to the Wallach LOC and a First Amendment to the Wallach Trust LOC which modified the interest rates under the Wallach Affiliate LOCs to generally equal the prime rate plus 3%. These amendments were approved by a majority of our independent managers. See “Risk Factors - Risks Related to Conflicts of Interest - Our CEO (who is also on our board of managers) will face conflicts of interest as a result of the secured lines of credit made to us, which could result in actions that are not in your best interest.”

Line of Credit Extended by Swanson

In October 2017, we entered into a line of credit agreement (as amended, the “Swanson LOC Agreement”) with Paul Swanson, which was subsequently assigned to Judith Swanson, as trustee of a trust. Pursuant to the Swanson LOC Agreement, the lender provides us with a revolving line of credit (the “Swanson LOC”) not to exceed $7,000,000, a portion of which is unsecured (the “Unsecured Swanson LOC”). The Swanson LOC are due March 2026, of which $4,000,000 is due July 2026 and the remaining balance is due November, 2026. As of December 31, 2024, the Swanson LOC are due March 2026, of which $4,000,000 is due July 2026 and the remaining balance is due November, 2026. As of December 31, 2024, the outstanding principal balance of the secured portion was approximately $6,000,000 and the outstanding principal balance of the unsecured portion was approximately $1,000,000.

The Swanson LOC requires monthly payments of interest only during the term of the Swanson LOC, with the principal balance due upon termination. The unpaid principal amounts advanced on the Swanson LOC bear interest for each day until due at a fixed rate per annum (computed on the basis of a year of 360 days for actual days elapsed) for each day at 9%. We may, at our option, choose to prepay the principal, interest, or other amounts due from us under the Swanson LOC in whole or in part at any time.

We are pledging, and will continue to pledge in the future, certain of our commercial loans as collateral for a portion of the Swanson LOC (the “Swanson Collateral Loans”) pursuant to the Collateral Assignment of Notes and Documents dated as of October 23, 2017. The amount outstanding under the Swanson LOC may not exceed 67% of the aggregate amount outstanding on the Swanson Collateral Loans then pledged to secure the Swanson LOC. Our obligation to repay the Swanson LOC is evidenced by a promissory note from us dated October 23, 2017.

The lender may demand the unpaid principal amount under the Swanson LOC, along with interest accrued thereon and all other amounts owing under the Swanson LOC upon an “event of default,” as defined in the Swanson LOC Agreement. An “event of default” includes our failing to pay payments within 10 days of when such payment is due, our failing to service the Swanson Collateral Loans in a commercially reasonable manner, or our filing of a petition for bankruptcy.

R. Scott Summers, P.L.L.C., a West Virginia professional limited liability company (the “Swanson LOC Custodian”) serves as the custodian to hold the Swanson Collateral Loans for the benefit of the Swanson lender pursuant to the Custodial Agreement dated as of October 23, 2017 between us, the Swanson lender, and the Swanson LOC Custodian. The Swanson LOC Custodian is owned by R. Scott Summers, an investor in our Notes Program, a lender under one of the New LOC Agreements (described below), and the son of Kenneth R. Summers, one of our independent managers. The Swanson LOC Custodian is responsible for certifying to the Swanson lender that it has received the relevant Swanson Collateral Loan assignment documentation from us. We are responsible for paying the Swanson LOC Custodian’s monthly fee, which is equal to 1% interest on the amount of the Swanson Collateral Loans outstanding in the Swanson LOC Custodian’s custody.

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Line of Credit Extended by Shuman

In July 2017, we entered into a line of credit agreement (the “Shuman LOC Agreement”) with a group of lenders, and the Shuman LOC Agreement is now held by Cindy K. Shuman as widow and devisee of Mr. Shuman (collectively, “Shuman”). Pursuant to the Shuman LOC, Shuman provides us with a revolving line of credit (the “Shuman LOC”) not to exceed $1,325,000. The Shuman LOC is secured with assignments of certain notes and mortgages and carries a total annual cost of funds to us of 10%. The Shuman line of credit is currently due in July 2025, although it may be extended for additional 12-month periods. As of December 31, 2024, the Shuman LOC had an outstanding principal balance of $125,000.

The Shuman LOC requires monthly payments of interest only during the term of the Shuman LOC, with the principal balance due upon termination. The unpaid principal amounts advanced on the Shuman LOC bear interest for each day until due at a fixed rate per annum (computed on the basis of a year of 360 days for actual days elapsed) for each day at 10%. We may, at our option, choose to prepay the principal, interest, or other amounts due from us under the Shuman LOC in whole or in part at any time.

We are pledging, and will continue to pledge in the future, certain of our commercial loans as collateral for the Shuman LOC (the “Shuman Collateral Loans”) pursuant to the Collateral Assignment of Notes and Documents dated as of July 11, 2017. The amount outstanding under the Shuman LOC may not exceed 67% of the aggregate amount outstanding on the Shuman Collateral Loans then pledged to secure the Shuman LOC. Our obligation to repay the Shuman LOC is evidenced by a promissory note from us dated July 11, 2017.

Shuman may demand the unpaid principal amount under the Shuman LOC, along with interest accrued thereon and all other amounts owing under the Shuman LOC upon an “event of default,” as defined in the Shuman LOC Agreement. An “event of default” includes our failing to pay payments within 10 days of when such payment is due, our failing to service the Shuman Collateral Loans in a commercially reasonable manner, or our filing of a petition for bankruptcy.

R. Scott Summers, P.L.L.C., a West Virginia professional limited liability company (the “Shuman LOC Custodian”) serves as the custodian to hold the Shuman Collateral Loans for the benefit of Shuman pursuant to the Custodial Agreement dated as of July 11, 2017 between us, Shuman, and the Shuman LOC Custodian. The Shuman LOC Custodian is owned by R. Scott Summers, an investor in our Notes Program, a lender under one of the New LOC Agreements (described below), and the son of Kenneth R. Summers, one of our independent managers. The Shuman LOC Custodian is responsible for certifying to Shuman that it has received the relevant Shuman Collateral Loan assignment documentation from us. We are responsible for paying the Shuman LOC Custodian’s monthly fee, which is equal to 1% interest on the amount of the Shuman Collateral Loans outstanding in the Shuman LOC Custodian’s custody.

Line of Credit Extended by William Myrick

In June 2018, we entered into a line of credit agreement (the “Myrick LOC Agreement”) with our former Partner, William Myrick. Pursuant to the Myrick LOC Agreement, Mr. Myrick provides us with a line of credit (the “Myrick LOC”) not to exceed $1,000,000. The Myrick LOC is due and payable upon demand by the lender. As of December 31, 2024, the Myrick LOC had an outstanding principal balance of $0.

The Myrick LOC is collateralized by a lien against all of our assets. The interest rate on the Myrick LOC generally equals the prime rate plus 3%. As of December 31, 2024 and 2023, the interest rate was 10.5% and 11.5%, respectively, for the Myrick LOC. We may, at our option, choose to prepay the principal, interest, or other amounts due from us under the Myrick LOC in whole or in part at any time.

Mr. Myrick may demand the unpaid principal amount under the Myrick LOC, along with interest accrued thereon and all other amounts owing under the Myrick LOC upon an “event of default,” as defined in the Myrick LOC Agreement. An “event of default” includes our failing to pay payments within 10 days of when such payment is due, a default under the Myrick LOC Agreement’s terms or obligations or representations, or our filing of a petition for bankruptcy or a commencement of foreclosure proceedings.

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The Myrick LOC was approved by a majority of our independent managers as they determined the terms of the Myrick LOC to be in the best interests of the Company and that the transaction is on terms no less favorable to us than could be obtained from an independent third party.

New LOC Agreements

During 2020 and 2019, we entered into one and four line of credit agreements (the “New LOC Agreements”) with lenders. Pursuant to the New LOC Agreements, the lenders provide us with revolving lines of credit (the “New LOCs”) not to exceed a total of approximately $6,063,000. The New LOC Agreements are secured with assignments of certain notes and mortgages and carry a total annual interest rate ranging from 9.0% to 10.0%. The terms generally allow the lenders to give one month notice of nonrenewal after which the principal balance will reduce to zero over the next six months. As of December 31, 2024, we had borrowed $2,965,000 in principal on the New LOCs, with availability on those lines of credit of approximately $3,098,000. The total balance of the New LOC Agreements was $2,965,000 and $3,066,000 as of December 31, 2024 and 2023, respectively. Interest expense was $296,000 and $230,000 for the year ended December 31, 2024 and 2023, respectively.

Mortgage

In January 2018, we entered into a commercial mortgage with Community Bank (the “Commercial Mortgage”) on the office building which we own and operate (our “Office Building”) in an amount not to exceed $660,000. The Commercial Mortgage is due and payable in January 2033. During November 2024, we paid off the Commercial Mortgage on our office building. The principal amount at payoff was $559,000. In addition, interest expense during the years ended December 31, 2024 and 2023 was $37,000 and $39,000.

Competition

Historically, our industry has been highly competitive. We compete for opportunities with numerous public and private investment vehicles, including financial institutions, specialty finance companies, mortgage banks, pension funds, opportunity funds, hedge funds, REITs, and other institutional investors, as well as individuals. Many competitors are significantly larger than us, have well-established operating histories and may have greater access to capital, resources and other advantages over us. These competitors may be willing to accept lower returns on their investments or to modify underwriting standards and, as a result, our origination volume and profit margins could be adversely affected.

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We believe that this is a good time to extend commercial loans to builders in the residential real estate market because this market appears underserved. We expect our loans to be different than other lenders in the markets in which we are active. Typically, the differences are:

●	our loans may have a higher fee;

●	our loans typically require a small deposit which is refundable, versus a large upfront payment for the lot which is not refundable; and

●	some of our loans may have lower costs as a result of not requiring title insurance.

Human Capital Resources

As of December 31, 2024, we have retained 20 employees (three of which are lending representatives) including our CEO. In his previous experience, our CEO had a nationwide staff of 20 lenders in the field. The development, attraction, and retention of employees is a strong focus for the Company, as it is fostering and maintaining a strong, healthy corporate culture. Additionally, as described in more detail the “Executive Compensation - Executive Officer Compensation” section of this prospectus, we have an executive compensation program designed to attract, retain, and motivate highly talented executives and to align each executive’s incentives with our short-term and long-term objectives, while maintaining a healthy and stable financial position.

Regulatory Matters

Financial Regulation

Our operations are not subject to the stringent regulatory requirements imposed upon the operations of commercial banks, savings banks, and thrift institutions. We are not subject to periodic compliance examinations by federal or state banking regulators. Further, our Notes are not certificates of deposit or similar obligations or guaranteed by any depository institution and are not insured by the FDIC or any governmental or private insurance fund, or any other entity.

The Investment Company Act of 1940

An investment company is defined under the Investment Company Act of 1940, as amended (the “Investment Company Act”), to include any issuer engaged primarily in the business of investing, reinvesting, or trading in securities. Absent an exemption, investment companies are required to register as such with the SEC and to comply with various governance and operational requirements. If we were considered an “investment company” within the meaning of the Investment Company Act, we would be subject to numerous requirements and restrictions relating to our structure and operation. If we were required to register as an investment company under the Investment Company Act and to comply with these requirements and restrictions, we may have to make significant changes in our structure and operations to comply with exemption from registration, which could adversely affect our business. Such changes may include, for example, limiting the range of assets in which we may invest. We intend to conduct our operations so as to fit within an exemption from registration under the Investment Company Act for purchasing or otherwise acquiring mortgages and other liens on and interest in real estate. In order to satisfy the requirements of such exemption, we may need to restrict the scope of our operations.

Environmental Compliance

We do not believe that compliance with federal, state, or local laws relating to the protection of the environment will have a material effect on our business in the foreseeable future. However, loans we extend or purchase are secured by real property. In the course of our business, we may own or foreclose and take title to real estate that could be subject to environmental liabilities with respect to these properties. We (or our loan customers) may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation, and clean-up costs incurred by these parties in connection with environmental contamination or may be required to investigate or clean up hazardous or toxic substances or chemical release at a property. The costs associated with the investigation or remediation activities could be substantial. In addition, if we become the owner of or discover that we were formerly the owner of a contaminated site, we may be subject to common law claims by third-parties based on damages and costs resulting from environmental contamination emanating from the property. To date, we have not incurred any significant costs related to environmental compliance and we do not anticipate incurring any significant costs for environmental compliance in the future. Generally, when we are lending on property which is being developed into single family building lots, an environmental assessment is done by the builder for the various governmental agencies. When we lend for new construction on newly developed lots, the lots have generally been reviewed while they were being developed. We also perform our own physical inspection of the lot, which includes assessing potential environmental issues. Before we take possession of a property through foreclosure, we again assess the property for possible environmental concerns, which, if deemed to be a significant risk compared to the value of the property, could cause us to forego foreclosure on the property and to seek other avenues for collection.

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Legal Proceedings

As of the date of this prospectus, we are not aware that we or our members are a party to any pending or threatened legal proceeding or proceeding by a governmental authority that would have a material adverse effect on our business.

Reports to Security Holders

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which require us to file annual, quarterly, and special reports and other information with the SEC. All of these filings with the SEC are available to the public over the Internet at the SEC’s website at www.sec.gov. The annual reports we file with the SEC will contain consolidated financial information that has been examined and reported upon, with an opinion expressed by an independent registered public accounting firm. You may access this information online, at our website, at www.shepherdsfinance.com, or by calling us at (302) 752-2688 (30-ASK-ABOUT) or writing us at Shepherd’s Finance, LLC, 13241 Bartram Park Blvd., Suite 2401, Jacksonville, Florida 32258 to have copies mailed to you at no cost. However, information contained on our website does not constitute part of this prospectus, and you should rely only on the information contained in or specifically incorporated by reference into this prospectus in deciding whether to invest in the Notes. We do not intend to deliver reports to security holders if such reports are not required pursuant to Section 15(d) of the Exchange Act.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

(All dollar [$] amounts shown in thousands.)

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with our consolidated financial statements and the notes thereto contained elsewhere in this prospectus. See also the “Forward-Looking Statements” section of this prospectus. The following provides our management’s discussion and analysis of financial condition and results of operations for the years ended December 31, 2024 and 2023.

Overview

We were organized in the Commonwealth of Pennsylvania in 2007 under the name 84 RE Partners, LLC and changed our name to Shepherd’s Finance, LLC on December 2, 2011. We converted to a Delaware limited liability company on March 29, 2012. Our business is focused on commercial lending to participants in the residential construction and development industry. We believe this market is underserved because of the lack of traditional lenders currently participating in the market.

The commercial loans we extend are secured by mortgages on the underlying real estate. We extend and service commercial loans to small-to-medium sized homebuilders for the purchase of lots and/or the construction of homes thereon. In some circumstances, the lot is purchased with an older home on the lot which is then either removed or rehabilitated. If the home is rehabilitated, the loan is referred to as a “rehab” loan. We also extend and service loans for the purchase of lots and undeveloped land and the development of that land into residential building lots. In addition, we may, depending on our cash position and the opportunities available to us, do none, any or all of the following: purchase defaulted unsecured debt from suppliers to homebuilders at a discount (and then secure that debt with real estate or other collateral), purchase defaulted secured debt from financial institutions at a discount, and purchase real estate in which we will operate our business.

Effective February 15, 2024, the Company completed its acquisition of 339 Justabout Land Co. LLC (“339”), in a transaction valued at $9,122. The Company paid cash consideration of $3,000 plus the amount of our intercompany debt. 339 is focused on the development and sale of land parcels.

The property has since been subdivided into two parcels. One parcel has been developed into lots which are available for home construction (“Phase 1 Lots”) and the other parcel will be developed into a second phase of lots (“Phase 2 Lots”), which should be available for construction early next year (collectively the “339 Lots”).

Our Company is located in Jacksonville, Florida. Our operations are governed pursuant to our limited liability company agreement.

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Economic and Industry Dynamics

During 2024, the Company continued to focus on the reduction of non-interest earning assets. As of December 31, 2024, gross loans classified as non-accrual were 21 or $4,971 compared to 17 or $5,912 as of December 31, 2023. In addition, as of December 31, 2024 and 2023 we had four or $1,356 and one or $130 foreclosed assets, respectively.

The Company continues to lose interest income on non-accrual assets. During the year ended December 31, 2024, the estimated loss on interest income related to impaired and foreclosed assets was $886 as compared to $846 in 2023. Looking ahead, we expect to continue to lose interest income on non-accrual assets, however we expect our provision for credit losses to decrease in 2025 as compared to 2024.

While the Company continues to face risks as it relates to the economy and the homebuilding industry, management has decided to focus on the following during 2025:

1.	Continue to manage the balance of non-interest-bearing assets, which includes foreclosed real estate and nonaccrual assets.
2.	Control SG&A expenses.
3.	Slightly increase margin, as compared to our current spread.
4.	Maintain liquidity at a level sufficient for loan originations.
5.	Decrease loan loss and impairment expenses.
6.	Increase sales.

During 2025, the housing market in most of the areas in which we do business will likely be similar to the same period in 2024. We should not experience further losses from our COVID-19 loans, as the final balances of those loans were either paid or written off in 2023, and we expect total credit losses for 2025 to be lower than 2024 as we continue to reduce the balance of noninterest bearing assets.

There is a risk if mortgage rates continue to drop that many homeowners in existing low-rate mortgages will decide to “move up” and sell their low mortgage rate home, flooding the market with homes. Offsetting that risk is the fact that they will also increase demand for homes as they will need one to live in. Rents may become less affordable vs. owning a home, which helps our customer. While we don’t anticipate the market flooding to negatively impact us, there is little history to go by and this might cause housing prices to drop steeply, which will hurt our existing loans and reduce new loan production.

Perceived Challenges and Anticipated Responses

The following is not intended to represent a comprehensive list or description of the risks or challenges facing the Company. Currently, our management is most focused on the following challenges along with the corresponding actions to address those challenges:

Perceived Challenges and Risks	Anticipated Management Actions/Response
Potential loan value-to-collateral value issues (i.e., being underwater on particular loans)	We manage this challenge by risk-rating both the geographic region and the builder, and then adjusting the loan-to-value (i.e., the loan amount versus the value of the collateral) based on risk assessments. Additionally, we collect a deposit up-front for construction loans. Despite these efforts, if values in a particular area of the country drop by 60%, we will have loaned more than the value of the collateral. We have found that the best solution to this risk is a speedy resolution of the loan, and help the builder finish the home rapidly rather than foreclosing on the partially built home. Our experience in this area will help us limit, but not eliminate, the negative effects in the event of another economic downturn.

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Concentration of loan portfolio (i.e., how many of the loans are of or with any particular type, customer, or geography)	As of December 31, 2024 and 2023, 20% and 29%, respectively, of our outstanding loan commitments consist of loans to one borrower, and the collateral is in one real estate market, Pittsburgh, Pennsylvania. Accordingly, the ultimate collectability of a significant portion of these loans is susceptible to changes in market conditions in that area. As of December 31, 2024, our next two largest customers make up 4% and 3% of our loan commitments, with loans in Orlando, Florida, and Greenville, South Carolina respectively. As of December 31, 2023, our next two largest customers made up 7% and 6% of our loan commitments, with loans in Cape Coral and Orlando, Florida, respectively. In the upcoming years, we plan on continuing to increase our geographic and builder diversity while we also focus on our residential homebuilder customers.
Not having funds available to us to service the commitments we have

As of December 31, 2024, our typical construction loan had about 68% of its loan amount outstanding on average. That means that on average, about 32% of the commitment is not loaned, usually because the house is not complete. As of December 31, 2024, unfunded commitments were $22,515, which we will fund along with our purchase and sale agreement participants. However, if we are short on cash, we could do the following:

● raise interest rates on the Notes we offer to our investors to attract new Note investments;

● sell more secured interests on our loans; or

● draw down on our lines of credit from our affiliates.

Non-payment of interest by our customers	Most of our customers pay interest on a monthly basis, and these funds are used to, among other things, pay interest on our debt monthly. While we have the liquidity to withstand some non-payment of interest, if a high percentage of our customers were not paying interest, it will impede our ability to pay our debts on time.
Nonperforming assets	As of December 31, 2024, nonperforming assets were approximately $5,669 (defined as impaired loans and foreclosed assets net of reserves).

Critical Accounting Estimates

To assist in evaluating our consolidated financial statements, we describe below the critical accounting estimates that we use. We consider an accounting estimate to be critical if: (1) the accounting estimate requires us to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and (2) changes in the estimate that are reasonably likely to occur from period to period, or use of different estimates that we reasonably could have used, would have a material impact on our consolidated financial condition or results of operations.

Allowance for Credit Losses

Based on the Company’s size, complexity and historical data the aggregate method or loss-rate method was selected to estimate expected credit losses. An expected loss ratio is applied based on internal historical losses and originations. The aggregate method relies upon the performance of an entire segment of the loan portfolio to best represent the behavior of these specific segments over time. In addition, the modified open pool approach was used which utilizes our borrowers credit rankings for both construction and development loans. Internal risk-rating grades are assigned by the Company’s management based on an analysis of financial and collateral strength and other credit attributes underlying each loan. Loan grades are A, B and C and Unsecured for both construction and development loans where A and C define the highest and lowest scores, respectively. Unsecured loans in our portfolio do not hold underlying collateral.

Each loan pool is adjusted for qualitative factors not inherently considered in the quantitative analysis. The qualitative adjustments either increase or decrease the quantitative model estimation. We consider factors that are relevant within the qualitative framework which include the following: lending policy, changes in nature and volume of loans, staff experience, changes in volume and trends of non-performing loans, trends in underlying collateral values, quality of our loan review system and other economic conditions, including inflation.

The following is performed by the Company’s Production Loan Operations department to determine the loan grades included within our loan’s receivable portfolio:

Each is rated on a scale of 1-5. With 5 being the highest rating, equal weight is given based on cash (split between average balance and ending balance), credit, and experience.

POINTS-CASH

●	Average cash should be 2% of the borrower’s total approval limit = .83 POINTS
●	Ending cash balance should be 1% of their total approval limit = .83 POINTS

48

Bank statements received from the borrower are entered into LAS by the loan processors at the time of the initial application or annual credit renewal. The Company’s Loan Administration System (“LAS”) automatically calculates the grading points given for cash based on the borrower’s approval limits and calculated cash ending and average balances

POINTS-CREDIT

●	630 or higher credit score = 1.66

Credit scores are entered into LAS by the loan processors at the time of the initial application or annual credit renewal. LAS automatically calculates the grading points given for credit scores based on the average of the scores entered for the reporting agencies TransUnion and Equifax for all guarantors.

POINTS-EXPERIENCE

●	Meets minimum experience requirement according to the application matrix = 1.66

At the time of the initial application, the loan processor and underwriter determine whether the applicant meets the minimum experience requirements and enters this information into LAS under the application processing checklist. LAS then determines, based on how the question is answered, how many points are allocated to this category.

At the time of each loan approval, the underwriter confirms the grade calculated by LAS prior to signing off on the loan approval.

POINTS

Points from the three categories are added to come up with their 1-5 rating. The grading scale is as follows:

●	Rating Score of 4+ = A
●	Rating Score of 2.49 - 3.9 = B
●	Rating Score below 2.49 = C

Once the grading is established or locked in at the time of origination the loan then is populated into the Historical Loan Loss Analysis report. This report populates each loan ranking at the time of origination and does not fluctuate.

Borrower’s credit rankings do change over time based on new information obtained when available.

The CECL calculation for credit loss is performed using the following for the quantitative portion of the analysis:

1.	Commitment value which is obtained when the loan originates;
2.	Historical Originations by Ranking Bucket which is the sum of the Commitment Value obtained when the loan is closed; and
3.	Losses by Ranking Bucket which are losses expensed for loans not within foreclosure since 2018.

The Loan Committee reviews ongoing activity with regard to loans, to include discussion regarding any changes in the reserve and charge-offs. These meetings are documented within the related Board of Managers minutes.

Other Significant Accounting Policies

Other significant accounting policies, not involving the same level of measurement uncertainties as those discussed above, are nevertheless important to an understanding of the consolidated financial statements. Policies related to credit quality information, fair value measurements, offsetting assets and liabilities, related party transactions and revenue recognition require difficult judgments on complex matters that are often subject to multiple and recent changes in the authoritative guidance. Certain of these matters are among topics currently under re-examination or have recently been addressed by accounting standard setters and regulators. Specific conclusions have not been reached by these standard setters, and outcomes cannot be predicted with confidence. Also, see Note 2 of our consolidated financial statements, as they discuss accounting policies that we have selected from acceptable alternatives.

Consolidated Results of Operations

Key financial and operating data for the years ended December 31, 2024 and 2023 are set forth below. For a more complete understanding of our industry, the drivers of our business, and our current period results, this discussion should be read in conjunction with our consolidated financial statements, including the related notes and the other information contained in this document.

Accounting principles generally accepted in the United States of America (U.S. GAAP) require that we report financial and descriptive information about reportable segments and how these segments were determined. Our management determines the allocation and performance of resources based on operating income, net income and operating cash flows. Segments are identified and aggregated based on the products sold or services provided and the market(s) they serve. Based on these factors, management has determined that our ongoing operations are in two segments, commercial lending and land parcel development.

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Below is a summary of our statements of operations for the years ended December 31, 2024 and 2023:

(in thousands of dollars)	2024	2023

Net Interest Income
Interest and fee income on loans	$10,198	$11,554
Interest expense:
Interest related to secured borrowings	1,297	2,263
Interest related to unsecured borrowings	3,564	3,261
Interest expense	$4,861	$5,524

Net interest income	5,337	6,030

Less: Credit loss provision	762	737
Net interest income after credit loss provision	4,575	5,293

Non-Interest Income
Gain on sale of foreclosed assets	$—	$8
Gain on sale of real estate investments	—	10
Revenue from the sale of land parcels	2,998	—
Option fee income	816
Other income	82	80
Total non-interest income	$3,896	$98

Income	8,471	5,391

Non-Interest Expense
Selling, general and administrative	$3,061	$2,696
Depreciation and amortization	80	81
Loss on foreclosed assets	595	34
Cost of land parcels sold	2,998	2
Total non – Interest expense	6,734	2,813

Net income	$1,737	$2,578

Net income attributable to preferred equity holders	702	587

Net income attributable to common equity holders	$1,035	$1,991

Net income for the year ended December 31, 2024 decreased $841 to $1,737 when compared to the same period of 2023.

We had $48,387 and $58,130 in loan receivables, net as of December 31, 2024 and 2023, respectively. As of December 31, 2024, we had 177 construction loans in 20 states with 61 borrowers and 6 development loans in 5 states with 6 borrowers.

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Interest Spread

The following table displays a comparison of our interest income, expense, fees and spread for the years ended December 31, 2024 and 2023:

	2024		2023
Interest Income		*		*
Estimated interest income	$7,887	14%	$9,094	15%
Estimated unearned interest income due to COVID-19	—	—%	(379)	(1)%
Interest income on loans	7,887	14%	8,715	14%

Fee income on loans**	2,975	5%	3,457	5%
Deferred loan fees	(665)	(1)%	(618)	(1)%
Fee income on loans, net	2,310	4%	2,839	4%

Interest and fee income on loans	10,197	18%	11,554	18%

Interest expense – secured	1,297	3%	2,263	4%
Interest expense – unsecured	3,365	6%	3,026	5%
Offering costs amortization	199	—%	235	—%
Interest expense	4,861	9%	5,524	9%
Net interest income (spread)	5,336	9%	6,030	9%

Weighted average outstanding loan asset balance	$55,914		$63,586

*Annualized amount as percentage of weighted average outstanding gross loan balance.

**Excludes fee income related to the 339 Acquisition.

There are three main components that can impact our interest spread:

● Difference between the interest rate received (on our loan assets) and the interest rate paid (on our borrowings). The loans we have originated have interest rates which are based on our cost of funds, with a minimum cost of funds of 10.25%. For most loans, the margin is fixed at 2.5%; however, for our development loans the margin is generally fixed at 7%. This component is also impacted by the lending of money with no interest cost (our equity).

Interest income on loans was 14% for both the years ended December 31, 2024 and 2023. Estimated interest not earned during the year ended December 31, 2024 and 2023 due to loans impaired as a result of COVID-19 was $0 and $379, respectively.

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We anticipate our standard margin to be 2.5% on all future construction loans and generally 7% on all development loans. Our margin may increase in 2025 because some customers run past the standard repayment time and pay a higher rate of 5.0%, which started in 2023.

● Fee income. Our construction loan fee is 5% on the amount we commit to lend, which is amortized over the expected life of each loan. When loans terminate before their expected life, the remaining fee is recognized at the termination of the loan. In 2023, we started charging an annual fee on most of our development loans which varies.

Fee income on loans before deferred loan fee adjustments was 5.0% for both years ended December 31, 2024 and 2023.

● Amount of nonperforming assets. Generally, we can have two types of nonperforming assets that negatively affect interest spread which are defined as loans not paying interest and foreclosed assets.

As of December 31, 2024 and 2023, we had 21 impaired loans, net of reserves of $4,313 and 17 impaired loans, net of reserves of $5,475 that were not paying interest, respectively.

Foreclosed assets do not provide a monthly interest return. As of December 31, 2024 and 2023, foreclosed assets were $1,356 and $130, respectively, which resulted in a negative impact on our interest spread in both years.

Provision for Credit Losses

Provision for credit losses (expense throughout the year) was $762 and $737 for the years ended December 31, 2024 and 2023, respectively.

The allowance for credit losses as of December 31, 2024 and December 31, 2023 was $868 and $695, respectively. The increase in the allowance for credit losses is due to certain impaired assets that required completion that cost more than the original budget from the builder. In addition, some appraised values decreased in specific markets. The Company believes it has properly reserved for all foreclosed and impaired loans.

Non-Interest Income

Gain on Foreclosed Assets

During the years ended December 31, 2024 and 2023, we recognized $0 and $8, respectively, as a gain on the sale of foreclosed assets which related to the sale of one and two foreclosed assets during 2024 and 2023, respectively.

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Gain on the Sale of Real Estate Investments

During the year ended December 31, 2024, the Company recognized no gains or losses on real estate investment sales.

During the year ended December 31, 2023, the Company sold two real estate investment assets and recognized a gain on the sale of $10.

Revenue from the Sale of Land Parcels

During the year ended December 31, 2024 and 2023, the Company sold nine 339 land parcels and recognized sales of $2,998 and $0, respectively.

Option Fee Income

During the year end December 31, 2024 and 2023, the Company recognized 339 option fee income of $816 and $0, respectively.

Other Income

During the year ended December 31, 2024 and 2023, we consulted for two of our construction and development loan customers, respectively, which included accounting guidance and recognized $82 and $80 in other income. We anticipate increasing our consulting services to our customers during 2025.

Non-Interest Expense

Selling, General and Administrative (“SG&A”) Expenses

The following table displays our SG&A expenses for the years ended December 31, 2024 and 2023:

	2024	2023
Selling, general and administrative expenses
Legal and accounting	$286	$274
Salaries and related expenses	1,970	1,708
Board related expenses	112	108
Advertising	82	40
Rent and utilities	85	61
Loan and foreclosed asset expenses	125	87
Travel	221	182
Other	180	236
Total SG&A	$3,061	$2,696

SG&A expenses increased $365 to $3,061 for the year ended December 31, 2024 compared to $2,696 for the same period of 2023 due primarily to salaries and related expenses.

Loss on Foreclosed Assets

During the years ended December 31, 2024 and 2023, we recognized $595 and $36 for losses on foreclosed assets, respectively. During the first quarter of 2024 we reclassed six construction loans from loans receivable, net to foreclosed assets with a loss on foreclosure of $160 and impairments on foreclosed assets were $435. During 2023, loss on the sale of one of our foreclosed assets was $36.

Cost of Land Parcels Sold

During the year ended December 31, 2024 and 2023, the Company sold nine 339 land parcels and recognized costs on the sales of $2,998 and $0, respectively.

Consolidated Financial Position

Cash and Cash Equivalents

We try to avoid borrowing on our lines of credit from affiliates. To accomplish this, we must carry some cash for liquidity. This amount generally grows as our Company grows. As of December 31, 2024 and 2023, our cash was $3,347 and $3,522 respectively. During 2025, the Company will establish lines of credit to allow it to have liquidity while reducing or eliminating the holding of cash on a daily basis.

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Loans Receivable, net

Commercial Loans – Construction Loan Portfolio Summary

We anticipate the aggregate balance of our construction loan portfolio will increase as built homes take longer to sell.

The following is a summary of our loan portfolio to builders for home construction loans as of December 31, 2024:

State	Number of Borrowers	Number of Loans	Value of Collateral(1)	Commitment Amount	Gross Amount Outstanding	Loan to Value Ratio(2)		Loan Fee
Arizona	1	2	$890	$634	$633	71%		5%
California	1	1	3,210	1,750	1,346	55%		5%
Connecticut	1	2	1,040	728	389	70%		5%
Florida	9	42	16,089	11,081	6,874	69%		5%
Georgia	3	6	3,301	2,037	878	62%		5%
Idaho	1	4	1,462	1,060	661	73%		5%
Illinois	1	1	1,727	992	1,781	57%		5%
Louisiana	4	6	1,613	1,169	1,031	72%		5%
Michigan	1	1	890	481	27	54%		5%
Missouri	1	1	369	258	258	70%		5%
New Jersey	2	4	1,585	1,362	1,122	86%		5%
New York	1	1	650	455	105	70%		5%
North Carolina	9	18	10,737	6,642	4,786	62%		5%
Ohio	3	3	1,275	857	1,074	67%		5%
Pennsylvania	2	22	24,449	18,065	15,192	74%		5%
South Carolina	10	49	22,057	14,309	7,438	65%		5%
Tennessee	3	4	1,334	893	748	67%		5%
Texas	2	3	2,320	1,844	1,567	79%		5%
Utah	1	3	2,918	1,792	1,422	61%		5%
Virginia	3	4	1,546	982	672	64%		5%
Total	59	177	$99,462	$67,391	$48,004	68	%(3)	5%

(1)	The value is determined by the appraised value.

(2)	The loan to value ratio is calculated by taking the commitment amount and dividing by the appraised value.

(3)	Represents the weighted average loan to value ratio of the loans.

The following is a summary of our loan portfolio to builders for home construction loans as of December 31, 2023:

State	Number of Borrowers	Number of Loans	Value of Collateral(1)	Commitment Amount	Gross Amount Outstanding	Loan to Value Ratio(2)		Loan Fee
Arizona	2	5	$2,148	$1,504	$846	70%		5%
California	1	1	2,551	1,530	1,511	60%		5%
Connecticut	1	2	1,039	681	510	66%		5%
Florida	12	71	36,644	19,279	14,093	53%		5%
Georgia	4	8	2,963	1,831	1,229	62%		5%
Illinois	1	1	1,600	992	763	62%		5%
Indiana	1	1	335	235	79	70%		5%
Louisiana	2	3	773	541	300	70%		5%
Maryland	1	1	480	336	336	70%		5%
Missouri	1	2	820	570	439	70%		5%
New Jersey	2	5	1,985	1,563	954	79%		5%
North Carolina	8	23	10,637	6,681	2,994	63%		5%
Ohio	3	10	3,776	2,601	1,686	69%		5%
Pennsylvania	2	21	21,301	16,763	13,205	79%		5%
South Carolina	11	50	20,029	12,624	6,694	63%		5%
Tennessee	3	5	1,554	1,047	696	67%		5%
Texas	2	4	1,970	1,773	1,693	90%		5%
Utah	1	3	2,918	1,792	910	61%		5%
Virginia	3	3	857	530	474	62%		5%
Washington	1	6	2,789	2,427	2,376	87%		5%
Total	62	225	$117,169	$75,300	$51,788	64	%(3)	5%

(1)	The value is determined by the appraised value.

(2)	The loan to value ratio is calculated by taking the commitment amount and dividing by the appraised value.

(3)	Represents the weighted average loan to value ratio of the loans.

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Commercial Loans – Real Estate Development Loan Portfolio Summary

States	Number of Borrowers	Number of Loans	Value of Collateral(1)	Commitment Amount	Gross Amount Outstanding(4)	Loan to Value Ratio(2)		Interest Spread(5)
Florida	2	2	2,469	1,500	268	11%		7%
Georgia	1	1	346	275	159	46%		7%
New York	1	1	300	300	300	100%		7%
Pennsylvania	1	1	2,484	3,700	1,919	77%		varies
South Carolina	1	1	1,860	487	488	26%		7%
Total	6	6	$7,459	$6,262	$3,134	42	%(3)	7%

(1)	The value is determined by the appraised value adjusted for the remaining costs to be paid and third-party mortgage balances. In the event of a foreclosure on the property securing these loans, the portion of our collateral that is preferred equity in our Company might be difficult to sell, which could impact on our ability to eliminate the loan balance.

(2)	The loan to value ratio is calculated by taking the outstanding amount and dividing by the appraised value calculated as described above.

(3)	Represents the weighted average loan to value ratio of the loans.

(4)	Gross Amount Outstanding credit balances are due to deposits on account.

(5)	The interest spread varies for the state of Pennsylvania and is 7% across other states.

The following is a summary of our loan portfolio to builders for land development as of December 31, 2023:

States	Number of Borrowers	Number of Loans	Value of Collateral(1)	Commitment Amount	Gross Amount Outstanding(4)	Loan to Value Ratio(2)		Interest Spread(5)
Delaware	1	1	543	147	147	27%		7%
Florida	3	3	207	1,378	133	64%		7%
New Jersey	1	1	50	26	26	51%		7%
North Carolina	1	2	1,110	240	210	19%		7%
Pennsylvania	1	2	19,983	8,500	8,365	42%		varies
South Carolina	2	2	1,980	965	624	32%		7%
Total	9	11	$23,873	$11,256	$9,505	40	%(3)	7%

(1)	The value is determined by the appraised value adjusted for the remaining costs to be paid and third-party mortgage balances. In the event of a foreclosure on the property securing these loans, the portion of our collateral that is preferred equity in our Company might be difficult to sell, which could impact on our ability to eliminate the loan balance.

(2)	The loan to value ratio is calculated by taking the outstanding amount and dividing by the appraised value calculated as described above.

(3)	Represents the weighted average loan to value ratio of the loans.

(4)	Gross Amount Outstanding credit balances are due to deposits on account.

(5)	The interest spread varies for the state of Pennsylvania and is 7% across other states.

The following is a roll forward of our loan receivables net, or construction and development loans:

	December 31, 2024	December 31, 2023

Beginning balance	$58,130	$56,650
Originations and modifications	40,728	58,216
Principal collections	(48,578)	(57,895)
Transferred from loans receivables, net	(2,306)	—
Change in builder deposit	190	(217)
Change in allowance for credit losses	(173)	1,832
Change in loan fees, net	396	(456)
Ending balance	$48,387	$58,130

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Credit Quality Information

Effective January 1, 2023, we adopted ASC 326, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments,” which replaced the incurred loss methodology for determining out provision for credit losses and allowance for credit losses with current expected credit loss (“CECL”) model. Upon the adoption of ASC 326 the total amount of the allowance for credit losses (“ACL”) on loans estimated using the CECL methodology increased $178 compared to the total amount of the allowance recorded using the prior incurred loss model.

Based on the Company’s size, complexity and historical data the aggregate method or loss-rate method was selected to estimate expected credit losses. An expected loss ratio is applied based on internal historical losses and originations. The aggregate method relies upon the performance of an entire segment of the loan portfolio to best represent the behavior of these specific segments over time. In addition, modified open pool approach was used which utilizes our borrowers credit rankings for both construction and development loans. Internal risk-rating grades are assigned by the Company’s management based on an analysis of financial and collateral strength and other credit attributes underlying each loan. Loan grades are A, B and C and Unsecured for both construction and development loans where A and C defines the highest and lowest scores, respectively. Unsecured loans in our portfolio do not hold underlying collateral.

Each loan pool is adjusted for qualitative factors not inherently considered in the quantitative analysis. The qualitative adjustments either increase or decrease the quantitative model estimation. We consider factors that are relevant within the qualitative framework which include the following: lending policy, changes in nature and volume of loans, staff experience, changes in volume and trends of non-performing loans, trends in underlying collateral values, quality of our loan review system and other economic conditions, including inflation.

Our Company construction loans are collateralized by lots, partially built homes, and built homes, while our Company development loans are collateralized by land and lots. Secured nonaccrual loans individually evaluated are also collateralized by land and real estate.

The following table presents the Company’s gross loans receivable, commitment value and ACL for each respective credit rank loan pool category as of December 31, 2024.

	Loans Receivable Gross	Commitment Value	ACL
Construction Loans Collectively Evaluated:
A Credit Risk	$39,277	$55,872	$215
B Credit Risk	2,817	3,883	38
C Credit Risk	939	1,851	25

Development Loans Collectively Evaluated:
A Credit Risk	$2,485	$5,500	$2
B Credit Risk	160	275	-
C Credit Risk	489	487	18

Unsecured Nonaccrual Loans Individually Evaluated	$–	$–	$–

Secured Nonaccrual loans Individually Evaluated:	$4,971	$5,785	$658

ACL Unfunded Commitments	–	–	(88)

Total	$51,138	$73,653	$868

The following table presents the Company’s gross loans receivable, commitment value and ACL for each respective credit rank loan pool category as of December 31, 2023.

	Loans Receivable Gross	Commitment Value	ACL
Construction Loans Collectively Evaluated:
A Credit Risk	$40,252	$59,075	$215
B Credit Risk	5,718	10,339	33
C Credit Risk	–	–	–

Development Loans Collectively Evaluated:
A Credit Risk	$8,787	$9,793	$4
B Credit Risk	172	511	–
C Credit Risk	452	454	10

Unsecured Nonaccrual Loans Individually Evaluated	$86	$81	$86

Secured Nonaccrual loans Individually Evaluated:	$5,826	$6,303	$351

Total	$61,293	$86,556	$699

The following table presents the amortized cost basis of loans on nonaccrual status and loans past due over 89 days still accruing as of December 31, 2024:

	Nonaccrual with No Allowance for Credit Loss	Nonaccrual with Allowance for Credit Loss	Loans Past Due Over 89 Days Still Accruing
Unsecured Nonaccrual Loans Individually Evaluated	$–	$–	$–

Secured Nonaccrual loans Individually Evaluated:	$1,427	$3,544	$–

Total	$1,427	$3,544	$–

The following table presents the amortized cost basis of loans on nonaccrual status and loans past due over 89 days still accruing as of December 31, 2023:

	Nonaccrual with No Allowance for Credit Loss	Nonaccrual with Allowance for Credit Loss	Loans Past Due Over 89 Days Still Accruing
Unsecured Nonaccrual Loans Individually Evaluated	$–	$86	$–

Secured Nonaccrual loans Individually Evaluated:	$2,495	$3,331	$–

Total	$2,495	$3,417	$–

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For loans greater than 12 months in age that are individually evaluated, appraisals are ordered and prepared if the current appraisal is greater than 13 months old and construction is greater than 90% complete. If construction is completed by less than 90% the Company uses the latest appraisal on file. At certain times the Company may choose to use a broker’s opinions of value (“BOV”) as a replacement for an appraisal if deemed more efficient by management. Appraised values are adjusted down for estimated costs associated with asset disposal. Broker’s opinion of selling price, use currently valid sales contracts on the subject property, or representative recent actual closings by the builder on similar properties may be used in place of a BOV.

Appraisers are state certified and are selected by first attempting to utilize the appraiser who completed the original appraisal report. If that appraiser is unavailable or unreasonably expensive, we use another appraiser who appraises routinely in that geographic area. BOVs are created by real estate agents. We try to first select an agent we have worked with, and then, if that fails, we select another agent who works in that geographic area.

In addition, our loan portfolio includes performing, forbearance and non-accrual loans. The Company’s policies with respect to placing loans on non-accrual and individually evaluated if they are past due greater than 90 days unless management deems the loan an exception. A fair market value analysis is performed and an allowance for credit loss is established based on the results of the analysis.

The following is an aging of our gross loan portfolio as of December 31, 2024:

	Gross Loan	Current	Past Due	Past Due	Past Due	Past Due
	Value	0 - 59	60 - 89	90 - 179	180 - 269	>270
Performing Loans
A Credit Risk	$41,763	$41,763	$–	$–	$–	$–
B Credit Risk	2,977	2,977	–	–	–	–
C Credit Risk	1,428	1,428	–	–	–	–

Forbearance Loans
Secured Nonaccrual Loans	4,476	–	–	1,057	–	3,419

Nonaccrual Loans
Unsecured Loans	–	–	–	–	–	–
Secured Loans	494	–	–	–	–	494
Total	$51,138	$46,168	$–	$1,057	$–	$3,913

The following is an aging of our gross loan portfolio as of December 31, 2023:

	Gross Loan	Current	Past Due	Past Due	Past Due	Past Due
	Value	0 - 59	60 - 89	90 - 179	180 - 269	>270
Performing Loans
A Credit Risk	$49,039	$49,039	$–	$–	$–	$–
B Credit Risk	5,890	5,890	–	–	–	–
C Credit Risk	452	452	–	–	–	–

Forbearance Loans
B Credit Risk	–	–	–	–	–	–
C Credit Risk	–	–	–	–	–	–

Unsecured Nonaccrual Loans Individually Evaluated	86	–	–	–	–	86
Secured Nonaccrual Loans Individually Evaluated	5,826	–	881	1,497	1,641	1,807
Total	$61,293	$55,381	$881	$1,497	$1,641	$1,893

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Below is an aging schedule of loans receivable as of December 31, 2024, on a recency basis:

	No. Loans	Unpaid Balances	%
Current loans (current accounts and accounts on which more than 50% of an original contract payment was made in the last 59 days)	162	$46,168	90.2%
60-89 days	–	–	–%
90-179 days	5	1,057	2.1%
180-269 days	–	–	–%
>270 days	16	3,913	7.7%

Subtotal	183	$51,138	100.0%

Interest only accounts (Accounts on which interest, deferment, extension and/or default charges were received in the last 60 days)	–	$–	–%

Partial Payment accounts (Accounts on which the total received in the last 60 days was less than 50% of the original contractual monthly payment. “Total received” to include interest on simple interest accounts, as well as late charges on deferment charges on pre-computed accounts.)	–	$–	–%

Total	183	$51,138	100.0%

Below is an aging schedule of loans receivable as of December 31, 2024, on a contractual basis:

	No. Loans	Unpaid Balances	%
Contractual Terms - All current Direct Loans and Sales Finance Contracts with installments past due less than 60 days from due date.	162	$46,168	90.2%
60-89 days	–	–	–%
90-179 days	5	1,057	2.1%
180-269 days	–	–	–%
>270 days	16	3,913	7.7%

Subtotal	183	$51,138	100.0%

Interest only accounts (Accounts on which interest, deferment, extension and/or default charges were received in the last 60 days)	–	$–	–%

Partial Payment accounts (Accounts on which the total received in the last 60 days was less than 50% of the original contractual monthly payment. “Total received” to include interest on simple interest accounts, as well as late charges on deferment charges on pre-computed accounts.)	–	$–	–%

Total	183	$51,138	100.0%

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Below is an aging schedule of loans receivable as of December 31, 2023, on a recency basis:

	No. Loans	Unpaid Balances	%
Current loans (current accounts and accounts on which more than 50% of an original contract payment was made in the last 59 days)	219	$55,381	90.4%
60-89 days	3	881	1.4%
90-179 days	3	1,497	2.4%
180-269 days	4	1,641	2.7%
>270 days	7	1,893	3.1%

Subtotal	236	$61,293	100.0%

Interest only accounts (Accounts on which interest, deferment, extension and/or default charges were received in the last 60 days)	–	$–	–%

Partial Payment accounts (Accounts on which the total received in the last 60 days was less than 50% of the original contractual monthly payment. “Total received” to include interest on simple interest accounts, as well as late charges on deferment charges on pre-computed accounts.)	–	$–	–%

Total	236	$61,293	100.0%

Below is an ageing schedule of loans receivable as of December 31, 2023, on a contractual basis:

	No. Loans	Unpaid Balances	%
Contractual Terms - All current Direct Loans and Sales Finance Contracts with installments past due less than 60 days from due date.	219	$55,381	90.4%
60-89 days	3	881	1.4%
90-179 days	3	1,497	2.4
180-269 days	4	1,641	2.7%
>270 days	7	1,893	3.1%

Subtotal	236	$61,293	100.0%

Interest only accounts (Accounts on which interest, deferment, extension and/or default charges were received in the last 60 days)	–	$–	–%

Partial Payment accounts (Accounts on which the total received in the last 60 days was less than 50% of the original contractual monthly payment. “Total received” to include interest on simple interest accounts, as well as late charges on deferment charges on pre-computed accounts.)	–	$–	–%

Total	236	$61,293	100.0%

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Allowance for Credit Losses on Loans

The following table provides a roll forward of the allowance for credit losses as of December 31, 2024:

	Performing Loans						Nonaccrual loans
	Construction			Development
	A Credit Risk	B Credit Risk	C Credit Risk	A Credit Risk	B Credit Risk	C Credit Risk	Secured	Unsecured	Total
Allowance for credit losses as of December 31, 2023	$(211)	$(32)	$–	$(5)	$–	$(10)	$(351)	$(86)	$(695)
Reclassification of ACL on unfunded commitments	59	19	–	–	–	–	–	–	78
Charge-offs	–	–	–	–	–	–	454	52	506
Recoveries	–	–	–	–	–	–	–	(6)	(6)
Provision for credit losses funded	2	(15)	(13)	4	–	(8)	(761)	40	(751)
Allowance for credit losses as of December 31, 2024	$(150)	$(28)	$(13)	$(1)	$–	$(18)	$(658)	$–	$(868)

Reserve for unfunded commitments as of December 31, 2023	$–	$–	$–	$–	$–	$–	$–	$–	$–
Reclassification of ACL on unfunded commitments	(59)	(19)	–	–	–	–	–	–	(78)
Provision for credit losses unfunded	(6)	9	(12)	(1)	–	–	–	–	(10)
Reserve for unfunded commitments as of December 31, 2024	$(65)	$(10)	$(12)	$(1)	$–	$–	$–	$–	$(88)

The following table provides a roll forward of the allowance for credit losses as of December 31,2023:

	Performing Loans						Nonaccrual loans
	Construction			Development
	A Credit Risk	B Credit Risk	C Credit Risk	A Credit Risk	B Credit Risk	C Credit Risk	Secured	Unsecured	Total
December 31, 2022	$(174)	$(66)	$(9)	$(37)	$(2)	$(7)	$(247)	$(1,985)	$(2,527)
Impact of the adoption of ASC 326	(33)	(1)	(12)	35	2	(30)	–	(139)	(178)
Charge-offs	–	–	–	–	–	–	132	2,610	2,742
Reduction in ACL for loan participations	5	–	–	–	–	–	–	–	5
Provision for credit losses	(9)	35	21	(3)	–	27	(236)	(572)	(737)
December 31, 2023	$(211)	$(32)	$–	$(5)	$–	$(10)	$(351)	$(86)	$(695)

Allowance for Credit Losses on Unfunded Loan Commitments

Unfunded commitments to extend credit, which have similar collateral, credit and market risk to our outstanding loans, were $22,515 and $25,263 as of December 31, 2024 and December 31, 2023, respectively. The ACL is calculated at an estimated loss rate on the total commitment value for loans in our portfolio. The ACL on unfunded commitments is calculated as the difference between the ACL on commitment value less the estimated loss rate and the total gross loan value for loans in our portfolio. As of December 31, 2024, the ACL for unfunded commitments was $88. In addition, as of December 31, 2024, we had no off-balance sheet transactions, nor do we currently have any such arrangements or obligations.

Concentration

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of loans receivable. Our concentration risks for our top three customers listed by geographic real estate market are summarized in the table below:

	December 31, 2024		December 31, 2023
		Percent of		Percent of
	Borrower	Loan	Borrower	Loan
	City	Commitments	City	Commitments

Highest concentration risk	Pittsburgh, PA	20%	Pittsburgh, PA	29%
Second highest concentration risk	Orlando, FL	4%	Cape Coral, FL	7%
Third highest concentration risk	Greenville, SC	3%	Orlando, FL	6%

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Foreclosed Assets

Roll forward of foreclosed assets for the years ended December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Beginning balance	$130	$1,582
Transferred from loans receivables, net	2,306	–
Investments in foreclosed assets	507	125
Sale proceeds	(992)	(1,549)
Gain on foreclosed assets	–	8
Loss on foreclosed assets	(595)	(36)
Ending balance	$1,356	$130

During the year ended December 31, 2024 and 2023 we reclassed $2,306 and $0 loan receivable, net assets to foreclosed assets, respectively.

Real Estate Investments

During June 2020, we acquired four lots from a borrower in exchange for the transfer of loans secured by those lots. We extinguished the principal balance for the loans on the lots in the amount of $640 and in addition, paid a $500 management fee for the development of homes on the lots. The management fee was paid through reducing the principal balance on a current loan receivable with the borrower. Two of the four homes sold during 2022 and the remaining two sold in 2023.

During October 2023, the Company acquired two properties to construct houses on each lot. Once the properties are fully developed and sold the use of proceeds from the sale will first apply to the land, building, furniture and interest costs to the Company and a portion of the remaining funds will be distributed as a management fee for the development of the homes.

Effective February 15, 2024, the Company completed its acquisition of 339 Justabout Land Co. LLC (“339”), in a transaction valued at $9,122. The Company paid cash consideration of $3,000 plus the amount of our intercompany debt.

The property has since been subdivided into two parcels. One parcel is being developed into lots and are available for home construction (“Phase 1 Lots”) and the other parcel will be developed into a second phase of lots (“Phase 2 Lots”), which should be available for construction early next year (collectively the “339 Lots”).

We charge an option fee to Benjamin Marcus Homes (“BMH”) for the right to buy the Phase 1 Lots owned by 339. The option fee was $890 as of February 15, 2024, and the Company is deferring the revenue related to the option fee over twelve months. As of December 31, 2024, deferred revenue, real estate investment was $74.

During the year ended December 31, 2024, BMH purchased nine lots from 339 for both revenue and cost of land parcels sold of $2,998 which is included within non-interest income and non-interest expense, respectively, on the interim consolidated statements of operations. No gains or losses were recognized in the lot sales. We are capitalizing interest related to the cost of this investment which is included in the asset when we sell lots.

The total expected selling price of the 339 Lots is approximately $18,500 and the purchase price was $3,892 (the “Purchase Price”) and the development loan reclassed from loan receivables net to real estate investments of $6,122. BMH immediately repaid an intercompany debt to 339 of $892, which in turn was returned to the Company, leaving the net investment at $3,000. We purchased 339 subject to the debt owed by 339, which included a first position development loan from the Company, and two subordinate financings from lenders outside of the Company.

During September 2024, the Company invested in a minority non-controlling interest in one of our borrowers, DBL Capital Real Estate Fund 1, LLC (“DBL”) for $330. The investment is to develop six empty lots into houses and the Company is expected to receive a return.

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The following table is a roll forward of real estate investment assets:

	December 31, 2024	December 31, 2023

Beginning balance	$435	$660
Additions from 339 acquisition	11,330	–
Gain on sale of real estate investments	–	10
Investments in real estate asset trust	330	–
Proceeds from the sale of real estate investments	(2,998)	(2,131)
Additions for construction/development	4,432	1,896
Ending balance	$13,529	$435

The following table is capitalized interest for real estate investment assets:

	December 31, 2024	December 31, 2023

Capitalized interest	$1,143	$11
Cost of funds	11.48%	11.28%

The capitalized interest is included within real estate investment assets on the consolidated balance sheet.

Segment Reporting

During February 2024, the Company completed its acquisition of 339 and the property has since been subdivided into two parcels. One parcel is being developed into lots and are available for home construction and the other parcel will be developed into a second phase of lots which should be available for construction early next year.

The addition of the Company’s real estate investment added a new segment; therefore, as of December 31, 2024 the Company will operate within two principal business segments: Shepherd’s Finance and 339 and once consolidated the Company reports as Shepherd’s Finance, LLC. Shepherd’s Finance was the one principal business segment as of December 31, 2023. Revenues from Shepherd’s Finance consist primarily of interest and fee income earned on loans. 339’s revenues are primarily related to the sale of land parcels and option fee income. The Company has no other segments.

Our CEO assesses segment performance using operating income as well as comparing capital expenditures, sales prices, sales rates, and development timing to a plan that was created prior to purchase. For 339, we are intending to develop 62 lots, of which 38 are already developed. Of those 38, none were sold as of December 31, 2024. In addition, as of December 31, 2024, we invested a total of $14,975, anticipating another $3,400 in capital expenditures, and relieved the total investment of $2,998 through sales. We recognized $816 in option fee income. We anticipate a majority of the remaining 38 lots will sale during 2025, with the remaining 24 undeveloped lots will be under development or completed by the end of 2025.

The Company’s reportable segments are strategic business units that offer different products and services. They are managed separately because each segment sales a different product.

Information about reportable segments, and reconciliations of such information to the Consolidated Financial Statements as of December 31, 2024 are described below.

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Reconciliation of Consolidated Statements of Operations:

Shepherd’s Finance, LLC

Consolidated Statements of Operations

For the Year Ended December 12/31/2024

(in thousands of dollars)	339 Justabouot Land Company, LLC	Shepherds Finance, LLC	Total

Net Interest and Fee Income
Interest and fee income on loans	$–	$10,198	$10,198
Interest expense:
Interest related to secure borrowings	–	1,297	1,297
Interest related to unsecured borrowings	–	3,564	3,564
Interest expense	$–	$4,861	$4,861

Net interest and fee income	–	5,337	5,337

Less: Provision for credit losses	–	762	762
Net interest and fee income after provision for credit losses	–	4,575	4,575

Non-Interest Income
Gain on foreclosed assets	$–	$–	$–
Revenue from the sale of land parcels	2,998	–	2,998
Option fee income	816	–	816
Other income	–	82	82
Total non-interest income	$3,814	$82	$3,896

Income before non-interest expense	3,814	4,657	8,471

Non-Interest Expense
Selling, general and administrative	$–	$3,061	$3,061
Depreciation and amortization	–	80	80
Loss on foreclosed assets	–	595	595
Cost of land parcels sold	2,998	–	2,998
Total non-interest expense	$2,998	$3,736	$6,734

Net Income	$816	$921	$1,737

Net income attributable to preferred equity holders	$–	$–	$702

Net income attributable to common equity holders	$–	$–	$1,035

Reconciliation of Total Assets:

(in thousands of dollars)	339 Justabouot Land Company, LLC	Shepherds Finance, LLC	Elimination	Total
Total assets as of December 31, 2024	$11,977	$57,386	$–	$69,363

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Customer Interest Escrow

The Pennsylvania Loans call for a funded interest escrow account which was initially funded with proceeds from the Pennsylvania Loans. The initial funding on that interest was $450. The balance as of December 31, 2024 and 2023 was $0 and $12, respectively. To the extent the balance is available in the interest escrow, interest due on certain loans is deducted from the interest escrow on the date due. The interest escrow is increased by 20% of lot payoffs on the same loans, and by interest and/or distributions on a loan in which we are the borrower and Investor’s Mark Acquisitions, LLC is the lender and on the Series B preferred equity. All of these transactions are noncash to the extent that the total escrow amount does not need additional funding.

We had 34 and 39 other loans active as of December 31, 2024 and 2023, respectively, which also had interest escrows. The cumulative balance of all interest escrows other than the Pennsylvania Loans was $353 and $279 as of December 31, 2024 and 2023, respectively.

Roll forward of interest escrow for the years ended December 31, 2024 and 2023:

	2024	2023

Beginning balance	$292	$766
Preferred equity dividends	–	47
Additions from Pennsylvania Loans	907	654
Additions from other loans	701	538
Interest, fees, principal or repaid to borrower	(1,547)	(1,713)

Ending balance	$353	$292

Secured Borrowings

Loan Purchase and Sale Agreements

We have two loan purchase and sale agreements where we are the seller of portions of loans we create. The two purchasers are Builder Finance, Inc. (“Builder Finance”) and S.K. Funding, LLC (“S.K. Funding”). Generally, the purchasers buy between 50% and 85% of each loan sold. They receive interest rates ranging from our cost of funds to the interest rate charged to the borrower. The purchasers generally do not receive any of the loan fees we charge. We have the right to call some of the loans sold, with some restrictions. Once sold, the purchaser must fund their portion of the loans purchased. We service the loans. Also, there are limited put options in some cases, whereby the purchaser can cause us to repurchase a loan. The loan purchase and sale agreements are recorded as secured borrowings.

In March 2018, we entered into the Seventh Amendment (the “Seventh Amendment”) to our Loan Purchase and Sale Agreement with S.K. Funding. The purpose of the Seventh Amendment was to allow S.K. Funding to purchase a portion of the Pennsylvania Loans.

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The Seventh Amendment had a term of 24 months and automatically renews for additional six-month terms unless either party gives written notice of its intent not to renew at least six months prior to the end of a term. S.K. Funding will have a priority position as compared to the Company in the case of a default by any of the borrowers.

In April 2021, we entered into the Eleventh Amendment (the “Eleventh Amendment”) to our Loan Purchase and Sale Agreement with S.K. Funding. The purpose of the Eleventh Amendment was to allow a principal increase to $2,000 from the original $1,000 in the Tenth Amendment dated January 2019. In addition, if the collateral value drops then an unsecured portion or $400 may be used until the collateral is increased back to $2,000.

The Eleventh Amendment has a term of 12 months and automatically renews for additional six-month terms unless either party gives written notice of its intent not to renew at least five months prior to the end of a term. S.K. Funding will have a priority position as compared to the Company in the case of a default by any of the borrowers.

In July 2022, we entered into the Twelfth Amendment (the “Twelfth Amendment”) to our Loan Purchase and Sale Agreement with S.K. Funding. The purpose of the Twelfth Amendment was to allow S.K. Funding to purchase a portion of loans sold to one borrower in Pennsylvania.

The timing of the Company’s principal and interest payments to S.K. Funding under the Twelfth Amendment, and S.K. Funding’s obligation to fund the loans in Pennsylvania vary depending on the total principal amount of the Pennsylvania Loans outstanding at any time, as follows:

●	If the total principal amount exceeds $3,000. In addition, up to $400 may be unsecured on the Twelfth Amendment loans at any time.
●	The interest rate accruing to S.K. Funding for both the Secured and Unsecured portion of the Twelfth Amendment is 10.0% and 9.5%, accordingly and calculated on a 365/366-day basis.

In October of 2023, we entered the Thirteenth Amendment (the “Thirteenth Amendment”) to our Loan Purchase and Sale Agreement with S.K. Funding. The purpose of the Thirteenth Amendment was to sell participating interests in a few of our loans with our largest customer. These sales are different than all of our other loan participations in that the buyer is not in a preferred risk position, and as such, the portions of the loans sold are treated as an actual loan sale. The balance of the portion sold is removed from our balance sheet. The interest on the portion sold is not reflected on our statement of operations, and there is no interest cost or loan loss related to the sold portion on our statement of operations. The fee we earn on these loans for origination and servicing is recognized over the expected life of the loan in the same way as all of our other loans.

Pursuant to the Thirteenth Amendment, the aggregate amount of the S.K. Funding’s commitment, either funded or unfunded, under certain loans purchased by S.K. Funding covered by the Thirteenth Amendment (the “Loans”) was increased to $1,650. As of the effective date of the Thirteenth Amendment, S.K. Funding has funded $1,400 and agreed to fund an additional $250 upon notice from us that such additional amount is desired to fund the Loans. In addition, the amount of the portion of any Loan purchased by S.K. Funding was adjusted to the lesser of (i) 45% of our approved appraised value or a third-party sales price if the collateral property is under agreement for sale, as applicable, and (ii) 50% of the maximum principal of the loan after deducting the loan fee. The interest rate for the Loans is the lessor of the (i) the interest rate on such Loan or (ii) 14%, calculated on a 365/366 day basis. For such amounts of the Loan amount that are unsecured, the interest rate for such amounts is 9.5%, calculated on a 365/366 day basis. The loan receivables gross principal balance of the sold portion of the Loans as of December 31, 2024 was $1,400.

The term of the Thirteenth Amendment and S.K. Funding’s participation in the Loans, shall be through the repayment of the last Loan participated in by S.K. Funding pursuant to the terms of the Thirteenth Amendment.

Lines of Credit

Lines of Credit with Mr. Wallach and His Affiliates

During June 2018, we entered into the First Amendment to the line of credit with our Chief Executive Officer and his wife (the “Wallach LOC”) which modified the interest rate on the Wallach LOC to generally equal the prime rate plus 3%. The interest rate for the Wallach LOC was 10.50% and 11.50% as of December 31, 2024 and 2023, respectfully. As of December 31, 2024, and 2023, the outstanding amount pursuant to the Wallach LOC was $743 and $160, respectively. For the years ended December 31, 2024 and 2023, interest expense was $35 and $18, respectively. The maximum amount outstanding on the Wallach LOC is $1,250 and the loan is a demand loan.

During June 2018, we also entered into the First Amendment to the line of credit with the 2007 Daniel M. Wallach Legacy Trust, which is our CEO’s trust (the “Wallach Trust LOC”) which modified the interest rate on the Wallach Trust LOC to generally equal the prime rate plus 3%. The interest rate for this borrowing was 10.50% and 11.50% as of December 31, 2024 and 2023. As of December 31, 2024, and 2023, the outstanding amount pursuant to the Wallach Trust LOC was $0 and $166, respectively. For the years ended December 31, 2024 and 2023, interest expense was $16 and $20, respectively. The maximum amount outstanding on the Wallach Trust LOC is $250 and the loan is a demand loan.

Line of Credit with William Myrick

During June 2018, we entered into a line of credit agreement (the “Myrick LOC Agreement”) with our former Partner, William Myrick. Pursuant to the Myrick LOC Agreement, Mr. Myrick provides us with a line of credit (the “Myrick LOC”) with the following terms:

●	Principal not to exceed $1,000;
●	Secured by a lien against all of our assets;
●	Cost of funds to us of prime rate plus 3%; and
●	Due upon demand.

As of December 31, 2024 and 2023, the amounts outstanding pursuant to the Myrick LOC were $0 for both the years ended December 31, 2024 and 2023, interest expense was $0.

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Line of Credit with Shuman

During July 2017, we entered into a line of credit agreement (the “Shuman LOC Agreement”) with Steven K. Shuman, which is now held by Cindy K. Shuman. Pursuant to the Shuman LOC Agreement, Shuman provides us with a revolving line of credit (the “Shuman LOC”) with the following terms:

●	Principal not to exceed $1,325;
●	Secured with assignments of certain notes and mortgages;
●	Cost of funds to us of 10%; and
●	Due in July 2025 but will automatically renew for additional 12-month periods, unless either party gives notice to not renew.

As of December 31, 2024 and 2023, the outstanding amount pursuant to the Shuman LOC was $125. Interest expense was $13 for both years ended December 31, 2024 and 2023, respectively.

Line of Credit with Judith Swanson

During December 2021, the Swanson Line of Credit (“Swanson LOC”) was assigned to Judith Swanson (“Judith Swanson LOC”), as trustee of a trust. Pursuant to the Swanson Modification Agreement, the Judith Swanson LOC provides us with a revolving line of credit with the following terms:

●	Principal not to exceed $7,000;
●	Secured with assignments of certain notes and mortgages;
●	Cost of funds to us of 6.75%; and
●	Due March 2026, $4,000 due July 2026, balance due November 21, 2026.

The Judith Swanson LOC was fully borrowed on the secured and unsecured portion of the line of credit as of December 31, 2024 and 2023. The secured balance on the Judith Swanson LOC was $6,000 and $5,164 as of December 31, 2024 and 2023, respectively. Interest expense was $640 and $556 for the years ended December 31, 2024 and 2023, respectively.

New Lines of Credit

During 2020 and 2019, we entered into one and four line of credit agreements, respectively (the “New LOC Agreements”). Pursuant to the New LOC Agreements, the lenders provide us with revolving lines of credit with the following terms:

●	Principal not to exceed $6,063;
●	Secured with assignments of certain notes and mortgages;
●	Cost of funds to us between 9.00% and 10.00%; and
●	Terms generally allow the lenders to give one month’s notice after which the principal balance of a New LOC Agreement will be reduced to a zero over the next six months.

The total balance of the New LOC Agreements was $2,965 and $3,066 as of December 31, 2024 and 2023, respectively. Interest expense was $296 and $230 for the year ended December 31, 2024 and 2023, respectively.

Hanna Holdings, Inc. Loan

This loan was debt acquired in the 339 acquisition which 339 used the loan to originally purchase the property.

●	Principal not to exceed $1,250
●	Secured with a second position mortgage
●	7% interest rate
●	Due in December 2027, but payable with a payoff associated with each lot sale. Interest accrues and is paid upon each payoff of principal.

As of December 31, 2024, the Loan with Hanna Holdings, Inc. was $350 compared to $1,250 as of the 339 Acquisition date.

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Mortgage Payable

During January 2018, we entered a commercial mortgage on our office building with the following terms:

●	Principal not to exceed $660;
●	Interest rate was 5.07% per annum until it increased 1.53% to 6.60% in January 2023 and is based on a year of 360 days; and
●	Due in January 2033.

During November 2024, we paid off the mortgage on our office building. The principal amount at payoff was $559. In addition, interest expense during the years ended December 31, 2024 and 2023 was $37 and $39 respectively.

Secured Borrowings Secured by Loan Assets

Borrowings secured by loan assets

	December 31, 2024		December 31, 2023
	Book Value of Loans which Served as Collateral	Due from Shepherd’s Finance to Loan Purchaser or Lender	Book Value of Loans which Served as Collateral	Due from Shepherd’s Finance to Loan Purchaser or Lender
Loan Purchaser
Builder Finance	$7,485	$4,418	$7,615	$5,770
S.K. Funding	8,229	6,500	7,358	6,500

Lender
Shuman	236	125	358	125
Jeff Eppinger	4,028	1,500	3,496	1,500
R. Scott Summers	1,361	903	2,177	1,003
John C. Solomon	649	563	598	563
Judith Swanson	10,626	6,000	10,038	5,164

Total	$32,614	$20,009	$31,640	$20,625

Unsecured Borrowings

Unsecured Notes through the Public Offering (“Notes Program”)

The effective interest rate on borrowings through our Notes Program as of December 31, 2024 and December 31, 2023 was 9.09% and 9.01%, respectively, not including the amortization of deferred financing costs.

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We generally offer four durations at any given time, ranging from 12 to 48 months from the date of issuance. Our fourth public notes offering, which was declared effective on September 16, 2022, includes a mandatory early redemption option on all Notes, provided that the proceeds are reinvested. In our historical offerings, there were limited rights of early redemption. Our 36-month Note sold in our third public notes offering had a mandatory early redemption option, subject to certain conditions.

The following table is a roll forward of our Notes Program:

	December 31, 2024	December 31, 2023

Gross notes outstanding, beginning of period	$20,854	$21,576
Notes issued	5,257	1,353
Note repayments / redemptions	(6,143)	(2,075)

Gross notes outstanding, end of period	19,968	20,854

Less deferred financing costs, net	(150)	(235)

Notes outstanding, net	$19,818	$20,619

The following is a roll forward of deferred financing costs:

	December 31, 2024	December 31, 2023

Deferred financing costs, beginning balance	$939	$835
Additions	121	103
Deferred financing costs, ending balance	$1,060	$939
Less accumulated amortization	(910)	(703)
Deferred financing costs, net	$150	$235

The following is a roll forward of the accumulated amortization of deferred financing costs:

	December 31, 2024	December 31, 2023

Accumulated amortization, beginning balance	$703	$468
Additions	207	235
Accumulated amortization, ending balance	$910	$703

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Other Unsecured Debts

Our other unsecured debts are detailed below:

Loan	Maturity Date	Interest Rate(1)	December 31, 2024	December 31, 2023
Unsecured Note with Seven Kings Holdings, Inc. Senior Subordinated	Demand(2)	9.5%	$–	$410
Unsecured Line of Credit from Judith Swanson	March 2026	10.0%	1,000	1,836
Unsecured Line of Credit from Judith Swanson	April 2025	10.0%	500	-
Unsecured Line of Credit from Builder Finance, Inc. Senior Subordinated	January 2025	10.0%	750	750
Subordinated Promissory Note	April 2024	10.0%	–	100
Subordinated Promissory Note	February 2025	9.0%	600	600
Subordinated Promissory Note	March 2026	9.75%	500	500
Subordinated Promissory Note	December 2027	10.0%	20	20
Subordinated Promissory Note	February 2024	11.0%	–	20
Subordinated Promissory Note	January 2025	10.0%	15	15
Subordinated Promissory Note	February 2027	8.5%	200	-
Subordinated Promissory Note	March 2027	10.0%	26	26
Subordinated Promissory Note	November 2026	9.5%	200	200
Subordinated Promissory Note	October 2024	10.0%	–	700
Subordinated Promissory Note	December 2024	10.0%	–	100
Subordinated Promissory Note	April 2025	10.0%	202	202
Subordinated Promissory Note	July 2025	8.0%	100	100
Subordinated Promissory Note	September 2027	10%	108	108
Subordinated Promissory Note	October 2025	8.0%	100	100
Subordinated Promissory Note	December 2025	8.0%	180	180
Senior Subordinated Promissory Note	March 2026(3)	8.0%	–	374
Subordinated Promissory Note	August 2026	8.0%	291	291
Senior Subordinated Promissory Note	July 2026(4)	1.0%	740	740
Junior Subordinated Promissory Note	July 2026(4)	20.0%	460	460
Senior Subordinated Promissory Note	October 2024(4)	1.0%	–	720
Senior Subordinated Promissory Note	October 2028(4)	1.0%	1,072	–
Junior Subordinated Promissory Note	October 2024(4)	20.0%	–	447
Junior Subordinated Promissory Note	October 2028(4)	20.0%	666	–
Subordinated Promissory Note	March 2029	10.0%	1,200	1,200
Subordinated Promissory Note	April 2024	10.0%	–	750
Subordinated Promissory Note	May 2027	10.0%	97	98
Subordinated Promissory Note	November 2027	10.0%	120	120
Subordinated Promissory Note	June 2025	10.0%	1,000	–
Subordinated Promissory Note	April 2028	10.0%	149	–
Subordinated Promissory Note	April 2029	11.0%	2,000	–
Subordinated Promissory Note	January 2025	11.0%	1,007	–
Subordinated Promissory Note	October 2027	8.50%	200	–
Subordinated Promissory Note	October 2028	10.0%	1,043	–
Subordinated Promissory Note	December 2028	10.0%	149	–
Subordinated Promissory Note	Varies (5)	Prime+1.5%	700	–
			$15,395	$11,167

(1)	Interest rate per annum, based upon actual days outstanding and a 365/366-day year.

(2)	Due six months after lender gives notice.

(3)	Lender may require us to repay $20 of principal and all unpaid interest with 10 days’ notice.

(4)	These notes were issued to the same holder and, when calculated together, yield a blended rate of 11% per annum.

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Priority of Borrowings

The following table displays our borrowings and a ranking of priority. The lower the number, the higher the priority:

	Priority Rank	December 31, 2024	December 31, 2023
Borrowing Source
Purchase and sale agreements and other secured borrowings	1	$20,359	$21,196
Secured line of credit from affiliates	2	743	326
Unsecured line of credit (senior)	3	750	1,160
Other unsecured debt (senior subordinated)	4	1,812	1,094
Unsecured Notes through our public offering, gross	5	19,968	20,854
Other unsecured debt (subordinated)	5	11,707	8,006
Other unsecured debt (junior subordinated)	6	1,126	907
Less deferred financing fees		(150)	(238)

Total		$56,315	$53,305

Liquidity and Capital Resources

Our primary liquidity management objective is to meet expected cash flow needs while continuing to service our business and customers. As of December 31, 2024, and 2023, we had combined loans outstanding of 183 and 236, respectively. Gross loans outstanding were $51,138 and $61,293 as of December 31, 2024 and 2023, respectively.

Our net cash provided by operating activities decreased $723 to $6,478 as of December 31, 2024 compared to $7,201 for the same period of 2023. The decrease was primarily due to lower net income, which was $1,737 for the period ended December 31, 2024 compared to $2,578 for the same period of 2023 which was offset by the change in the accrued interest receivable balance which was $327 as of December 31, 2024 compared to $(501) for the same period of 2023.

Unfunded commitments to extend credit, which have similar collateral, credit and market risk to our outstanding loans, were $22,515 and $25,263 as of December 31, 2024 and 2023, respectively. As of December 31, 2024, other than unfunded commitments, we had no off-balance sheet transactions, nor do we currently have any such arrangements or obligations.

To fund our combined loans, we rely on secured debt, unsecured debt, and equity, which are described in the following table:

Source of Liquidity	As of December 31, 2024	As of December 31, 2023
Secured debt, net of deferred financing costs	$21,102	$21,519
Unsecured debt, net of deferred financing costs	$35,213	$31,786
Equity*	$8,573	$6,767
Cash and cash equivalents	$3,347	$3,522

* Equity includes Members’ Capital and Preferred Equity.

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As of December 31, 2024 and 2023, cash and cash equivalents was $3,347 and $3,522, respectively. Secured debt, net of deferred financing costs decreased $417 to $21,102 as of December 31, 2024, compared to $21,519 for the same period of 2023. The decrease in secured debt was due primarily to borrowings pursuant to our loan purchase and sale agreements. However, we anticipate secured debt to decrease during 2025 as our loan receivable balances decrease.

Unsecured debt, net of deferred financing costs increased $3,427 to $35,213 as of December 31, 2024 compared to $31,786 for the same period of 2023. The increase in unsecured debt primarily related to unsecured notes sold outside of our Notes Program.

Equity increased $1,806 to $8,573 as of December 31, 2024 compared to $6,767 for the same period of 2023.

We anticipate an increase in both common and preferred equity during the 12 months subsequent to December 31, 2024. If we are not able to maintain our equity, we will rely more heavily on raising additional funds through the Notes Program.

The total amount of our debt maturing through year ending December 31, 2025 is 33,642, which consists of secured borrowings of $20,752 and unsecured borrowings of $12,890.

Secured borrowings maturing through the year ending December 31, 2025 significantly consists of loan purchase and sale agreements with two loan purchasers (Builder Finance and S. K. Funding) and several lenders. These secured borrowings are listed as maturing over the next 12 months due primarily to their related demand loan collateral. The following are secured facilities listed as maturing in 2025 with actual maturity and renewal dates:

●	Judith Swanson – $6,000 due March 2026 and automatically renews unless notice given;
●	Shuman – $125 due July 2025 and automatically renews unless notice is given;
●	S. K. Funding – $4,500 due July 2025 and automatically renews unless notice is given;
●	S. K. Funding – $2,000 of the total due January 2026;
●	Builder Finance, Inc – $4,418 with no expiration date;
●	New LOC Agreements - $2,965 generally one-month notice and six months to reduce principal balance to zero;
●	Line of credits with affiliates - $743 and due upon demand

Unsecured borrowings due by December 31, 2025 consist of Notes issued pursuant to the Notes Program and other unsecured debt of $6,736 and $6,154, respectively. To the extent that Notes issued pursuant to the Notes Program are not reinvested upon maturity, we will be required to fund the maturities, which we anticipate funding through the issuance of new Notes in our Notes Program. Historically, approximately 74% of our Note holders reinvest upon maturity. The 36 month Note in our Notes program has a mandatory early redemption option, subject to certain conditions. As of December 31, 2024, the 36-month Notes were $2,896. Our other unsecured debt has historically been renewed. For more information on other unsecured borrowings, see Note 9 – Borrowings. If other unsecured borrowings are not renewed in the future, we anticipate funding such maturities through investments in our Notes Program.

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Summary

We have the funding available to address the loans we have today, including our unfunded commitments. We anticipate our assets to increase during 2025, however we are prepared for an increase of our assets through the net sources and uses (12-month liquidity) listed above as well as future capital from debt, preferred equity, and regular equity. Our expectation to reduce loan asset balances is subject to changes in demand, the housing market and competition. Although our secured debt is almost entirely listed as currently due because of the underlying collateral being demand notes, the vast majority of our secured debt is either contractually set to automatically renew unless notice is given or, in the case of purchase and sale agreements, has no end date as to when the purchasers will not purchase new loans (although they are never required to purchase additional loans).

Inflation, Interest Rates, and Housing Starts

Since we are in the housing industry, we are affected by factors that impact that industry. Housing starts impact our customers’ ability to sell their homes. Faster sales generally mean higher effective interest rates for us, as the recognition of fees we charge is spread over a shorter period. Slower sales generally mean lower effective interest rates for us. Slower sales also are likely to increase the default rate.

Housing inflation has a positive impact on our operations. When we lend initially, we are lending a percentage of a home’s expected value, based on historical sales. If those estimates prove to be low (in an inflationary market), the percentage we loaned of the value actually decreases, reducing potential losses on defaulted loans. The opposite is true in a deflationary housing price market. It is our opinion that values are well above average in many of the housing markets in the U.S. today, and our lending against these values is resulting in more risk than prior years. In some of our markets, prices of homes sold are dropping. This is both because some homes are selling for less and because the average home selling is smaller (more affordable). We anticipate declines in home values in many markets over the next 12 months. In addition, our LTV increased to 68% as of December 31, 2024 compared to 64% for the same period of the prior year.

Interest rates have several impacts on our business. First, rates affect housing (starts, home size, etc.). High long-term interest rates may decrease housing starts, having the effects listed above. Higher interest rates will also affect our investors. We believe that there will be a spread between the rate our Notes yield to our investors and the rates the same investors could get on deposits at FDIC insured institutions. We also believe that the spread may need to widen if these rates rise. For instance, if we pay 7% above average CD rates when CDs are paying 0.5%, when CDs are paying 3%, we may have to have a larger than 7% difference. This may cause our lending rates, which are based on our cost of funds, to be uncompetitive. High interest rates may also increase builder defaults, as interest payments may become a higher portion of operating costs for the builder. Below is a chart showing three-year U.S. treasury rates and 30-year fixed mortgage rates. The U.S. treasury rates are used by us here to approximate CD rates Short-term interest rates have risen significantly and long-term interest rates have risen and then fallen; meanwhile, they are low historically.

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Housing prices are also generally correlated with housing starts, so that increases in housing starts usually coincide with increases in housing values, and the reverse is generally true. Below is a graph showing single family housing starts from 2000 through today.

(Source: U.S. Census Bureau)

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To date, changes in housing starts, CD rates, and inflation have not had a material impact on our business.

Recent Accounting Pronouncements

See Note 2 to our consolidated financial statements for a description of new or recent accounting pronouncements.

Subsequent Events

See Note 17 to our consolidated financial statements for subsequent events.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material federal income tax consequences relating to the ownership and disposition of the Notes. The discussion is based upon the current provisions of the Code, regulations issued under the Code and judicial or ruling authority, all of which are subject to change that may be applied retroactively. The discussion assumes that the Notes are held as capital assets and does not discuss the federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules such as banks, tax-exempt organizations, insurance companies, dealers in securities or currencies, persons that will hold a Note as a position in hedging, straddle, or conversion transactions, or persons that have a functional currency other than the U.S. dollar. If a partnership holds a Note, the tax treatment of a partner will generally depend on the status of the partner and on the activities of the partnership. In addition, this discussion does not address holders other than original purchasers. Certain individuals, trusts, and estates are subject to a Medicare tax of 3.8% on the lesser of (i) “net investment income”, or (ii) the excess of modified adjusted gross income over a threshold amount. Net investment income generally includes interest income and net gains from the disposition of Notes, unless such interest payments or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). In addition to the federal income tax consequences described above, you should also consider the state income tax consequences of the acquisition, ownership, and disposition of the Notes. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. You are urged to consult your own tax advisor to determine the specific federal, state, local, and any other tax consequences applicable to you relating to your ownership and disposition of the Notes.

Interest Income on the Notes

Subject to the discussion below applicable to “non-U.S. holders,” unless the original issue discount or “OID” rules otherwise require, interest paid on the Notes will generally be taxable to you as ordinary income in the year the interest is paid or accrued in accordance with your method of accounting for tax purposes.

OID is a form of interest that generally exists when a debt instrument’s stated redemption price at maturity exceeds its issue price. However, we do not believe that the Notes will give rise to OID since they are generally issued at a price equal to their redemption amount. If OID were to exist, under the OID rules, the excess of total payments on a Note, including interest that is not unconditionally payable at least annually throughout the term of the Note, will be currently deductible by the issuer and currently includible in income by the holder, under the constant yield method. Under the constant yield method, you generally would be required to include in income increasingly greater amounts of OID in successive accrual periods. You should consult with your tax or other professionals regarding the existence and impact, if any, of OID on your investment and taxes. A cash method holder of a Note may be taxed differently than an accrual method holder of a Note.

Treatment of Dispositions of Notes

Upon the sale, exchange, redemption, retirement, or other taxable disposition of a Note, you will recognize gain or loss in an amount equal to the difference between the amount realized on the disposition and your adjusted tax basis in the Note. Your adjusted tax basis in a Note generally will equal your original cost for the Note, increased by any accrued but unpaid interest, including OID, you previously included in income with respect to the Note and reduced by any payments you previously received, other than interest that is unconditionally payable at least annually throughout the term of the Note, with respect to the Note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest not previously included in your income. This capital gain or loss will be short-term or long-term capital gain or loss, depending on whether the Note had been held for more than 12 months or for 12 months or less.

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Non-U.S. Holders

Generally, if you are a nonresident alien individual or a non-U.S. corporation and do not hold the Note in connection with a United States trade or business, interest paid and OID accrued on the Notes will be treated as “portfolio interest” and therefore will be exempt from a 30% United States withholding tax. In that case, you will be entitled to receive interest payments on the Notes free of United States federal income tax provided that you periodically provide a statement on applicable IRS forms certifying under penalty of perjury that you are not a United States person and provide your name and address. In addition, in that case you will not be subject to United States federal income tax on gain from the disposition of a Note unless you are an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and certain other requirements are met. Interest paid and accrued OID paid to a non-U.S. person are not subject to withholding if they are effectively connected with a United States trade or business conducted by that person and we are provided a properly executed IRS Form W-8ECI. They will, however, generally be subject to the regular United States income tax. If you are a non-U.S. corporation, that portion of your earnings and profits that is effectively connected with your U.S. trade or business also may be subject to a “branch profits tax” at a 30% rate, although an applicable income tax treaty may provide for lower rate.

Reporting and Backup Withholding

We will report annually to the Internal Revenue Service and to holders of record that are not excepted from the reporting requirements any information that may be required with respect to interest on the Notes.

Under certain circumstances, as a holder of a Note, you may be subject to “backup withholding.” Backup withholding may apply to you if you are a United States person and, among other circumstances, you fail to furnish on IRS Form W-9 or a substitute Form W-9 your Social Security number or other taxpayer identification number to us. Backup withholding may apply, under certain circumstances, if you are a non-U.S. person and fail to provide us with the statement necessary to establish an exemption from federal income and withholding tax on interest on the Note. Backup withholding, however, does not apply to payments on a Note made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain non-U.S. persons. Backup withholding is not an additional tax and may be refunded or credited against your United States federal income tax liability, provided that you furnish certain required information.

This federal tax discussion is included for general information only and may not be applicable depending upon your particular situation. You are urged to consult your own tax advisor with respect to the specific tax consequences to you of the ownership and disposition of the Notes, including the tax consequences under state, local, foreign, and other tax laws and the possible effects of changes in federal or other tax laws.

Foreign Account Tax Compliance Withholding

Sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), impose a U.S. withholding tax of a 30% on payments of interest on the Notes and, on or after January 1, 2017, the gross proceeds from a sale or other disposition of the Notes paid to (i) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), and (ii) a foreign entity that is not a financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity, which generally includes any U.S. person who directly or indirectly owns more than 10% of the entity. An intergovernmental agreement between the U.S. and the applicable foreign country may modify these requirements. Prospective investors should consult their own tax advisors regarding the implications of FATCA with respect to their purchase, ownership, and disposition of the Notes.

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CERTAIN EMPLOYEE BENEFIT PLAN CONSIDERATIONS

The following is a summary of certain considerations relating to the ownership, holding, and disposition of the Notes by employee benefit plans, IRAs, or other tax-favored benefit accounts that are subject to ERISA, Section 4975 of the Code, or any other federal, state, local, non-U.S., or other laws, rules, or regulations that are similar to ERISA or such provisions of the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” (within the meaning of ERISA) of any such plan or account (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the Notes by any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code, or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control, and prohibited transaction provisions of ERISA, the Code, and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving “plan assets” with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and/or the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of Notes by an ERISA Plan with respect to which we are considered a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class, or individual prohibited transaction exemption. In addition, Section 408(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions if neither we nor any of our affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice for a fee with respect to the assets of any ERISA Plan involved in the acquisition or holding of the Notes and provided further that the ERISA Plan pays no more than adequate consideration in connection with the acquisition and holding of the Notes. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the Notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a Note, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the Notes constitutes assets of any Plan or (ii) the purchase and holding of the Notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Notes (and holding or disposing the Notes) on behalf of any Plan or otherwise with “plan assets,” consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code, and any Similar Laws to such transactions and whether an exemption would be applicable to the purchase, holding, and disposition of the Notes.

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MANAGEMENT

Executive Officers and Board of Managers

Included below is certain information about our managers and executive officers. Pursuant to our limited liability company agreement, as amended, our managers are initially appointed to terms of one year, two years, or three years. Following the expiration of these initial terms, our managers are elected to staggered terms. Mr. Wallach was initially elected to a three-year term that expired in March 2016 and his current three-year term expires in March 2028, Mr. Summers was initially elected to a two-year term that expired in March 2014 and his current three-year term expires in March 2026, Mr. Rauscher was initially elected to a three-year term that expired in March 2018 and his current three-year term expires in March 2027, and Mr. Sheldon was initially elected to a one-year term that expired in March 2020 and his current three-year term expires in March 2028.

Daniel M. Wallach, age 57, is our CEO and a manager. He has been our CEO since our Company was founded and, prior to the addition of two independent managers in March 2012, he was our sole manager. Mr. Wallach has over 30 years of experience in finance and real estate. Prior to his time with us, most recently, from May 2011 to July 2011, Mr. Wallach was an Executive Vice President for ProBuild Holdings, a building material supplier to homebuilders. Before that, from 1985 to 1989, and 1990 to April 2011, Mr. Wallach held various positions with 84 Lumber Company and affiliates, including Chief Financial Officer and Director. 84 Lumber is a building material supplier to homebuilders and was, at that time, one of our affiliates. At 84 Lumber, Mr. Wallach oversaw the company’s financial and accounting function, including all aspects related to financial reporting, debt financing, customer financing, customer credit and management information systems. Mr. Wallach was also intimately involved with the creation of 84 FINANCIAL, L.P., a finance company affiliated with and owned by 84 Lumber, which had investment objectives similar to ours. Mr. Wallach has also held operational and finance positions with a mortgage brokerage firm and a building contractor. He graduated from Washington and Jefferson College in Washington, Pennsylvania with a B.A. in Business Administration.

Barbara L. Harshman, age 49, is our Executive Vice President of Operations, a position to which she was appointed in July 2015. She was hired in August 2012 as Vice President of Operations. Prior to joining the Company, from 2005 to 2012, Ms. Harshman worked in various positions in 84 Lumber Company’s lending operations, including Vice President of Lending. Ms. Harshman also worked as a credit manager for 84 Lumber during 2004 and 2005, where she managed a portfolio of $35,000,000 of unsecured debt owed by builders. Ms. Harshman graduated from Baylor University with a B.A. in Anthropology.

Mark Reynolds, age 50, was appointed Executive Vice President of Sales in April 2021. Mr. Reynolds, has over 19 years of experience in the construction finance industry. He was previously our Regional Sales Manager from May 2016 until April 2021 and was also the National Real Estate Owned (“REO”) Manager from January 2020 until April 2021. Previously, Mr. Reynolds held various positions with 84 Lumber Company, including REO Specialist, where he worked with counsel to negotiate liens, finish building houses, and relieve as much debt as possible while controlling losses (from 2008 through 2014), National Finance Manager, in residential financing (from 2006 through 2008), and Regional Finance Manager, in commercial financing, where he helped finance projects such as hotels, apartments, restaurants, and casinos (from 2000 through 2004). Mr. Reynolds attended Indiana University at South Bend, where he studied Business Management.

Catherine Leslie, age 46, is our Chief Financial Officer, a position to which she was appointed in April 2021. Ms. Leslie previously served as Acting Chief Financial Officer from July 2019 to April 2021 and as Chief Financial Officer from January 2018 to May 2019 and continued to serve as our employee since May 2019. Ms. Leslie previously served as our Controller from November 2017 until her appointment as Chief Financial Officer. Prior to joining the Company, Ms. Leslie was the Corporate Controller for Lucas Group from November 2017 to June 2018, Division Controller for Pulte Group from July 2014 through November 2017 and Director of Financial Reporting for DS Services Holdings, Inc. from November 2013 to April 2014. Ms. Leslie spent a majority of her career with Simmons Bedding Company as Manager of Financial Reporting from 2006 to 2013. Ms. Leslie started her accounting career with PricewaterhouseCoopers with an internship in 1999 and an associate in 2001. Ms. Leslie received her Bachelor of Business of Administration from the Terry College of Business School at the University of Georgia in 2000, and her Masters of Accounting from Kennesaw State University’s Cole’s College of Business in 2001.

Thomas Spatola, age 72, is our Executive Vice President of Lending Operations, a position to which he was appointed in May 2024. Prior to his retirement in 2014, Mr. Spatola had been in various areas of the banking industry for over 35 years. His experience includes secondary marketing, mortgage banking, consumer, commercial and builder/consumer construction lending and the formation of a de novo bank. From 2007 to 2014, Mr. Spatola served as the President of 84 Financial L.P., a builder spec, model and pre-sold home lending company. During his time at 84 Financial L.P., Mr. Spatola directed the formation of a direct builder lending program and the loss mitigation and collection of approximately $300,000,000 in loans in 2007 and 2008 held by participating banks during the housing market decline. In the end, all banks received full pay off and full interest on their loans. Mr. Spatola became the President of Hardy Credit Co. in December 2007 before it was merged with and into 84 Financial L.P. In addition, he served as the President of Federal Trust Mortgage Company, a subsidiary of Federal Trust Corp between 2005 and 2007 and a Senior Vice President of Residential Lending at Liberty Savings Bank, F.S.B. between 1995 and 2005. During that time, Mr. Spatola created and implemented the Builder Direct Lending Program in partnership with 84 Lumber. This program made construction loans to builder customers of 84 Lumber. Mr. Spatola’s responsibility included documenting, underwriting, loan closing, the administration of construction loan draws, and loan collection all while controlling loan risk through effective loan policies and procedures. Additionally, he was responsible for securing additional bank investors as the program grew. This program produced approximately 10,000 loans totaling approximately $2,000,000,000. Early in his career, Mr. Spatola worked for MGIC, a mortgage insurance company as a secondary loan trader.

Kenneth R. Summers, age 78, is one of our independent managers, a position to which he was elected in March 2012. Mr. Summers retired from United Bank, Inc. of Morgantown, West Virginia in December 2019. Prior to retirement, he had been an Executive Vice President for United Bank since 2001. In that role he was responsible for the expansion and recognition of the bank’s franchise in north central West Virginia. Mr. Summers has over 30 years of experience as a community bank executive. He graduated from the University of Charleston with a B.S. in Accounting and Management.

Eric A. Rauscher, age 59, is one of our independent managers, a position to which he was elected in March 2015. Mr. Rauscher is a licensed insurance sales person and has worked in that industry since 1999. Prior to that, he spent over ten years as a field sales engineer. He graduated from Case Western Reserve University with a B.S. in Electrical Engineering and Applied Physics, with a minor in Economics.

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Gregory L. Sheldon, age 66, is one of our independent managers since March 2019. Mr. Sheldon brings 45 years of business experience building global corporations and integrating acquisitions across finance, supply chain, manufacturing, and the corporate functions. His previous roles include the Interim CIO for TherapeuticsMD, an innovative pharmaceutical company exclusively committed to advancing women’s health, from March 2021 to May 2022, Global Chief Information Officer for Mylan, Inc., from October 2008 to March 2013, the CIO for Duquesne Light Company from August 2013 to March 2015, and, from October 2018 until December 2019, as the Interim CIO for MiMedx Group, Inc. Since July 2014, Mr. Sheldon has been an owner of two companies which invest in land acquisition, development, and the construction of residential homes: White Column Investments, LLC, where he is the President and Managing Member, and Sheldon Investments, LLC. Since 2017, he has served as a non-compensated advisor to Mark Hoskins, who owns Benjamin Marcus Homes, LLC and Investor’s Mark Acquisitions, LLC, which are companies that design, develop, and build single family homes, and which are also two of our customers. Mr. Sheldon has been the owner of Greg Sheldon and Associates, LLC, a consultant, and strategic advisor to clients in the life sciences, consumer products, technology, and manufacturing industries since April 2015. Mr. Sheldon has held multiple leadership positions with leading, global companies including Kraft General Foods, Georgia-Pacific, and Pfizer Inc., and the start-up of The Georgia Lottery. He graduated from Georgia State University with a Master of Science in Management and from Georgia Institute of Technology with a Bachelor of Science in Industrial Management.

Committees of the Board of Managers

The board of managers has formed the six committees described below. Each of the committees, with the exception of the loan policy committee, operates pursuant to a written charter adopted by the committee or our board of managers. Each charter sets forth the committee’s specific functions and responsibilities.

Audit Committee

Our board of managers has established an audit committee, which consists of Messrs. Summers, Rauscher, and Sheldon, our independent managers. Mr. Summers is the Chairman of the audit committee. The purpose of the audit committee is to assist the board of managers in fulfilling its oversight responsibilities relating to:

●	the integrity of our financial statements and other financial information to be provided to the members of the Company and others;

●	the Company’s compliance with legal and regulatory requirements;

●	the system of internal controls which management of the Company has established;

●	the qualifications and independence of the Company’s independent auditor;

●	the performance of the Company’s internal audit function and independent auditors; and

●	the Company’s audit and financial reporting processes.

Nominating and Corporate Governance Committee

Our board of managers has established a nominating and corporate governance committee, which consists of Messrs. Rauscher, Summers, and Sheldon, our independent managers. Mr. Sheldon is the Chairman of the nominating and corporate governance committee. The primary responsibilities of the nominating and corporate governance committee include:

●	identifying individuals qualified to serve on the board of managers, consistent with criteria approved by the board in accordance with the Company’s limited liability company agreement;

●	developing and recommending to the board of managers a set of corporate governance policies and principles to be applicable to the Company;

●	overseeing an annual evaluation of the board of managers and each of its committees; and

●	considering and acting upon any conflicts of interest-related matter as required by the Company’s limited liability company agreement or otherwise permitted by the Delaware Limited Liability Company Act where the exercise of independent judgment by any of the Company’s managers (who is not an independent manager) could reasonably be compromised, including approval of any transaction involving the Company’s affiliates.

Compensation Committee

Our board of managers has established a compensation committee, which consists of Messrs. Rauscher, Summers, and Sheldon, our independent managers. Mr. Rauscher is the Chairman of the compensation committee. The compensation committee reviews and approves annually the corporate goals and objectives applicable to the compensation of our officer, evaluates at least annually the officer’s performance in light of those goals and objectives, and determines and approves the officer’s compensation level based on these evaluations, subject to the approval of our members holding at least 60% of the votes eligible to be cast by the then-outstanding voting units.

Loan Policy Committee

Our board of managers has established a loan policy committee, which consists of Messrs. Wallach and Summers. Mr. Wallach is the Chairman of the loan policy committee. The loan policy committee sets standards and procedures for the review and approval of loans made by the Company, and approves significant loans and loans which differ from the standards and procedures it has established.

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Technology Committee

Our board of managers has established a technology committee, which consists of Messrs. Sheldon, Wallach, and Rauscher. Mr. Sheldon is the Chairman of the technology committee. The primary purpose of the technology committee is to assist the board of managers in evaluating and overseeing technology matters for the Company.

Strategic Planning Committee

Our board of managers has established a strategic planning, which consists of Messrs. Sheldon, Wallach, and Summers. Mr. Sheldon is the Chairman of the technology committee. The primary purpose of the technology committee is to assist the board of managers in evaluating and establishing the long-term goals and the analysis of future business development opportunities for the Company.

Limited Liability and Indemnification of Directors, Officers, Employees, and Other Agents

No manager or officer shall be liable to us or any other manager or officer for any loss, damage or claim incurred by reason of any action taken or omitted to be taken by such person in good faith and with the belief that such action or omission is in, or not opposed to, our best interest, so long as such action or omission does not constitute fraud, gross negligence or willful misconduct by such person.

To the fullest extent permitted by Delaware law, the Company shall indemnify, hold harmless, defend, pay and reimburse each of its managers and its officer against any and all losses, claims, damages, judgments, fines or liabilities, including reasonable legal fees or other expenses incurred in investigating or defending against such losses, claims, damages, judgments, fines or liabilities, and any amounts expended in settlement of any claims to which such person may become subject by reason of:

●	Any act or omission or alleged act or omission performed or omitted to be performed on our behalf, or on behalf of any of our members or any direct or indirect subsidiary of the foregoing in connection with our business; or

●	The fact that such person is or was acting in connection with our business as our partner, member, stockholder, controlling affiliate, manager, director, officer, employee or agent, any our members, or any of our and any of our members’ respective controlling affiliates, or that such person is or was serving at our request as a partner, member, manager, director, officer, employee or agent of any person including us or any subsidiary of us;

provided, that (x) such person acted in good faith and in a manner believed by such person to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful, and (y) such person’s conduct did not constitute fraud, gross negligence or willful misconduct, in either case as determined by a final, nonappealable order of a court of competent jurisdiction. In connection with the foregoing, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or, with respect to any criminal proceeding, had reasonable cause to believe that such person’s conduct was unlawful, or that the person’s conduct constituted fraud, gross negligence or willful misconduct.

We shall promptly reimburse (and/or advance to the extent reasonably required) each of the managers and our officer for reasonable legal or other expenses (as incurred) of such person in connection with investigating, preparing to defend or defending any claim, lawsuit or other proceeding relating to any losses for which such person may be indemnified; provided, that if it is finally judicially determined that such person is not entitled to the indemnification, then such person shall promptly reimburse us for any reimbursed or advanced expenses.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We maintain liability insurance, which insures against liabilities that the managers or our officer may incur in such capacities.

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EXECUTIVE COMPENSATION

Executive Officer Compensation

This discussion describes our compensation philosophy and policies for our executive officers, which currently includes our CEO, EVP of Operations, EVP of Sales, EVP of Lending Operations and CFO.

Objectives of Executive Officer Compensation Program

The objectives of our executive compensation program are to attract, retain, and motivate highly talented executives and to align each executive’s incentives with our short-term and long-term objectives, while maintaining a healthy and stable financial position. Specifically, our executive compensation program is designed to accomplish the following goals and objectives:

●	maintain a compensation program that is equitable in our marketplace;

●	provide opportunities that integrate pay with the short-term and long-term performance goals;

●	encourage and reward achievement of strategic objectives, while properly balancing a controlled risk-taking behavior; and

●	maintain an appropriate balance between base salary and short-term and long-term incentive opportunity.

Determining Executive Officer Compensation

The compensation committee of our board of managers is responsible for determining all aspects of our executive compensation program. The determination and assessment of executive compensation are primarily driven by the following three factors: (1) market data based on the compensation levels, programs and practices of other comparable companies for comparable positions, (2) our financial performance, and (3) executive officer performance. We believe these three factors provide a reasonably measurable assessment of executive performance in light of building value and creating a healthy financial position for us. We rely upon the judgment of the members of the compensation committee and not on rigid formulas or short-term changes in business performance in determining the amount and mix of compensation elements and whether each element provides the appropriate incentive and reward for performance that sustains and enhances our long-term growth.

Executive Officer Compensation Components

Base Salary

We provide each of our paid executive officers with a base salary to compensate such officer for services rendered throughout the year. Salaries are established annually based on the individual’s position, experience, performance, past and potential contribution to us, and level of responsibility, as well as our overall financial performance. No specific weighting is applied to any one factor considered, and the independent managers use their judgment and expertise in determining appropriate salaries within the parameters of the compensation philosophy.

Bonus

We pay each of our executive officers with the exception of our VP of Sales a team bonus mostly based on our overall profitability, which rewarded each of them $1,200 and $3,000 in 2024 and 2023, respectively. In addition, we rewarded an annual bonus of $1,800 for both 2024 and 2023, which is extended to compensate vacation expenses. Finally, each executive officer is eligible for a portion of net income earned, or profit share.

We pay our EVP of Sales a monthly bonus based on a percentage of all new sales and construction loan payoffs.

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Membership Interests

As the beneficial owner of 78.2% (as of December 31, 2024) of our outstanding common membership interests, Mr. Wallach’s interests are closely aligned with our success. Our EVP of Operations owned 2% and both our EVP of Sales and CFO owned 1.0% of our outstanding common membership interests as of December 31, 2024.

On October 1, 2023, we entered into restricted unit agreements with Mark Reynolds, our EVP of Sales, and Catherine Leslie, our CFO, pursuant to which we issued 200 restricted common units to each of Mark Reynolds and Catherine Leslie. Vesting of the restricted common units commences from the grant date and occurs thereafter on the first day of each subsequent calendar month subject to our satisfying monthly earnings goals, measured two months in arrears in accordance with the vesting schedule.

As we hire additional executive officers, we may use membership interests in some fashion as part of their compensation.

Summary Compensation Table

The following table provides a summary of the compensation received by our named executive officers for the last two completed fiscal years

Name and Position	Year	Salary	Bonus(1)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation(2)	Total
Mr. Wallach	2024	$77,940	$2,100	–	–	–	–	20,010	$100,050
	2023	$77,828	4,800	–	–	–	–	20,657	$103,285
Mr. Myrick(3)	2024	$157,782	2,100	–	–	–	–	39,971	$199,853
	2023	$157,782	3,000	–	–	–	–	40,196	$200,978
Mr. Reynolds	2024	$98,496	64,471	10,350	–	–	–	38,154	$211,471
	2023	$98,893	67,868	3,150	–	–	–	40,903	$210,814

(1) Amounts in the Bonus column represent amounts earned in the period.

(2) Qualified Retirement Plan Contributions are shown here when funds are earned.

(3) Mr. Myrick was terminated as a named executive officer of the Company without cause on March 31, 2025.

Salary for 2025

Mr. Wallach will receive a base salary of $77,940. Mr. Reynolds, will receive a base salary of $98,600. In addition, Mr. Reynolds will receive a monthly bonus based on a percentage of sales and construction loan payoffs.

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Board of Managers Compensation

The following table provides a summary of the compensation received by our managers for the year ended December 31, 2024:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation	Total
Daniel M. Wallach	$–	$–	$–	$–	$–	$–	$–

Kenneth R. Summers	39,000	–	–	–	–	–	39,000

Eric A. Rauscher	36,000	–	–	–	–	–	36,000

Gregory L. Sheldon	39,000	–	–	–	–	–	39,000

We paid each of the independent managers a retainer of $36,000 during both 2024 and 2023, respectively. Our independent managers also receive fees of $2,000 for the first day and $1,200 for each additional day for meetings of the board of managers and committees attended in person, all or a portion of which may be allocated as reimbursement of expenses incurred in connection with attendance at meetings. During 2024, we paid Mr. Summers and Mr. Sheldon an additional $3,000 for two separate meetings held during 2024.

The independent managers do not receive separate reimbursement of out-of-pocket expenses incurred in connection with attendance at meetings. Mr. Wallach receives no compensation for his services as a manager.

Policies and practices for granting certain equity awards.

We do not schedule equity award grants in anticipation of the release of material nonpublic information, nor do we time the release of material nonpublic information based on equity grant dates.

PRINCIPAL SECURITY HOLDERS

The following table sets forth the ownership of certain of our outstanding membership interests as of December 31, 2024:

Title of Class	Name and Address of Owner(1)	Number of Units	Percent of Class	Dollar Value	Percentage of Total Equity
Class A Common Units	Daniel M. Wallach and Joyce S. Wallach	161.80	0.81%	$18,579.80	0.22%
Class A Common Units	2007 Daniel M. Wallach Legacy Trust	15,469.20	77.34%	1,776,323.67	20.72%
Class A Common Units	William Myrick	2,969.00	14.85%	340,928.74	3.98%
Class A Common Units	Barbara Harshman	400.00	2.00%	45,931.88	0.54%
Class A Common Units	Kenneth R. Summers	200.00	1.00%	22,965.92	0.26%
Class A Common Units	Eric A. Rauscher	200.00	1.00%	22,965.92	0.26%
Class A Common Units	Gregory Sheldon	200.00	1.00%	22,965.92	0.26%
Class A Common Units	Catherine Leslie	200.00	1.00%	18,323.16	0.22%
Class A Common Units	Mark Reynolds	200.00	1.00%	18,323.16	0.22%
Repurchase of Class A Common Units		–	–	(143,713.85)	(1.68)%
Subtotal of Common Voting Equity		20,000	100.00%	$2,143,594.32	25.00%
Series C Preferred Units	Daniel M. Wallach and Joyce S. Wallach	1355	21.07%	1,354,345.29	15.80%
Series C Preferred Units	Gregory L. Sheldon and Madeline M. Sheldon	903	14.05%	903,346.75	10.54%
Series C Preferred Units	Other Holders of Series C Preferred Units	4172	64.88%	$4,172,244.07	48.66%
Subtotal of Series C Preferred Units		6430	100.00%	$6,429,936.11	75.00%
Total Members’ Capital and Preferred Equity		26,430		$8,573,530.43	100.00%

(1)	The addresses of each Class A Common Unit owners named above are:

●	Daniel and Joyce Wallach, the 2007 Daniel M. Wallach Legacy Trust, William Myrick, Barbara Harshman, Catherine Leslie and Mark Reynolds are 13241 Bartram Park Blvd., Suite 2401, Jacksonville, FL 32258;
●	Kenneth R. Summers is PO Box 995, Morgantown, WV 26507;
●	Eric A. Rauscher is 2706 South Park Rd, Bethel Park, PA 15102; and
●	Gregory L. Sheldon is 104 Windsor Ct, Venetia, PA 15367.

The addresses of each Series C Preferred Unit owners named above are:

●	Daniel and Joyce Wallach, and the 2007 Daniel M. Wallach Legacy is 13241 Bartram Park Blvd, Suite 2401, Jacksonville, FL 32258; and
●	Gregory L. Sheldon and Madeline M. Sheldon is 104 Windsor Ct, Venetia, PA 15367.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Affiliates

Lines of Credit Extended by Mr. Wallach and His Affiliates

As previously described, on December 30, 2011, we obtained two demand loans from Daniel M. Wallach (our CEO who is also on our board of managers) and affiliates of Mr. Wallach to finance our operations. These demand loans are collateralized by a lien against all of our assets and are senior in right of payment to the Notes. As of December 31, 2024, Mr. Wallach is also the beneficial owner of 78.2% of our outstanding common membership interests.

The first loan has a maximum principal borrowing amount of $1,250,000 and is payable to Daniel M. Wallach (our CEO and chairman of the board of managers) and Joyce S. Wallach (Mr. Wallach’s wife), as tenants by the entirety (the “Wallach LOC”). The second loan has a maximum principal borrowing amount of $250,000 and is payable to the 2007 Daniel M. Wallach Legacy Trust (the “Wallach Trust LOC,” and together with the Wallach LOC, the “Wallach Affiliate LOCs”).

The interest rate on the Wallach Affiliate LOCs generally equal the prime rate plus 3% and were 10.50% as of December 31, 2024. As of December 31, 2024, and 2023, the amount outstanding pursuant to the Wallach Trust LOC was $0 and $166,000, respectively. As of December 31, 2024, and 2023, the amount outstanding pursuant to the Wallach LOC was $743,000 and $160,000, respectively. Each of the Wallach Affiliate LOCs is evidenced by a promissory note, is payable upon demand of the lender and generally bears an interest rate equal to the prime rate plus three percent. Pursuant to each promissory note, the lender has the option of funding any amount up to the face amount of the note, in the lender’s sole and absolute discretion. As of December 31, 2024 and 2023, the interest rate was 10.50% and 11.50% respectively, for both the Wallach LOC and the Wallach Trust LOC.

The original entries into the Wallach Affiliate LOCs were approved by Mr. Wallach in his capacity as sole manager prior to the time we had independent managers. The independent managers ratified and approved these transactions subsequent to the formation of the board of managers. In June 2018, we entered into a First Amendment to the Wallach LOC and a First Amendment to the Trust LOC (the “Wallach Affiliate LOCs First Amendments”) which modified the interest rates under the Wallach Affiliate LOCs to generally equal the prime rate plus three percent. The Wallach Affiliate LOCs First Amendments were approved by a majority of our independent managers. See “Risk Factors - Risks Related to Conflicts of Interest - Our CEO (who is also on our board of managers) will face conflicts of interest as a result of the secured lines of credit made to us, which could result in actions that are not in your best interest.”

Line of Credit Extended by Mr. Myrick

As previously described, in June 2018, we obtained into a line of credit from our former Partner, William Myrick to finance our operations (the “Myrick LOC”). The Myrick LOC is collateralized by a lien against all of our assets.

The Myrick LOC has a maximum principal borrowing amount of $1,000,000 and is payable to Mr. Myrick. As of December 31, 2024, there were no amounts borrowed against the Myrick LOC, with availability on that line of credit of $1,000,000. The Myrick LOC is evidenced by a promissory note, is payable upon demand of the lender and generally bears an interest rate equal to the prime rate (defined in the promissory note as the daily rate equal to the “Prime Rate” of interest published in The Wall Street Journal from time to time) plus three percent. Pursuant to the promissory note, Mr. Myrick has the option of funding any amount up to the face amount of the note, in Mr. Myrick’s sole and absolute discretion.

The Myrick LOC was approved by a majority of our independent managers as they determined the terms of the Myrick LOC to be in the best interests of the Company and that the transaction is on terms no less favorable to us than could be obtained from an independent third party.

Line of Credit Extended by Shuman

As previously described, in July 2017, we entered into a line of credit agreement (the “Shuman LOC Agreement”) with Steven K. Shuman, which is now held by Cindy K. Shuman. A son of one of our Managers’ is a minor participant in the Shuman LOC.

Pursuant to the Shuman LOC Agreement, Shuman provides us with a revolving line of credit (the “Shuman LOC”) with a maximum principal borrowing amount of $1,325,000. As of December 31, 2024 and 2023, the outstanding amount pursuant to the Shuman LOC was $125,000. Interest expense was $13,000 for both years ended December 31, 2024 and 2023, respectively.

Line of Credit Extended by R. Scott Summers

As previously described, in September 2019, we obtained into a line of credit (the “Summers LOC”) from R. Scott Summers. R. Scott Summers is an investor in our Notes Program and is the son of Kenneth R. Summers, one of our independent managers. The Summers LOC is secured with assignments of certain notes and mortgages.

The Summers LOC has a maximum principal borrowing amount of $2,000,000 and is payable to R. Scott Summers. As of December 31, 2024, we had borrowed $903,000 on the Summers LOC, with availability on that line of credit of $1097,000. The Summers LOC is evidenced by a promissory note and bears a fixed annual interest rate of 9%. The Summers LOC requires monthly payments of interest only during the term of the Summers LOC, with the principal balance due upon termination.

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The Summers LOC was approved by a majority of our independent managers not interested in the transaction as they determined the terms of the Summers LOC to be in the best interests of the Company and that the transaction is on terms no less favorable to us than could be obtained from an independent third party.

New Lines of Credit

Mr. Summers’ son is a lender to the Company pursuant to a New LOC Agreement, with principal not to exceed $2,000,000.

Mr. Spatola has subordinated promissory note with a principal balance and an annual interest rate of $200 and 9.5%, respectively.

Investments Pursuant to Public Notes Offerings

The Company has accepted new investments under the Notes Program from employees, managers, members, and relatives of managers and members, with $7,186,000 outstanding on December 31, 2025. For the years ended December 31, 2024 and 2023 our investments from affiliates, which exceed $120,000 through our Notes Program and other unsecured debt are detailed below:

(All dollar [$] amounts shown in table in thousands.)

	Relationship to	Amount invested as of		Weighted average interest rate as of	Interest earned during the year ended
	Shepherd’s	December 31,		December 31,	December 31,
Investor	Finance	2024	2023	2024	2024	2023
Eric A. Rauscher	Independent Manager	$477	$475	10.00%	$48	$48

Joseph Rauscher	Parent of Independent Manager	126	144	10.00%	13	10

Daniel and Joyce Wallach	Member	304	135	9.62%	29	14

Gregory L. Sheldon	Independent Manager	1,035	828	9.50%	98	79

Lamar Sheldon	Parent of Independent Manager	210	274	10.00%	21	27

Kenneth Summers	Independent Manager	235	235	6.83%	16	15

Schultz Family Revocable Living Trust	Trustee is Mother-in-Law of Member	208	183	9.31%	19	16

Barbara Harshman	Member	129	129	9.00%	12	11

Kimberly Bedford	Manager	314	314	9.00%	31	31

Thomas Spatola	EVP of Lending Operations	595	595	9.88%	59	59

Scott and Leah Summers	Son of Independent Manager	250	250	6.0%	15	20

Jeffrey Eppinger	5% Member	2,939	2,367	10.50%	309	249

Paula Eppinger	Parent of 5% Member	150	200	10.00%	15	20

Common Equity Owned by Independent Managers and Our Executive Officers

Two of our independent managers, Messrs. Summers and Rauscher, each owned 1% of our Class A common units as of December 31, 2024, which they purchased from S.K. Funding, LLC, an affiliate of Seven Kings Holdings, Inc., on March 31, 2017. Mr. Sheldon, our independent manager, owned 1% of our Class A common units as of December 31, 2024. Our former Partner, William Myrick, owned 14.85% of our Class A common units as of December 31, 2024, of which he purchased from Daniel and Joyce Wallach on March 1, 2018, and the remaining from Seven Kings Holdings, Inc. Our Executive Vice President of Operations, Barbara L. Harshman, owned 2% of our Class A common units as of December 31, 2024, 0.5% of which Ms. Harshman purchased from S.K. Funding, LLC on March 31, 2017, 1% of which she purchased from the Wallachs on January 1, 2018, and 0.5% of which she purchased from Catherine Leslie on May 15, 2019.

Catherine Leslie, our CFO, and Mark Reynolds, our EVP of Sales each owned 1% of our Class A common units as of December 31, 2024.

Our CEO Mr. Wallach and his wife and 2007 Daniel M. Wallach Legacy Trust owned 0.81% and 77.35% of our Class A common units, respectively, as of December 31, 2024.

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Hoskins Group’s Series B Preferred Equity

The Series B cumulative preferred membership units (“Series B Preferred Units”) of our membership interests were first issued to the Hoskins Group through a reduction in the amount owed by us on a loan in which a member of the Hoskins Group is the lender. They are redeemable only at the option of the Company or upon a change or control or liquidation. The Series B Preferred Units have a fixed value which is their purchase price, and preferred liquidation and distribution rights. Yearly distributions of 10% of the Series B Preferred Units’ value (providing profits are available) will be made quarterly. The Hoskins Group’s Series B Preferred Units are also used as collateral for that group’s loans to the Company. There is no liquid market for the Series B Preferred Units, so we can give no assurance as to our ability to generate any amount of proceeds from that collateral. In December 2015, the Hoskins Group agreed to purchase 0.1 Series B Preferred Units upon each closing of a lot sale in the subdivisions in which we lend the Hoskins Group development funds. On March 3, 2023, we redeemed 100% of the outstanding Series B Preferred Units, constituting 19.0 units, at a redemption price of $1.9 million. As of December 31, 2024 and 2023, the Hoskins Group owned a total of $0 and $0 Series B Preferred Units.

Series C Preferred Equity

On October 13, 2019 and November 11, 2021, we issued one and two Series C Preferred Units, respectively, to Mr. Sheldon for the total purchase price of $100,000 and $200,000, respectively.

Investors in the Series C cumulative preferred units (“Series C Preferred Units”) may elect to reinvest their distributions in additional Series C Preferred Units (the “Series C Reinvestment Program”). Pursuant to the Series C Reinvestment Program, as of December 31, 2022, we have issued approximately 6.91 Series C Preferred Units to Daniel M. Wallach, our CEO, for distribution proceeds of approximately $691,000 and we have issued approximately 0.70 Series C Preferred Units to Gregory L. Sheldon for distribution proceeds of approximately $70,000. During 2021, Mr. Sheldon invested an additional $200,000 in Series C Preferred Equity. On March 3, 2023, we redeemed 11.78 of the Series C Preferred Units held by our CEO and his wife, at a redemption price of approximately $1,178,000.

The Series C Preferred Units have a fixed value which is their purchase price and preferred liquidation and distribution rights. Yearly distributions of 12% of the Series C Preferred Units’ value (provided profits are available) will be made on a quarterly basis. This rate can increase if any interest rate on our public Notes offering rises above 12%. Dividends can be reinvested monthly into additional Series C Preferred Units. The Series C Preferred Units have the same preferential rights as the Series B Preferred Units as more fully described above.

During March 2023, the Company redeemed 11.78109 of the Series C Preferred Units, held by our CEO and his wife, at a redemption price of $1,178,000, all of which was reinvested in Common Units.

Sale of Commercial Loans

During 2021, Mr. Myrick purchased two loans from the Company for approximately $141,000 and both loans were serviced by the company as of December 31, 2021. One loan paid off during 2022 and the second loan paid off in 2023.

During 2021, one of our managers purchased one loan from the Company for $405,000. The loan paid off during 2022 and the proceeds were used to purchase another loan for $417,000. The loan was serviced by the company and paid off in 2023.

Affiliate Transaction Policy

Our limited liability company agreement provides that any future transaction involving the Company, and an affiliate must be approved by a majority vote of independent managers not otherwise interested in the transaction upon a determination of such independent managers that the transaction is on terms no less favorable to the Company than could be obtained from an independent third party. An approval pursuant to this policy shall be set forth in the minutes of the Company and shall include a description of the transaction approved. The responsibility for reviewing and approving affiliate transactions has been delegated to the nominating and corporate governance committee of our board of managers, which is comprised entirely of independent managers.

Pursuant to our limited liability company agreement, we must provide the independent managers with access, at our expense, to our legal counsel or independent legal counsel, as needed.

Board of Managers Independence

We have no securities listed for trading on a national securities exchange or in an automated inter-dealer quotation system of a national securities association, which has requirements that a majority of our board of managers be independent. For the purpose of complying with the disclosure requirements of the Securities and Exchange Commission, we have adopted the definition of independence used by the New York Stock Exchange (NYSE). Under the NYSE’s definition of independence, Messrs, Summers, Rauscher, and Sheldon each meet the definition of “independent.”

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DESCRIPTION OF NOTES

General

The Notes are issued under an indenture dated as of September 16, 2022 between us and U.S. Bank Trust Company, National Association, as trustee. The indenture was filed as an exhibit to our registration statement. You can also obtain a copy of the indenture from us. We have summarized material aspects of the indenture below. The summary is not complete, and you should read the indenture for provisions that may be important to you. The capitalized terms used in the summary have the meanings specified in the indenture.

The Notes are our direct obligations but are not secured. The Notes are registered and issued without coupons. We may change the interest rates and the maturities of the Notes as they are offered, provided that no such change shall affect any Note issued prior to the date of change. We may, at our discretion, limit the maximum amount any investor or related investors may maintain in outstanding Notes.

The total aggregate maximum principal amount of the Notes offered under this prospectus is $70,000,000. The maximum investment amount per Note is $1,000,000 or $1,000,000 in the aggregate per investor, but a higher maximum investment amount may be approved by us on a case-by-case basis. The minimum investment amount is $500; however, from time to time, we may change the minimum investment amount that is required.

Established Features of the Notes

Interest is calculated based on the actual number of days your Note is outstanding. Interest is calculated and compounded monthly based on a 365-day year (366-day in case of a leap year). Interest is earned daily, and we will pay interest to you monthly or at maturity as you request. If you choose to be paid interest at maturity rather than monthly, the interest will be compounded monthly. If any day on which a payment is due with respect to a Note is not a business day, then you will not be entitled to payment of the amount due until the following business day, and no additional interest will be due as a result of such delay. If you elect to be paid interest monthly, interest on your Note will be paid on the first business day of every month. Your first interest payment date will be the month following the month in which the Note is issued, except that if a new Note is issued within the last 10 days preceding an interest payment date, the first interest payment will be made on the next succeeding interest payment date (i.e., approximately 35-40 days after issuance). No payments under $50 will be made, with any interest payment being accrued to your benefit and earning interest on a monthly compounding basis until the payment due to you is at least $50 on an interest payment date.

Any change to your original request may be made to us by contacting us at (302) 752-2688 (30-ASK-ABOUT) or by using our website www.shepherdsfinance.com to find out what you need to do to change your election. The Notes mature one to four years from the date of issuance, as offered by us and selected by you. Principal and unpaid interest will be paid to you upon maturity.

From time to time we will establish varying interest rates and maturities for the Notes. The interest rates offered may vary depending on the maturity of the Notes. Upon purchase of a Note, the then-applicable interest rate for the maturity purchased will be fixed for the term of such Note. The Notes will initially be offered with maturities ranging from 12 months to 48 months from the date of issuance. For each maturity, we also establish an interest rate, subject to a range, as follows:

Note Maturity	Minimum Rate	Ceiling
12-Month	6%	11%
24-Month	7%	12%
36-Month	6%	9%
48-Month	8%	12%

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The interest rates will vary within the ranges but annual interest rates as of the date of this prospectus are as follows: 6.00% for 12-month Notes; 7.00% for 24-month Notes; 6.50% for 36-month Notes; and 9.00% for 48-month Notes.

Investments by check will be credited and interest will begin to accrue on the first business day after our bank receives a check in proper form if the check is received prior to 9:00 a.m. Eastern time, and on the second business day following receipt if the check is received after 9:00 a.m. Eastern time. Checks are accepted subject to collection at full face value in U.S. funds.

Investments by ACH debit transfer and Wire will be credited and interest will begin to accrue on the first business day after our bank receives funds.

Notes with the current established features are available until they are superseded by new established features. The current established features are applicable to all Notes sold by us during the period the current established features are in effect. We intend to publish this information on our website at www.shepherdsfinance.com or it may be obtained by calling (302) 752-2688 (30-ASK-ABOUT). We will also file with the SEC a Rule 424(b)(3) prospectus supplement setting forth the established features upon any change in the established features.

Subordination

Our obligation to repay the principal of and make interest payments on the Notes is subordinate in right of payment to all senior debt. This means that if we are unable to pay our debts when due, all of the senior debt would be paid first, before any payment of principal or interest would be made on the Notes and related party debt which is equal in priority to the Notes.

The term “senior debt” means all of our debt created, incurred, assumed, or guaranteed by us, except debt that by its terms expressly provides that such debt is not senior in right of payment to the Notes. Debt is any indebtedness, contingent or otherwise, in respect of borrowed money, or evidenced by bonds, notes, Notes, or similar instruments or letters of credit and shall include any guarantee of any such indebtedness. Senior debt includes, without limitation, the demand loans from our members and any line of credit we may incur in the future. The Notes are subordinate to all of our senior debt. We may at any time borrow money on a secured or unsecured basis that would have priority over the Notes. The Notes are not senior debt. As of December 31, 2024, the outstanding debt to which the Notes were subordinated was approximately $23,664,000.

Redemption by Us Prior to Maturity

We may redeem any Note, in whole or in part, at any time following the first 180 calendar days after the date of issuance of the Note for a redemption price equal to the principal amount plus any unpaid interest thereon to the date of redemption. We will notify Note holders whose Notes are to be redeemed by mail 30 to 60 days prior to the date of redemption. Residents of the Commonwealth of Pennsylvania will be notified by registered mail 30 to 60 days prior to the date of redemption.

Redemption at the Request of the Holder Prior to Maturity

At your written request but subject to the subordination provisions and our consent (which may be withheld in our sole discretion), we will redeem any Note at any time following the first 180 calendar days after the date of issuance of the Note for a redemption price equal to the principal amount plus unpaid interest equal to the stated rate of interest minus a penalty in an amount equal to the interest earned over the last 180 days immediately prior to the redemption date. The penalty will be taken first from any interest accrued but not yet paid on the Note, and to the extent such accrued and unpaid interest does not cover the entire penalty amount, the remainder of the penalty amount shall be reduced from the principal amount of the Note.

87

Additionally, unless the subordination provisions in the indenture restrict our ability to make the redemption, Note holders may require us to redeem all or a portion of their Note, regardless of amount, for a redemption price equal to the principal amount plus an amount equal to the unpaid interest thereon for such Note at the stated rate to the redemption date, upon one business day’s advance notice to us, but only if the holder immediately upon redemption invests the entirety of the proceeds from such redemption in another Note or another security then-offered by us, if any; provided, however, (i) a holder may only reinvest in another Note with a maturity that is equal to or greater than the period remaining until the maturity date for the Note to be redeemed and (ii) a holder may only reinvest in a Note with a 36-month maturity if the holder is seeking to redeem a Note with a 36-month maturity. In the foregoing circumstances, the Note holder will not be subject to a holding period requirement or an interest penalty.

Redemption upon Your Death

At the written request of the executor of your estate or, if your Note is held jointly with another investor, the surviving joint holder, but subject to the subordination provisions, we will redeem any Note at any time after death for a redemption price equal to the principal amount plus unpaid interest equal to the stated rate of interest, without any penalty. We will seek to honor any such redemption request as soon as reasonably possible based on our cash situation at the time, but generally within two weeks of the request. In order for a Note to be redeemed upon your death, the Note to be redeemed must have been registered in your name since the date of issuance.

Additional Redemption Options for Notes with a 36-Month Maturity

Unless the subordination provisions in the indenture restrict our ability to make the redemption, for Notes with a 36-month maturity only purchased on or after February 4, 2020, the holder of such a Note may require us to redeem all or a portion of such Note for a redemption price equal to the principal amount plus an amount equal to the unpaid interest thereon for such Note at the stated rate to the redemption date, as follows:

(1)	Upon seven days’ advance notice to us, the holder may require redemption of up to $10,000 of such Note;

(2)	Upon 30 days’ advance notice to us, the holder may require redemption of up to an additional $90,000 of such Note;

(3)	Upon 90 days’ advance notice to us, the holder may require redemption of any remaining amount of such Note requested to be redeemed; and

(4)	Upon one business day’s advance notice to the Company, the holder may require redemption of all or a portion of the Note, regardless of amount, but only if the Holder immediately upon redemption invests the entirety of the proceeds from such redemption in another security then-offered by us, including in a Note issued in this offering; provided, however, a holder may only reinvest in another Note with a maturity that is equal to or greater than the period remaining until the maturity date for the Note to be redeemed.

For purposes of determining the length of time within which we must redeem all or a portion of a Note as described above, the dollar amount of a given redemption request will be added to any amount or amounts of such Note previously requested to be redeemed that were redeemed by us. The restriction requiring you to wait until 180 days have passed from the issuance of your Note to request a redemption do not apply to redemptions of 36-month Notes as described in this section.

These redemption options are in addition to the redemption options described elsewhere in this prospectus.

No Restrictions on Additional Debt or Business

The indenture does not restrict us from issuing additional securities or incurring additional debt (including senior debt or other secured or unsecured obligations) or the manner in which we conduct our business.

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Modification of Indenture

We, together with the trustee, may modify the indenture at any time with the consent of the holders of not less than a majority in principal amount of the Notes that are then outstanding. However, we and the trustee may not modify the indenture without the consent of each holder affected if the modification:

●	reduces the principal or rate of interest, changes the fixed maturity date or time for payment of interest, or waives any payment of interest on any Note;

●	reduces the percentage of Note holders whose consent to a waiver or modification is required;

●	affects the subordination provisions of the indenture in a manner that adversely affects the rights of any holder; or

●	waives any event of default in the payment of principal of, or interest on, any Note.

Without action by you, we and the trustee may amend the indenture or enter into supplemental indentures to clarify any ambiguity, defect, or inconsistency in the indenture, to provide for the assumption of the Notes by any successor to us, to make any change to the indenture that does not adversely affect the legal rights of any Note holders, or to comply with the requirements of the Trust Indenture Act of 1939. We will give written notice to you of any amendment to the indenture.

Place, Method, and Time of Payment

We will pay principal and interest on the Notes at our principal executive offices or at such other place as we may designate for that purpose; provided, however, that if we make payments by check, they will be mailed to you at your address appearing in our Note register. Any payment of principal and interest that is due on a non-business day will be payable by us on the next business day immediately following that non-business day.

Events of Default

An event of default is defined in the indenture as follows:

●	a default in payment of principal or interest on the Notes when due or payable if such default has not been cured for 30 days;

●	our becoming subject to events of bankruptcy or insolvency; or

●	our failure to comply with any agreements or covenants in or provisions of the Notes or the indenture if such failure is not cured or waived within 60 days after we have received notice of such failure from the trustee or from the holders of at least 25% in principal amount of the outstanding Notes.

If an event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then-outstanding Notes may declare the principal of and the accrued interest on all outstanding Notes due and payable. If such a declaration is made, we are required to pay the principal of and interest on all outstanding Notes immediately, so long as the senior debt has not matured by lapse of time, acceleration or otherwise. We are required to file annually with the trustee an officers’ certificate that certifies the absence of defaults under the terms of the indenture.

The indenture provides that the holders of a majority of the aggregate principal amount of the Notes at the time outstanding may, on behalf of all holders, waive any existing event of default or compliance with any provision of the indenture or the Notes, except a default in payment of principal or interest on the Notes. In addition, the trustee may waive an existing event of default or compliance with any provision of the indenture or Notes, except in payments of principal or interest on the Notes, if the trustee in good faith determines that a waiver or consent is in the best interests of the holders of the Notes.

89

If an event of default occurs and is continuing, the trustee is required to exercise the rights and duties vested in it by, and subject to, the indenture and to use the same degree of care and skill as a prudent person would exercise under the circumstances in the conduct of his or her affairs. The trustee however, is under no obligation to perform any duty or exercise any right under the indenture at the request, order, or direction of Note holders unless the trustee receives indemnity satisfactory to it against any loss, liability, or expense. Subject to such provisions for the indemnification of the trustee, the holders of a majority in principal amount of the Notes at the time outstanding have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee. The indenture effectively limits the right of an individual Note holder to institute legal proceedings in the event of our default.

Satisfaction and Discharge of Indenture

The indenture may be discharged upon the payment of all Notes outstanding thereunder or upon deposit in trust of funds sufficient for such payment and compliance with the formal procedures set forth in the indenture.

Reports

We file annual reports containing audited consolidated financial statements and quarterly reports containing unaudited consolidated financial information for the first three fiscal quarters of each fiscal year with the SEC while the registration statement containing this prospectus is effective and as long thereafter as we are required to do so. Copies of such reports will be sent to any Note holder upon written request.

Service Charges

We reserve the right to assess service charges and fees to issue a replacement interest payment check, and, in the event we permit transfer or assignment in our discretion, to transfer or assign a Note.

Book Entry Record of Your Ownership

The Notes will be issued in uncertificated form. If you purchase a Note, an account showing the principal amount of your Note will be established in your name on our books. Interest accrued on your Note will also be credited to your account. The interest rate on your Note will be determined on the date that your account is established. In determining your interest rate, we will use the rate in effect at the time you: (1) submitted your subscription agreement online; (2) printed the subscription agreement from our website, provided that the rate was offered by us with that maturity in the seven days prior to our receipt of your subscription agreement; or (3) signed and mailed a subscription agreement, which we mailed to you, provided that the rate was offered by us with that maturity in the seven days prior to our receipt of your subscription agreement. You will not receive any certificate or other instrument evidencing our indebtedness to you. Upon purchase of your Note, we will send you a confirmation, which describes, among other things, the term, interest rate, and principal amount.

Transfer

You may not transfer any Note until we (as registrar) have received, among other things, appropriate endorsements and transfer documents and any taxes and fees required by law or permitted by the indenture. We are not required to transfer any Note for a period beginning 15 days before the date notice is mailed of the redemption or the maturity of such Note and ending on the date of redemption of such Note.

Concerning the Trustee

The indenture contains limitations on the trustee’s right, should it become one of our creditors, to obtain payment of claims in certain cases, or to realize on property with respect to any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires conflicting interests and if any of the indenture securities are in default, it must eliminate such conflict or resign.

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PLAN OF DISTRIBUTION

We are offering up to $70,000,000 in aggregate principal amount of the Notes. We offer the Notes directly to the public, without an underwriter or placement agent, and on a continuous basis.

We may market our Notes in many ways, including but not limited to, publishing the established features in a newspaper or through direct mail in states in which we have properly registered the offering or qualified for an exemption from registration. Viewers of print advertising are referred to our website at www.shepherdsfinance.com. The established features are available to investors on our website at www.shepherdsfinance.com or by calling (302) 752-2688 (30-ASK-ABOUT). If, upon review of our website, a potential investor becomes interested in purchasing the Notes, a prospectus will be sent upon request. We may also make oral solicitations in limited circumstances and use other methods of marketing the offering, all in compliance with applicable laws and regulations, including securities laws. Our employees and independent managers have been instructed not to solicit offers to purchase Notes or provide advice regarding the purchase of the Notes.

Our Executive Vice President of Operations, Barbara Harshman, markets the Notes in reliance on Rule 3a4-1 under the Exchange Act, which permits officers, directors, and employees to participate in the sale of the Notes without registering as a broker-dealer under certain circumstances. Ms. Harshman is not subject to a statutory disqualification as such term is defined in Section 3(a)(39) of the Exchange Act. Ms. Harshman serves as an executive officer and primarily performs substantial duties for or on our behalf otherwise than in connection with transactions in securities and will continue to do so at the end of the offering. She is familiar with the selling practices permitted to officers relying on Rule 3a4-1. Ms. Harshman has not been a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and has not nor will not participate in the sale of securities for any issuer more than once every 12 months, other than on behalf of us in reliance on Rule 3a4-1. Ms. Harshman is not compensated in connection with any participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the Notes. Ms. Harshman has been instructed in the limitations of the selling practices allowed under Rule 3a4-1.

The information contained on our website is not part of this prospectus. If you have questions about the suitability of an investment in the Notes for you, you should consult with your own investment, tax, or other professional financial advisor. Prospective investors will be required to complete an application prior to investing in the Notes. We reserve the right to reject any investment.

You will not know at the time of investment whether we will be successful in completing the sale of all of the Notes. We reserve the right to withdraw or cancel the offering at any time. In the event of a withdrawal or cancellation, investments received prior to such withdrawal or cancellation will be irrevocable and will be repaid in accordance with the terms of the Notes.

The Notes are not listed on any securities exchange, and there is no established trading market for the Notes. We do not expect any trading market to develop for the Notes.

CHARITABLE MATCH PROGRAM

We offer a charitable match program for interest payments that you elect to give to a qualifying charity. If you choose to participate in the program and donate all or a portion of your interest payments to charity, when we calculate your interest we will deduct the percentage of interest you selected and keep track of that amount separate from your information. After interest is calculated for all Note holders at the beginning of December of each year, all of the money for each charity will be totaled up and sent in one check to each charity. Each check will have the name and address of each contributor, and the amount each contributed. Our matching portion will be included in the total check. We will match your interest payment donation up to 10% of your interest.

The charity must be an Internal Revenue Code Section 501(c)(3) qualifying organization. We reserve the right to either not match your contribution, or not make payments on your behalf to certain charities with missions contrary to our corporate philosophy. Upon your initial subscription, if you select one of these charities, and we notify you that we will not match your donation to such an organization or will not make a contribution on your behalf, you have the option of refund of your investment, donating without our matching contribution (assuming we are just not willing to match your donation to that charity), or investing and not donating to the organization.

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LEGAL MATTERS

The validity of the Notes being offered by this prospectus has been passed upon for us by Nelson Mullins Riley & Scarborough LLP, Atlanta, Georgia.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2024 and 2023 appearing in this prospectus and registration statement have been audited by HORNE LLP (“HORNE”), an independent registered public accounting firm, and are included herein in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC with respect to the Notes offered by this prospectus. This prospectus is a part of that registration statement, as amended, and does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Certain items are omitted in accordance with the rules and regulations of the SEC. For further information about us and the Notes sold in this offering, refer to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus about the contents of any contract or other document referred to are not necessarily complete and, in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other documents filed as an exhibit to the registration statement.

We file annual, quarterly and special reports and other information with the SEC. The registration statement is, and all of these filings with the SEC are, available to the public over the Internet at the SEC’s website at www.sec.gov. You can also access documents that will be incorporated by reference into this prospectus at the website we maintain at www.shepherdsfinance.com. There is additional information about us at our website, but unless specifically incorporated by reference herein, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

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F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members and the Board of Managers of Shepherd’s Finance, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Shepherd’s Finance, LLC (the “Company”) as of December 31, 2024 and 2023, the related consolidated statements of operations, changes in members’ capital, and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ HORNE LLP

We have served as the Company’s auditor since 2023.

Brentwood, Tennessee

March 19, 2025

F-2

Shepherd’s Finance, LLC

Consolidated Balance Sheets

As of December 31, 2024 and 2023

(in thousands of dollars)	2024	2023

Assets
Cash and cash equivalents	$3,347	$3,522
Accrued interest receivable	844	1,171
Loans receivable, net	48,387	58,130
Real estate investments	13,529	435
Foreclosed assets, net	1,356	130
Premises and equipment	805	828
Other assets	1,095	618
Total assets	$69,363	$64,834
Liabilities, Preferred Equity, and Members’ Capital
Customer interest escrow	$353	$292
Accounts payable and accrued expenses	768	609
Accrued interest payable	3,280	3,861
Notes payable secured, net of deferred financing costs	21,102	21,519
Notes payable unsecured, net of deferred financing costs	35,213	31,786
Deferred revenue – real estate investments	74	-
Total liabilities	$60,790	$58,067

Commitments and Contingencies (Note 14)

Preferred Equity
Series C preferred equity	$-	$4,773

Members’ Capital
Series C preferred equity	6,430	-
Class A common equity	2,143	1,994
Members’ capital	$8,573	$1,994

Total liabilities, preferred equity and members’ capital	$69,363	$64,834

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Shepherd’s Finance, LLC

Consolidated Statements of Operations

For the years ended December 31, 2024 and 2023

(in thousands of dollars)	2024	2023

Net Interest and Fee Income
Interest and fee income on loans	$10,198	$11,554
Interest expense:
Interest related to secured borrowings	1,297	2,263
Interest related to unsecured borrowings	3,564	3,261
Interest expense	$4,861	$5,524

Net interest and fee income	5,337	6,030

Less: Provision for credit losses	762	737
Net interest and fee income after provision for credit losses	4,575	5,293

Non-Interest Income
Gain on foreclosed assets	$–	$8
Gain on sale of real estate investments	–	10
Revenue from the sale of land parcels	2,998	–
Option fee income	816
Other income	82	80
Total non-interest income	$3,896	$98

Income before non-interest expense	8,471	5,391

Non-Interest Expense
Selling, general and administrative	$3,061	$2,696
Depreciation and amortization	80	81
Loss on foreclosed assets	595	36
Cost of land parcels sold	2,998	–
Total non-interest expense	$6,734	$2,813

Net income	$1,737	$2,578

Net income attributable to preferred equity holders	702	584

Net income attributable to common equity holders	$1,035	$1,994

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Shepherd’s Finance, LLC

Consolidated Statements of Changes in Members’ Capital

For the years ended December 31, 2024 and 2023

(in thousands of dollars)	Series B Preferred Equity	Series C Preferred Equity	Class A Common Equity	Total Members’ Capital
January 1, 2023	$1,900	$–	$180	$2,080
Cumulative effect of CECL adoption as of January 1, 2023	–	–	(178)	(178)
Net income attributable to Common A equity	–	–	1,991	1,991
Contributions from Common A equity	–	–	1,460	1,460
Distributions to Common A equity	–	–	(1,286)	(1,286)
Distributions to Series B preferred equity	(1,900)	–	–	(1,900)
Repurchase of Common A equity units	–	–	(180)	(180)
Issuance of Common A equity units	–	–	7	7
December 31, 2023	$–	$–	$1,994	$1,994
Net income attributable to Common A equity	–	–	1,035	1,035
Net income attributable to Series C equity	–	702	–	702
Contributions from Series C equity	–	1,200	–	1,200
Conversion of Series C equity	–	4,773	–	4,773
Distributions to Series C equity	–	(245)	–	(245)
Distributions to Class A equity	–	–	(906)	(906)
Issuance of Common A equity units	–	–	20	20
December 31, 2024	$–	$6,430	$2,143	$8,573

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Shepherd’s Finance, LLC

Consolidated Statements of Cash Flows

For the years ended December 31, 2024 and 2023

(in thousands of dollars)	2024	2023

Cash flows from operations
Net income	$1,737	$2,578
Adjustments to reconcile net income to net cash provided by operating activities
Amortization of deferred financing costs	204	235
Provision for credit losses	762	737
Change in loan origination fees, net	(396)	456
Depreciation and amortization	80	81
Gain on foreclosed assets, net	–	(8)
Loss on foreclosed assets	595	36
Gain on sale of real estate investments	–	(10)
Proceeds from the sale of real estate investments	2,998	2,131
Deferred revenue – real estate investments	74	–
Issuance of common A equity units for employee compensation	20	7
Net change in operating assets and liabilities:
Other assets	(534)	187
Accrued interest receivable	327	(501)
Customer interest escrow	61	(521)
Accrued interest payable	392	1,834
Accounts payable and accrued expenses	159	(41)

Net cash provided by operating activities	6,479	7,201

Cash flows from investing activities
Loan originations and principal collections, net	949	(2,851)
Additions for construction in foreclosed assets	(507)	(125)
Additions for construction in real estate investments	(4,432)	(1,896)
Investment in real estate assets	(330)	–
Proceeds from sale of foreclosed assets	992	1,549
Acquisition of 339, net of cash acquired	(2,996)	–

Net cash used in investing activities	(6,324)	(3,323)

Cash flows from financing activities
Contributions from common A equity holders	–	1,460
Contributions from preferred C equity holders	1,200	–
Distributions to preferred B equity holders	–	(1,900)
Distributions to preferred C equity holders	(245)	(1,539)
Distributions to common equity holders	(906)	(1,286)
Proceeds from secured note payable	9,637	13,630
Repayments of secured note payable	(13,049)	(14,542)
Proceeds from unsecured notes payable	17,342	3,315
Redemptions/repayments of unsecured notes payable	(14,188)	(3,406)
Repurchase of common A equity units	–	(180)
Deferred financing costs paid	(121)	(104)

Net cash used in financing activities	(330)	(4,552)

Net change in cash, cash equivalents and restricted cash	(175)	(674)

Cash, cash equivalents and restricted cash
Beginning of period	3,522	4,196
End of period	$3,347	$3,522

Supplemental disclosure of cash flow information
Cash paid for interest	$4,280	$6,464

Non-cash investing and financing activities
Earned by Series B preferred equity holders and distributed to customer interest escrow	$–	$47
Foreclosed assets transferred from loans receivable, net	$2,306	$–
Secured and unsecured notes payable transfers	$1,209	$777
Accrued interest payable transferred to unsecured notes payable	$1,435	$894

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Shepherd’s Finance, LLC

Notes to Consolidated Financial Statements

Information presented throughout these notes to the consolidated financial statements is in thousands of dollars.

1. Description of Business

Shepherd’s Finance, LLC and subsidiary (the “Company”, “we”, or “our”) was originally formed as a Pennsylvania limited liability company on May 10, 2007. We are the sole member of two consolidating subsidiaries, Shepherd’s Stable Investments, LLC and 339 Justabout Land Company, LLC. The Company operates pursuant to its Second Amended and Restated Limited Liability Company Agreement by and among Daniel M. Wallach and the other members of the Company effective as of March 16, 2017, and as subsequently amended.

The Company extends commercial loans to residential homebuilders (in 20 states as of December 31, 2024) to:

●	construct single family homes,

●	develop undeveloped land into residential building lots, and

●	purchase and improve for sale older homes.

In addition, the Company develops property which is subdivided into two parcels. One parcel is being developed into lots and are available for home construction and the other parcel will be developed into a second phase of lots, which should be available for construction early next year.

2. Summary of Significant Accounting Policies

Principles of Consolidation

These consolidated financial statements include the consolidated accounts of the Company’s subsidiary and reflect all adjustments (all of which are normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the consolidated financial position, operating results, and cash flows for the periods. All intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. It is reasonably possible that market conditions could deteriorate, which could materially affect our consolidated financial position, results of operations and cash flows. Among other effects, such changes could result in the need to increase the amount of our allowance for credit losses and impair our foreclosed assets.

Operating Segments

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic (“ASC”) 280, Segment Reporting, requires that the Company report financial and descriptive information about reportable segments and how these segments were determined. We determine the allocation of resources and performance of business units based on operating income, net income and operating cash flows. Segments are identified and aggregated based on products sold or services provided. Based on these factors, we have determined that the Company’s operations are in two segments, commercial lending and the development of land parcels.

F-7

Revenue Recognition

Interest income generally is recognized on an accrual basis. The accrual of interest is generally discontinued on all loans past due 90 days or more. All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income, unless management believes that the accrued interest is recoverable through liquidation of collateral. Interest received on nonaccrual loans is applied against principal. Interest on accruing impaired loans is recognized if such loans do not meet the criteria for nonaccrual status. Our construction loans charge a fee on the amount that we commit to lend, which is amortized over the expected life of each of those loans.

The Company records revenue when control of the promised services is transferred to the customer, in an amount that reflects the consideration we expect to be entitled to receive in exchange for those products or services. Our performance obligations to customers are primarily satisfied over time as the services are performed and provided to the customer.

Advertising

Advertising costs are expensed as incurred and are included in selling, general and administrative. Advertising expenses were $82 and $40 for the years ended December 31, 2024 and 2023, respectively.

Cash and Cash Equivalents

Management considers highly liquid investments with original maturities of three months or less to be cash equivalents. The Company maintains its cash account in a deposit account which, at times, may exceed federally insured limits. The Company monitors this bank account and does not expect to incur any losses from such an account.

Fair Value Measurements

The Company follows the guidance of FASB ASC 825, Financial Instruments (ASC 825), and FASB ASC 820, Fair Value Measurements (ASC 820). ASC 825 permits entities to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. ASC 820 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Under this guidance, fair value measurements are not adjusted for transaction costs. This guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

Loans Receivable

Loans are stated at the amount of unpaid principal, net of any allowances for credit losses, and adjusted for (1) the net unrecognized portion of direct costs and non-refundable loan fees associated with lending, and (2) deposits made by the borrowers used as collateral for a loan and due back to the builder at or prior to loan payoff. The net amount of non-refundable loan origination fees and direct costs associated with the lending process, including commitment fees, is deferred and accreted to interest income over the lives of the loans using a method that approximates the interest method.

A loan is classified as nonaccrual, and the accrual of interest on such loan is discontinued, when the contractual payment of principal or interest becomes 90 days past due. In addition, a loan may be placed on nonaccrual at any other time management has serious doubts about further collectability of principal or interest according to the contractual terms, even though the loan is currently performing. A loan may remain in accrual status if it is in the process of collection or well-secured (i.e., the loan has sufficient collateral value). Loans are restored to accrual status when the obligation becomes current or has been performed in accordance with the contractual terms for a reasonable period and the ultimate collectability of the total contractual principal and interest is no longer in doubt.

F-8

A loan is individually evaluated for impairment when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Individually evaluated loans, or portions thereof, are charged off when deemed uncollectible. Once a loan is 90 days past due, management begins a workout plan with the borrower or commences its foreclosure process on the collateral.

Allowance for Credit Losses

Based on the Company’s size, complexity and historical data the aggregate method or loss-rate method was selected to estimate expected credit losses. An expected loss ratio is applied based on internal historical losses and originations. The aggregate method relies upon the performance of an entire segment of the loan portfolio to best represent the behavior of these specific segments over time. In addition, the modified open pool approach was used which utilizes our borrowers credit rankings for both construction and development loans. Internal risk-rating grades are assigned by the Company’s management based on an analysis of financial and collateral strength and other credit attributes underlying each loan. Loan grades are A, B and C and Unsecured for both construction and development loans where A and C define the highest and lowest scores, respectively. Unsecured loans in our portfolio do not hold underlying collateral.

Each loan pool is adjusted for qualitative factors not inherently considered in the quantitative analysis. The qualitative adjustments either increase or decrease the quantitative model estimation. We consider factors that are relevant within the qualitative framework which include the following: lending policy, changes in nature and volume of loans, staff experience, changes in volume and trends of non-performing loans, trends in underlying collateral values, quality of our loan review system and other economic conditions, including inflation.

The following is performed by the Company’s Production Loan Operations department to determine the loan grades included within our loan’s receivable portfolio:

Each is rated on a scale of 1-5. With 5 being the highest rating, equal weight is given based on cash (split between average balance and ending balance), credit, and experience.

POINTS-CASH

●	Average cash should be 2% of the borrower’s total approval limit = .83 POINTS
●	Ending cash balance should be 1% of their total approval limit = .83 POINTS

Bank statements received from the borrower are entered by the loan processors at the time of the initial application or annual credit renewal. The Company’s Loan Administration System (“LAS”) automatically calculates the grading points given for cash based on the borrower’s approval limits and calculated cash ending and average balances.

POINTS-CREDIT

●	630 or higher credit score = 1.66

Credit scores are entered into LAS by the loan processors at the time of the initial application or annual credit renewal. LAS automatically calculates the grading points given for credit scores based on the average of the scores entered for the reporting agencies TransUnion and Equifax for all guarantors.

POINTS-EXPERIENCE

●	Meets minimum experience requirement according to the application matrix = 1.66

At the time of the initial application, the loan processor and underwriter determine whether the applicant meets the minimum experience requirements and enters this information into LAS under the application processing checklist. LAS then determines, based on how the question is answered, how many points are allocated to this category.

F-9

At the time of each loan approval, the underwriter confirms the grade calculated by LAS prior to signing off on the loan approval.

POINTS

Points from the three categories are added to come up with their 1-5 rating. The grading scale is as follows:

●	Rating Score of 4+ = A
●	Rating Score of 2.49 – 3.9 = B
●	Rating Score below 2.49 = C

Once the grading is established or locked in at the time of origination the loan then is populated into the Historical Loan Loss Analysis report. This report populates each loan ranking at the time of origination and does not fluctuate.

Borrower’s credit rankings do change over time based on new information obtained when available.

The CECL calculation for credit loss is performed using the following for the quantitative portion of the analysis:

1.	Commitment value which is obtained when the loan originates;
2.	Historical Originations by Ranking Bucket which is the sum of the Commitment Value obtained when the loan is closed; and
3.	Losses by Ranking Bucket which are expensed for loans not within foreclosure since 2018.

The Loan Committee reviews ongoing activity regarding loans, to include discussion regarding any changes in the reserve and charge-offs. These meetings are documented within the related Board of Managers minutes.

Individually Evaluated Loans

A loan is individually evaluated when it is probable the Company will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement.

Foreclosed Assets

When a foreclosed asset is acquired in the settlement of a loan, the asset is recorded at the as-is fair value minus expected selling costs establishing a new cost basis. The gain or loss is recorded on our consolidated statement of operations as non-interest income or expense. If the fair value of the asset declines, a write-down is recorded through non-interest expense. While the initial valuation is done on an as-is basis, subsequent values are based on our plan for the asset. Assets which are not going to be improved are still evaluated on an as-is basis. Assets we intend to improve, are improving, or have improved are appraised based on the to-be-completed value, minus reasonable selling costs, and we adjust the portion of the appraised value related to construction improvements for the percentage of the improvements which have not yet been made. Subsequently, if a foreclosed asset has an increase in fair value the increase may be recognized up to the cost basis which was determined at the foreclosure date.

Deferred Financing Costs, Net

Deferred financing costs consist of certain costs associated with financing activities related to the issuance of debt securities (deferred financing costs). These costs consist primarily of professional fees incurred related to the transactions. Deferred financing costs are amortized into interest expense over the life of the related debt. The deferred financing costs are reflected in a reduction in the unsecured notes offering liability.

F-10

Interest Capitalization

The Company capitalizes interest costs incurred during the construction of qualifying assets, such as real estate development projects, when the construction period extends beyond one year and the expenditures for the asset are significant.

Interest is capitalized based on the weighted average cost of funds, which reflects the blended interest rate of the Company’s outstanding borrowings, including both specific project-related debt, if any, and general corporate borrowings. The weighted average interest rate is determined monthly or whenever there is a significant change in the Company’s debt structure. Capitalization of interest commences when expenditures for the asset have been made, activities necessary to prepare the asset for its intended use are in progress, and interest costs are being incurred. Capitalization ceases when the asset is substantially complete and ready for its intended use, or when construction activities are suspended for an extended period.

Interest expense that is not capitalized is recognized in the statement of operations as incurred.

For the year ended December 31, 2024 and 2023, the Company applied a COF rate of 11.48% and 11.28%, respectively, reflecting the estimated cost of internally funded capital.

Income Taxes

The entities included in the consolidated financial statements are organized as pass-through entities under the Internal Revenue Code. As such, taxes are the responsibility of the members. Other significant taxes for which the Company is liable are recorded on an accrual basis.

The Company applies FASB ASC 740, Income Taxes (ASC 740). ASC 740 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the consolidated financial statements and requires the evaluation of tax positions taken or expected to be taken while preparing the Company’s consolidated financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions with respect to income tax at the LLC level not deemed to meet the “more-likely-than-not” threshold would be recorded as a tax benefit or expense in the appropriate period. Management concluded that there are no uncertain tax positions that should be recognized in the consolidated financial statements.

The Company’s policy is to record interest and penalties related to taxes in interest expense on the consolidated statements of operations. There have been no significant interest or penalties assessed or paid.

Reclassifications

Certain reclassifications have been made to the prior period’s financial statements and disclosures to conform to the current period’s presentation.

Risks and Uncertainties

The Company is subject to many of the risks common to the commercial lending and real estate industries, such as general economic conditions, decreases in home values, decreases in housing starts, increases in interest rates, and competition from other lenders. As of December 31, 2024, our loans were significantly concentrated in a suburb of Pittsburgh, Pennsylvania, so the housing starts and prices in that area are more significant to our business than other areas until and if more loans are created in other markets.

F-11

Concentration

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of loans receivable. Our concentration risks for our top three customers listed by geographic real estate market are summarized in the table below:

	December 31, 2024		December 31, 2023
		Percent of		Percent of
	Borrower	Loan	Borrower	Loan
	City	Commitments	City	Commitments

Highest concentration risk	Pittsburgh, PA	20%	Pittsburgh, PA	29%
Second highest concentration risk	Orlando, FL	4%	Cape Coral, FL	7%
Third highest concentration risk	Greenville, SC	3%	Orlando, FL	6%

Recent Accounting Pronouncements

Effective January 1, 2024, the Company adopted Accounting Standards Update (ASU) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, issued by the Financial Accounting Standards Board (FASB) in November 2023. This update enhances segment reporting by requiring additional disclosures regarding significant segment expenses, the measures used to assess segment performance, and greater consistency in interim reporting. The Company’s segment disclosures include information on key segment revenues, significant expenses, and profitability measures used by management. The adoption of this standard did not impact the Company’s consolidated financial position, results of operations, or cash flows but has resulted in enhanced segment-level disclosures. Because the Company is presenting segment information for the first time, prior-period financial statements have not been restated, as no segment disclosures were previously provided. This guidance did not have a material impact on the Company’s consolidated financial statements.

3. Acquisition

Acquisition of 339 Justabout Land Co., LLC

Effective February 15, 2024, the Company completed its acquisition of 339 Justabout Land Co. LLC (“339”), in a transaction valued at $9,122. The Company paid cash consideration of $3,000 plus the amount of our intercompany debt.

The property has since been subdivided into two parcels. One parcel is being developed into lots and are available for home construction (“Phase 1 Lots”) and the other parcel will be developed into a second phase of lots (“Phase 2 Lots”), which should be available for construction early next year (collectively the “339 Lots”).

We charge an option fee to Benjamin Marcus Homes (“BMH”) for the right to buy the Phase 1 Lots owned by 339. The option fee was $890 as of February 15, 2024, and the Company is deferring the revenue related to the option fee over twelve months. As of December 31, 2024, deferred revenue, real estate investment was $74.

The following table summarizes the allocation of purchase price to assets and liabilities acquired in connection with the Company’s acquisition of 339 based on fair values as of February 15, 2024.

Acquisition Consideration

Gross purchase price	$3,892
Debt of 339 to the Company	6,122
Immediate repayment of previous 339 owner of intercompany debt	(892)
Purchase consideration	$9,122

F-12

The purchase price has been allocated to the acquired assets and assumed liabilities based on estimated fair values. The table below provides the provisional recording of assets acquired and liabilities assumed as of the acquisition date.

Amounts recognized as of the acquisition date

Purchase Consideration	$9,122

Fair value of identified assets acquired:
Cash	4
Real estate investments	11,330
Total identifiable assets	11,334

Fair value of liabilities assumed:
Current liabilities	462
Other liabilities	1,750
Total liabilities assumed	2,212

Net identifiable assets acquired	$9,122

The allocation presented above is based upon management’s estimate of fair values using valuation techniques including appraisals and purchase contracts, as well as estimating completion costs and future interest costs. In estimating the fair value of the identifiable acquired assets and assumed liabilities, the fair value estimates are based on, but not limited to, expected future revenue and cash flows and estimated discount rates. Except for real estate assets, all assets and liabilities are estimated at their historical carrying values, which approximates fair value.

4. Fair Value

Utilizing ASC 820, the Company has established a framework for measuring fair value under U.S. GAAP using a hierarchy, which requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs. Fair value measurements are an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Three levels of input are used to measure fair value, as follows:

Level 1 –	quoted prices in active markets for identical assets or liabilities;

Level 2 –	quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability; or

Level 3 –	unobservable inputs, such as discounted cash flow models or valuations.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

Fair Value Measurements of Non-Financial Instruments on a Recurring Basis

The Company has no non-financial instruments measured at fair value on a recurring basis.

Fair Value Measurements of Non-Financial Instruments on a Non-recurring Basis

Certain assets are measured at fair value on a non-recurring basis when there is evidence of impairment. The fair values of individually evaluated loans with specific allocations of the allowance for credit losses are generally based on recent real estate appraisals of the collateral less estimated cost to sell. Declines in the fair values of other real estate owned subsequent to their initial acquisitions are also based on recent real estate appraisals minus selling costs.

Individually Evaluated Loans

The appraisals used to establish the value of individually evaluated loans are based on similar properties at similar times; however, due to the differences in time and properties, the individually evaluated loans are classified as Level 3. There were 21 and 17 individually evaluated loan assets as of December 31, 2024 and December 31, 2023, respectively.

F-13

Foreclosed Assets

Foreclosed assets (upon initial recognition or subsequent impairment) are measured at fair value on a non-recurring basis.

Foreclosed assets, upon initial recognition, are measured and reported at fair value minus cost to sell. Each reporting period, the Company remeasures the fair value of its significant foreclosed assets. Fair value is based upon independent market prices, appraised values of the foreclosed assets or management’s estimates of value, which the Company classifies as a Level 3 evaluation.

The following tables present the balances of non-financial instruments measured at fair value on a non-recurring basis as of December 31, 2024 and 2023:

		Quoted Prices in Active Markets for	Significant Other	Significant
	December 31, 2024		Identical	Observable	Unobservable
	Carrying	Estimated	Assets	Inputs	Inputs
	Amount	Fair Value	Level 1	Level 2	Level 3

Foreclosed assets, net	$1,356	$1,356	$–	$–	$1,356
Individually evaluated loans, net	4,313	4,313	–	–	4,313
Total	$5,669	$5,669	$–	$–	$5,669

			Quoted Prices in Active Markets for	Significant Other	Significant
	December 31, 2023		Identical	Observable	Unobservable
	Carrying	Estimated	Assets	Inputs	Inputs
	Amount	Fair Value	Level 1	Level 2	Level 3

Foreclosed assets, net	$130	$130	$–	$–	$130
Impaired loans due to COVID-19, net	82	82	–	–	82
Individually evaluated loans, net	5,393	5,393	–	–	5,393
Total	$5,605	$5,605	$–	$–	$5,605

Fair Value of Financial Instruments

Borrowings under Credit Facilities

The fair value of the Company’s borrowings under credit facilities is estimated based on the expected cash flows discounted using the current rates offered to the Company for debt of the same remaining maturities. As all of the borrowings under credit facilities or the Notes are payable on demand or at similar rates to what the Company can borrow funds for today, the fair value of the borrowings is determined to approximate carrying value at both December 31, 2024 and 2023. The interest on our Notes Program is paid to our Note holders either monthly or at the end of their investment, compounded monthly. For the same reasons as the determination for the principal balances on the Notes, the fair value approximates the carrying value for the interest as well.

F-14

The table below is a summary of fair value estimates for financial instruments:

	December 31, 2024		December 31, 2023
	Carrying	Estimated	Carrying	Estimated
	Amount	Fair Value	Amount	Fair Value
Financial Assets
Cash and cash equivalents	$3,347	$3,347	$3,522	$3,522
Loans receivable, net	48,387	48,387	58,130	58,130
Accrued interest on loans	844	844	1,171	1,171
Financial Liabilities
Customer interest escrow	353	353	292	292
Notes payable secured, net	21,102	21,102	21,519	21,519
Notes payable unsecured, net	35,213	35,213	31,786	31,786
Accrued interest payable	3,280	3,280	3,861	3,861

5. Segment Reporting

During February 2024, the Company completed its acquisition of 339 and the property has since been subdivided into two parcels. One parcel is being developed into lots and are available for home construction and the other parcel will be developed into a second phase of lots which should be available for construction early next year.

The addition of the Company’s real estate investment added a new segment; therefore as of December 31, 2024 the Company will operate within two principal business segments: Shepherd’s Finance and 339 and once consolidated the Company reports as Shepherd’s Finance, LLC. Shepherd’s Finance was the one principal business segment as of December 31, 2023. Revenues from Shepherd’s Finance consist primarily of interest and fee income earned on loans. 339’s revenues are primarily related to the sale of land parcels and option fee income. The Company has no other segments.

Our CEO assesses segment performance using operating income as well as comparing capital expenditures, sales prices, sales rates, and development timing to a plan that was created prior to purchase. For 339, we are intending to develop 62 lots, of which 38 are already developed. Of those 38, none were sold as of December 31, 2024. In addition, as of December 31, 2024, we invested a total of $14,975, anticipating another $3,400 in capital expenditures, and relieved the total investment of $2,998 through sales. We recognized $816 in option fee income. We anticipate a majority of the remaining 38 lots will sale during 2025, with the remaining 24 undeveloped lots will be under development or completed by the end of 2025.

The Company’s reportable segments are strategic business units that offer different products and services. They are managed separately because each segment sales a different product.

Information about reportable segments, and reconciliations of such information to the Consolidated Financial Statements as of December 31, 2024 are described below.

F-15

Reconciliation of Consolidated Statements of Operations:

Shepherd’s Finance, LLC

Consolidated Statements of Operations

For the Year Ended December 12/31/2024

(in thousands of dollars)	339 Justabouot Land Company, LLC	Shepherds Finance, LLC	Total

Net Interest and Fee Income
Interest and fee income on loans	$–	$10,198	$10,198
Interest expense:
Interest related to secure borrowings	–	1,297	1,297
Interest related to unsecured borrowings	–	3,564	3,564
Interest expense	$–	$4,861	$4,861

Net interest and fee income	–	5,337	5,337

Less: Provision for credit losses	–	762	762
Net interest and fee income after provision for credit losses	–	4,575	4,575

Non-Interest Income
Gain on foreclosed assets	$–	$–	$–
Revenue from the sale of land parcels	2,998	–	2,998
Option fee income	816	–	816
Other income	–	82	82
Total non-interest income	$3,814	$82	$3,896

Income before non-interest expense	3,814	4,657	8,471

Non-Interest Expense
Selling, general and administrative	$–	$3,061	$3,061
Depreciation and amortization	–	80	80
Loss on foreclosed assets	–	595	595
Cost of land parcels sold	2,998	–	2,998
Total non-interest expense	$2,998	$3,736	$6,734

Net Income	$816	$921	$1,737

Net income attributable to preferred equity holders	$–	$–	$702

Net income attributable to common equity holders	$–	$–	$1,035

Reconciliation of total assets:

(in thousands of dollars)	339 Justabouot Land Company, LLC	Shepherds Finance, LLC	Elimination	Total

Total assets as of December 31, 2024	$11,977	$57,386	$–	$69,363

6. Real Estate Investment Assets

During June 2020, we acquired four lots from a borrower in exchange for the transfer of loans secured by those lots. We extinguished the principal balance for the loans on the lots in the amount of $640 and in addition, paid a $500 management fee for the development of homes on the lots. The management fee was paid through reducing the principal balance on a current loan receivable with the borrower. Two of the four homes sold during 2022 and the remaining two sold in 2023.

During October 2023, the Company acquired two properties to construct houses on each lot. Once the properties are fully developed and sold the use of proceeds from the sale will first apply to the land, building, furniture and interest costs to the Company and a portion of the remaining funds will be distributed as a management fee for the development of the homes.

F-16

Effective February 15, 2024, the Company completed its acquisition of 339 Justabout Land Co. LLC (“339”), in a transaction valued at $9,122. The Company paid cash consideration of $3,000 plus the amount of our intercompany debt.

The property has since been subdivided into two parcels. One parcel is being developed into lots and are available for home construction (“Phase 1 Lots”) and the other parcel will be developed into a second phase of lots (“Phase 2 Lots”), which should be available for construction early next year (collectively the “339 Lots”).

We charge an option fee to Benjamin Marcus Homes (“BMH”) for the right to buy the Phase 1 Lots owned by 339. The option fee was $890 as of February 15, 2024, and the Company is deferring the revenue related to the option fee over twelve months. As of December 31, 2024, deferred revenue, real estate investment was $74.

During the year ended December 31, 2024, BMH purchased nine lots from 339 for both revenue and cost of land parcels sold of $2,998 which is included within non-interest income and non-interest expense, respectively, on the consolidated statements of operations. No gains or losses were recognized in the lot sales. We are capitalizing interest related to the cost of this investment which is included in the asset when we sell lots.

The total expected selling price of the 339 Lots is approximately $18,500 and the gross purchase price was $3,892 (the “Purchase Price”) and the development loan reclassed from loan receivables net to real estate investments of $6,122. BMH immediately repaid an intercompany debt to 339 of $892, which in turn was returned to the Company, leaving the net investment at $3,000. We purchased 339 subject to the debt owed by 339, which included a first position development loan from the Company, and two subordinate financings from lenders outside of the Company.

During September 2024, the Company invested in a minority non-controlling interest in one of our borrowers, DBL Capital Real Estate Fund 1, LLC (“DBL”) for $330. The investment is to develop six empty lots into houses and the Company is expected to receive a return.

The following table is a roll forward of real estate investment assets:

	December 31, 2024	December 31, 2023

Beginning balance	$435	$660
Additions from 339 acquisition	11,330	–
Gain on sale of real estate investments	–	10
Investments in real estate assets	330	–
Proceeds from the sale of real estate investments	(2,998)	(2,131)
Additions for construction/development	4,432	1,896
Ending balance	$13,529	$435

Capitalized Interest Activity

The following table is capitalized interest for real estate investment assets:

	December 31, 2024	December 31, 2023

Capitalized interest	$1,143	$11
Cost of funds	11.48%	11.28%

The capitalized interest is included within real estate investment assets on the consolidated balance sheet.

F-17

7. Loans Receivables, net

Financing receivables are comprised of the following as of December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023

Loans receivable, gross	$51,138	$61,293
Less: Deferred loan fees	(1,273)	(1,772)
Less: Deposits	(867)	(1,056)
Plus: Deferred origination costs	257	360
Less: Allowance for credit losses	(868)	(695)
Loans receivable, net	$48,387	$58,130

Commercial Construction and Development Loans

Construction Loan Portfolio Summary

As of December 31, 2024, we have 61 borrowers, all of whom borrow money for the purpose of building new homes. The loans typically involve funding of the lot and a portion of construction costs, for a total of between 50% and 70% of the completed value of the new home. As the home is built during the course of the loan, the loan balance increases. The loans carry an interest rate of 2.5% above our cost of funds. In addition, we charge a 5% loan fee, and our cost of funds was 11.49% as of December 31, 2024.

Our loans are demand loans and most have a deposit from the builder during construction to help offset the risk of partially built homes, and some have an interest escrow to offset payment of monthly interest risk.

The following is a summary of the loan portfolio to builders for home construction loans as of December 31, 2024 and 2023:

Year	Number of States	Number of Borrowers	Number of Loans	Value of Collateral(1)	Commitment Amount	Gross Amount Outstanding	Loan to Value Ratio(2)		Loan Fee
2024	20	59	177	$99,462	$67,391	$48,004	68	%(3)	5%
2023	20	62	225	$117,169	$75,300	$51,788	64	%(3)	5%

(1)	The value is determined by the appraised value.

(2)	The loan to value ratio is calculated by taking the commitment amount and dividing by the appraised value.

(3)	Represents the weighted average loan to value ratio of the loans.

F-18

Real Estate Development Loan Portfolio Summary

The following is a summary of our loan portfolio to builders for land development as of December 31, 2024 and 2023:

Year	Number of States	Number of Borrowers	Number of Loans	Gross Value of Collateral(1)	Commitment Amount	Gross Amount Outstanding	Loan to Value Ratio(2)		Interest Spread(4)
2024	5	6	6	$7,459	$6,262	$3,134	42	%(3)	varies
2023	6	9	11	$23,873	$11,256	$9,505	40	%(3)	varies

(1)	The value is determined by the appraised value.

(2)	The loan to value ratio is calculated by taking the outstanding amount and dividing by the appraised value calculated as described above.

(3)	Represents the weighted average loan to value ratio of the loans.

(4)	The interest spread varies for the state of Pennsylvania and is 7% across other states.

The following is a roll forward of loan receivables, net of both construction and development loans:

	December 31, 2024	December 31, 2023

Beginning balance	$58,130	$56,650
Originations and modifications	40,728	58,216
Principal collections	(48,578)	(57,895)
Transferred from loans receivables, net	(2,306)	-
Change in builder deposit	190	(217)
Change in allowance for credit losses	(173)	1,832
Change in loan fees, net	396	(456)

Ending balance	$48,387	$58,130

Credit Quality Information

Effective January 1, 2023, we adopted ASC 326, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments,” which replaced the incurred loss methodology for determining out provision for credit losses and allowance for credit losses with current expected credit loss (“CECL”) model. Upon the adoption of ASC 326 the total amount of the allowance for credit losses (“ACL”) on loans estimated using the CECL methodology increased $178 compared to the total amount of the allowance recorded using the prior incurred loss model.

Based on the Company’s size, complexity and historical data the aggregate method or loss-rate method was selected to estimate expected credit losses. An expected loss ratio is applied based on internal historical losses and originations. The aggregate method relies upon the performance of an entire segment of the loan portfolio to best represent the behavior of these specific segments over time. In addition, a modified open pool approach was used which utilizes our borrowers’ credit rankings for both construction and development loans. Internal risk-rating grades are assigned by the Company’s management based on an analysis of financial and collateral strength and other credit attributes underlying each loan. Loan grades are A, B and C and Unsecured for both construction and development loans where A and C define the highest and lowest scores, respectively. Unsecured loans in our portfolio do not hold underlying collateral.

Each loan pool is adjusted for qualitative factors not inherently considered in the quantitative analysis. The qualitative adjustments either increase or decrease the quantitative model estimation. We consider factors that are relevant within the qualitative framework which include the following: lending policy, changes in nature and volume of loans, staff experience, changes in volume and trends of non-performing loans, trends in underlying collateral values, quality of our loan review system and other economic conditions, including inflation.

Our Company construction loans are collateralized by land and real estate while our Company development loans are collateralized by land. Secured nonaccrual loans individually evaluated are also collateralized by land and real estate.

F-19

The following table presents the Company’s gross loans receivable, commitment value and ACL for each respective credit rank loan pool category as of December 31, 2024.

	Loans Receivable Gross	Commitment Value	ACL
Construction Loans Collectively Evaluated:
A Credit Risk	$39,277	$55,872	$215
B Credit Risk	2,817	3,883	38
C Credit Risk	939	1,851	25

Development Loans Collectively Evaluated:
A Credit Risk	$2,485	$5,500	$2
B Credit Risk	160	275	-
C Credit Risk	489	487	18

Unsecured Nonaccrual Loans Individually Evaluated:	$–	$–	$–

Secured Nonaccrual Loans Individually Evaluated:	$4,971	$5,785	$658

ACL Unfunded Commitments:	–	–	(88)

Total	$51,138	$73,653	$868

The following table presents the Company’s gross loans receivable, commitment value and ACL for each respective credit rank loan pool category as of December 31, 2023.

	Loans Receivable Gross	Commitment Value	ACL
Construction Loans Collectively Evaluated:
A Credit Risk	$40,252	$59,075	$211
B Credit Risk	5,718	10,339	32
C Credit Risk	–	–	–

Development Loans Collectively Evaluated:
A Credit Risk	$8,787	$9,793	$5
B Credit Risk	172	511	–
C Credit Risk	452	454	10

Unsecured Nonaccrual Loans Individually Evaluated	$86	$81	$86

Secured Nonaccrual Loans Individually Evaluated:	$5,826	$6,303	$351

ACL Unfunded Commitments	–	–	–

Total	$61,293	$86,556	$695

F-20

The following table presents the amortized cost basis of loans on nonaccrual status and loans past due over 89 days still accruing as of December 31, 2024:

	Nonaccrual with No Allowance for Credit Loss	Nonaccrual with Allowance for Credit Loss	Loans Past Due Over 89 Days Still Accruing
Unsecured Nonaccrual Loans Individually Evaluated:	$–	$–	$–

Secured Nonaccrual Loans Individually Evaluated:	$1,427	$3,544	$–

Total	$1,427	$3,544	$–

The following table presents the amortized cost basis of loans on nonaccrual status and loans past due over 89 days still accruing as of December 31, 2023:

	Nonaccrual with No Allowance for Credit Loss	Nonaccrual with Allowance for Credit Loss	Loans Past Due Over 89 Days Still Accruing
Unsecured Nonaccrual Loans Individually Evaluated:	$–	$86	$–

Secured Nonaccrual Loans Individually Evaluated:	$2,495	$3,331	$–

Total	$2,495	$3,417	$–

For loans greater than 12 months in age that are individually evaluated, appraisals are ordered and prepared if the current appraisal is greater than 13 months old and construction is greater than 90% complete. If construction is completed by less than 90% the Company uses the latest appraisal on file. At certain times the Company may choose to use a broker’s opinions of value (“BOV”) as a replacement for an appraisal if deemed more efficient by management. Appraised values are adjusted down for estimated costs associated with asset disposal. Broker’s opinion of selling price, use currently valid sales contracts on the subject property, or representative recent actual closings by the builder on similar properties may be used in place of a BOV.

In addition, our loan portfolio includes performing, forbearance and non-accrual loans. The Company’s policies with respect to placing loans on non-accrual and individually evaluated if they are past due greater than 90 days unless management deems the loan an exception. A fair market value analysis is performed and an allowance for credit loss is established based on the results of the analysis.

F-21

The following is an aging of our gross loan portfolio as of December 31, 2024:

	Gross Loan	Current	Past Due	Past Due	Past Due	Past Due
	Value	0 - 59	60 - 89	90 - 179	180 - 269	>270
Performing Loans
A Credit Risk	$41,763	$41,763	$–	$–	$–	$–
B Credit Risk	2,977	2,977	–	–	–	–
C Credit Risk	1,428	1,428	–	–	–	–

Forbearance Loans
Secured Nonaccrual Loans	4,476	–	–	1,057	–	3,419

Nonaccrual Loans
Unsecured Loans	–	–	–	–	–	–
Secured Loans	494	–	–	–	–	494
Total	$51,138	$46,168	$–	$1,057	$–	$3,913

The following is an aging of our gross loan portfolio as of December 31, 2023:

	Gross Loan	Current	Past Due	Past Due	Past Due	Past Due
	Value	0 - 59	60 - 89	90 - 179	180 - 269	>270
Performing Loans
A Credit Risk	$49,039	$49,039	$–	$–	$–	$–
B Credit Risk	5,890	5,890	–	–	–	–
C Credit Risk	452	452	–	–	–	–

Forbearance Loans
Secured Nonaccrual Loans	–	–	–	–	–	–

Nonaccrual Loans
Unsecured Loans	86	–	–	–	–	86
Secured Loans	5,826	–	881	1,497	1,641	1,807
Total	$61,293	$55,381	$881	$1,497	$1,641	$1,893

Below is an aging schedule of loans receivable as of December 31, 2024, on a recency basis:

	No. Loans	Unpaid Balances	%
Current loans (Current accounts and accounts on which more than 50% of an original contract payment was made in the last 59 days)	162	$46,168	90.2%
60-89 days	–	–	–%
90-179 days	5	1,057	2.1%
180-269 days	–	–	–%
>270 days	16	3,913	7.7%

Subtotal	183	$51,138	100.0%

Interest only accounts (Accounts on which interest, deferment, extension and/or default charges were received in the last 60 days)	–	$–	–%

Partial payment accounts (Accounts on which the total received in the last 60 days was less than 50% of the original contractual monthly payment. “Total received” to include interest on simple interest accounts, as well as late charges on deferment charges on pre-computed accounts.)	–	$–	–%

Total	183	$51,138	100.0%

F-22

Below is an aging schedule of loans receivable as of December 31, 2023, on a recency basis:

	No. Loans	Unpaid Balances	%
Current loans (Current accounts and accounts on which more than 50% of an original contract payment was made in the last 59 days)	219	$55,381	90.4%
60-89 days	3	881	1.4%
90-179 days	3	1,497	2.4%
180-269 days	4	1,641	2.7%
>270 days	7	1,893	3.1%

Subtotal	236	$61,293	100.0%

Interest only accounts (Accounts on which interest, deferment, extension and/or default charges were received in the last 60 days)	–	$–	–%

Partial payment accounts (Accounts on which the total received in the last 60 days was less than 50% of the original contractual monthly payment. “Total received” to include interest on simple interest accounts, as well as late charges on deferment charges on pre-computed accounts.)	–	$–	–%

Total	236	$61,293	100.0%

Below is an aging schedule of loans receivable as of December 31, 2024, on a contractual basis:

	No. Loans	Unpaid Balances	%
Contractual terms (All current Direct Loans and Sales Finance Contracts with installments past due less than 60 days from due date.)	162	$46,168	90.2%
60-89 days	–	–	–%
90-179 days	5	1,057	2.1%
180-269 days	–	–	–%
>270 days	16	3,913	7.7%

Subtotal	183	$51,138	100.0%

Interest only accounts (Accounts on which interest, deferment, extension and/or default charges were received in the last 60 days)	–	$–	–%

Partial payment accounts (Accounts on which the total received in the last 60 days was less than 50% of the original contractual monthly payment. “Total received” to include interest on simple interest accounts, as well as late charges on deferment charges on pre-computed accounts.)	–	$–	–%

Total	183	$51,138	100.0%

F-23

Below is an ageing schedule of loans receivable as of December 31, 2023, on a contractual basis:

	No. Loans	Unpaid Balances	%
Contractual terms (All current Direct Loans and Sales Finance Contracts with installments past due less than 60 days from due date.)	219	$55,381	90.4%
60-89 days	3	881	1.4%
90-179 days	3	1,497	2.4
180-269 days	4	1,641	2.7%
>270 days	7	1,893	3.1%

Subtotal	236	$61,293	100.0%

Interest only accounts (Accounts on which interest, deferment, extension and/or default charges were received in the last 60 days)	–	$–	–%

Partial payment accounts (Accounts on which the total received in the last 60 days was less than 50% of the original contractual monthly payment. “Total received” to include interest on simple interest accounts, as well as late charges on deferment charges on pre-computed accounts.)	–	$–	–%

Total	236	$61,293	100.0%

Allowance for Credit Losses on Loans

The following table provides a roll forward of the allowance for credit losses as of December 31, 2024:

	Performing Loans						Nonaccrual loans
	Construction			Development
	A Credit Risk	B Credit Risk	C Credit Risk	A Credit Risk	B Credit Risk	C Credit Risk	Secured	Unsecured	Total
Allowance for credit losses as of December 31, 2023	$(211)	$(32)	$–	$(5)	$–	$(10)	$(351)	$(86)	$(695)
Reclassification of ACL on unfunded commitments	59	19	–	–	–	–	–	–	78
Charge-offs	–	–	–	–	–	–	454	52	506
Recoveries	–	–	–	–	–	–	–	(6)	(6)
Provision for credit losses funded	2	(15)	(13)	4	–	(8)	(761)	40	(751)
Allowance for credit losses as of December 31, 2024	$(150)	$(28)	$(13)	$(1)	$–	$(18)	$(658)	$–	$(868)

Reserve for unfunded commitments as of December 31, 2023	$–	$–	$–	$–	$–	$–	$–	$–	$–
Reclassification of ACL on unfunded commitments	(59)	(19)	–	–	–	–	–	–	(78)
Provision for credit losses unfunded	(6)	9	(12)	(1)	–	–	–	–	(10)
Reserve for unfunded commitments as of December 31, 2024	$(65)	$(10)	$(12)	$(1)	$–	$–	$–	$–	$(88)

F-24

The following table provides a roll forward of the allowance for credit losses as of December 31,2023:

	Performing Loans						Nonaccrual loans
	Construction			Development
	A Credit Risk	B Credit Risk	C Credit Risk	A Credit Risk	B Credit Risk	C Credit Risk	Secured	Unsecured	Total
December 31, 2022	$(174)	$(66)	$(9)	$(37)	$(2)	$(7)	$(247)	$(1,985)	$(2,527)

Impact of the adoption of ASC 326	(33)	(1)	(12)	35	2	(30)	–	(139)	(178)
Charge-offs	–	–	–	–	–	–	132	2,610	2,742
Reduction in ACL for loan participations	5	–	–	–	–	–	–	–	5
Provision for credit losses	(9)	35	21	(3)	–	27	(236)	(572)	(737)

December 31, 2023	$(211)	$(32)	$–	$(5)	$–	$(10)	$(351)	$(86)	$(695)

Allowance for Credit Losses on Unfunded Loan Commitments

Unfunded commitments to extend credit, which have similar collateral, credit and market risk to our outstanding loans, were $22,515 and $25,263 as of December 31, 2024 and December 31, 2023, respectively. The ACL is calculated at an estimated loss rate on the total commitment value for loans in our portfolio. The ACL on unfunded commitments is calculated as the difference between the ACL on commitment value less the estimated loss rate and the total gross loan value for loans in our portfolio. As of December 31, 2024, the ACL for unfunded commitments was $88. In addition, as of December 31, 2024, we had no off-balance sheet transactions, nor do we currently have any such arrangements or obligations.

8. Foreclosed Assets

Roll forward of foreclosed assets for the years ended December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Beginning balance	$130	$1,582
Transferred from loans receivables, net	2,306	–
Investments in foreclosed assets	507	125
Sale proceeds	(992)	(1,549)
Gain on foreclosed assets	–	8
Loss on foreclosed assets	(595)	(36)
Ending balance	$1,356	$130

F-25

9. Borrowings

The following table displays our borrowings and a ranking of priority:

	Priority Rank	December 31, 2024	December 31, 2023
Borrowing Source
Purchase and sale agreements and other secured borrowings	1	$20,359	$21,196
Secured line of credit from affiliates	2	743	326
Unsecured line of credit (senior)	3	750	1,160
Other unsecured debt (senior subordinated)	4	1,812	1,094
Unsecured Notes through our public offering, gross	5	19,968	20,854
Other unsecured debt (subordinated)	5	11,707	8,006
Other unsecured debt (junior subordinated)	6	1,126	907
Less deferred financing fees		(150)	(238)

Total		$56,315	$53,305

Year Maturing	Total Amount Maturing	Public Offering	Other Unsecured	Secured Borrowings
2025	$33,642	$6,736	$6,154	$20,752
2026	3,809	1,618	2,191	–
2027	6,561	5,790	771	–
2028	9,253	5,824	3,079	350
2029	3,200	–	3,200	–
2030 and thereafter	–	–	–	–
Total	$56,465	$19,968	$15,395	$21,102

Loan Purchase and Sale Agreements

We have two loan purchase and sale agreements where we are the seller of portions of loans we create. The two purchasers are Builder Finance, Inc. (“Builder Finance”) and S.K. Funding, LLC (“S.K. Funding”). Generally, the purchasers buy between 50% and 85% of each loan sold. They receive interest rates ranging from our cost of funds to the interest rate charged to the borrower. The purchasers generally do not receive any of the loan fees we charge. We have the right to call some of the loans sold, with some restrictions. Once sold, the purchaser must fund their portion of the loans purchased. We service the loans. Also, there are limited put options in some cases, whereby the purchaser can cause us to repurchase a loan. The loan purchase and sale agreements are recorded as secured borrowings.

In March 2018, we entered into the Seventh Amendment (the “Seventh Amendment”) to our Loan Purchase and Sale Agreement with S.K. Funding. The purpose of the Seventh Amendment was to allow S.K. Funding to purchase a portion of the Pennsylvania Loans.

The Seventh Amendment had a term of 24 months and automatically renews for additional six-month terms unless either party gives written notice of its intent not to renew at least six months prior to the end of a term. S.K. Funding will have a priority position as compared to the Company in the case of a default by any of the borrowers.

In April 2021, we entered into the Eleventh Amendment (the “Eleventh Amendment”) to our Loan Purchase and Sale Agreement with S.K. Funding. The purpose of the Eleventh Amendment was to allow a principal increase to $2,000 from the original $1,000 in the Tenth Amendment dated January 2019. In addition, if the collateral value drops then an unsecured portion or $400 may be used until the collateral is increased back to $2,000.

F-26

The Eleventh Amendment has a term of 12 months and automatically renews for additional six-month terms unless either party gives written notice of its intent not to renew at least five months prior to the end of a term. S.K. Funding will have a priority position as compared to the Company in the case of a default by any of the borrowers.

In July 2022, we entered into the Twelfth Amendment (the “Twelfth Amendment”) to our Loan Purchase and Sale Agreement with S.K. Funding. The purpose of the Twelfth Amendment was to allow S.K. Funding to purchase a portion of loans sold to one borrower in Pennsylvania.

The timing of the Company’s principal and interest payments to S.K. Funding under the Twelfth Amendment, and S.K. Funding’s obligation to fund the loans in Pennsylvania vary depending on the total principal amount of the Pennsylvania Loans outstanding at any time, as follows:

●	If the total principal amount exceeds $3,000. In addition, up to $400 may be unsecured on the Twelfth Amendment loans at any time.
●	The interest rate accruing to S.K. Funding for both the Secured and Unsecured portion of the Twelfth Amendment is 10.0% and 9.5%, accordingly and calculated on a 365/366-day basis.

In October of 2023, we entered the Thirteenth Amendment (the “Thirteenth Amendment”) to our Loan Purchase and Sale Agreement with S.K. Funding. The purpose of the Thirteenth Amendment was to sell participating interests in a few of our loans with our largest customer. These sales are different than all of our other loan participations in that the buyer is not in a preferred risk position, and as such, the portions of the loans sold are treated as an actual loan sale. The balance of the portion sold is removed from our balance sheet. The interest on the portion sold is not reflected on our statement of operations, and there is no interest cost or loan loss related to the sold portion on our statement of operations. The fee we earn on these loans for origination and servicing is recognized over the expected life of the loan in the same way as all of our other loans.

Pursuant to the Thirteenth Amendment, the aggregate amount of the S.K. Funding’s commitment, either funded or unfunded, under certain loans purchased by S.K. Funding covered by the Thirteenth Amendment (the “Loans”) was increased to $1,650. As of the effective date of the Thirteenth Amendment, S.K. Funding has funded $1,400 and agreed to fund an additional $250 upon notice from us that such additional amount is desired to fund the Loans. In addition, the amount of the portion of any Loan purchased by S.K. Funding was adjusted to the lesser of (i) 45% of our approved appraised value or a third-party sales price if the collateral property is under agreement for sale, as applicable, and (ii) 50% of the maximum principal of the loan after deducting the loan fee. The interest rate for the Loans is the lessor of the (i) the interest rate on such Loan or (ii) 14%, calculated on a 365/366 day basis. For such amounts of the Loan amount that are unsecured, the interest rate for such amounts is 9.5%, calculated on a 365/366 day basis. The loan receivables gross principal balance of the sold portion of the Loans as of December 31, 2024 was $1,400.

The term of the Thirteenth Amendment and S.K. Funding’s participation in the Loans, shall be through the repayment of the last Loan participated in by S.K. Funding pursuant to the terms of the Thirteenth Amendment.

Lines of Credit

Lines of Credit with Mr. Wallach and His Affiliates

During June 2018, we entered the First Amendment to the line of credit with our Chief Executive Officer and his wife (the “Wallach LOC”) which modified the interest rate on the Wallach LOC to generally equal the prime rate plus 3%. The interest rate for the Wallach LOC was 10.5% and 11.50% as of December 31, 2024 and 2023, respectfully. As of December 31, 2024, and 2023, the outstanding amount pursuant to the Wallach LOC was $743 and $160, respectively. For the years ended December 31, 2024 and 2023, interest expense was $35 and $18, respectively. The maximum amount outstanding on the Wallach LOC is $1,250 and the loan is a demand loan.

During June 2018, we also entered the First Amendment to the line of credit with the 2007 Daniel M. Wallach Legacy Trust, which is our CEO’s trust (the “Wallach Trust LOC”) which modified the interest rate on the Wallach Trust LOC to generally equal the prime rate plus 3%. The interest rate for this borrowing was 10.50% and 11.50% as of December 31, 2024 and 2023. As of December 31, 2024, and 2023, the outstanding amount pursuant to the Wallach Trust LOC was $0 and $166, respectively. For the years ended December 31, 2024 and 2023, interest expense was $16 and $20, respectively. The maximum amount outstanding on the Wallach Trust LOC is $250 and the loan is a demand loan.

F-27

Line of Credit with William Myrick

During June 2018, we entered into a line of credit agreement (the “Myrick LOC Agreement”) with our Partner (“Partner”), William Myrick. Pursuant to the Myrick LOC Agreement, Mr. Myrick provides us with a line of credit (the “Myrick LOC”) with the following terms:

●	Principal not to exceed $1,000;
●	Secured by a lien against all our assets;
●	Cost of funds to us of prime plus 3%; and
●	Due upon demand.

As of December 31, 2024 and 2023, the amounts outstanding pursuant to the Myrick LOC were $0 for both the years ended December 31, 2024 and 2023, interest expense was $0.

Line of Credit with Shuman

During July 2017, we entered into a line of credit agreement (the “Shuman LOC Agreement”) with Steven K. Shuman, which is now held by Cindy K. Shuman. Pursuant to the Shuman LOC Agreement, Shuman provides us with a revolving line of credit (the “Shuman LOC”) with the following terms:

●	Principal not to exceed $1,325;
●	Secured with assignments of certain notes and mortgages;
●	Cost of funds to us of 10%; and
●	Due in July 2025; however, will automatically renew for additional 12-month periods, unless either party gives notice to not renew.

As of December 31, 2024 and 2023, the outstanding amount pursuant to the Shuman LOC was $125. Interest expense was $13 for both years ended December 31, 2024 and 2023, respectively.

Line of Credit with Judith Swanson

During December 2021, the Swanson Line of Credit (“Swanson LOC”) was assigned to Judith Swanson (“Judith Swanson LOC”), as trustee of a trust. Pursuant to the Swanson Modification Agreement, the Judith Swanson LOC provides us with a revolving line of credit with the following terms:

●	Principal not to exceed $7,000;
●	Secured with assignments of certain notes and mortgages;
●	Cost of funds to us of 8.25%; and
●	Due in July 2025; however, will automatically renew for additional 12-month periods, unless either party gives notice to not renew.

The Judith Swanson LOC was fully borrowed on the secured and unsecured portion of the line of credit as of December 31, 2024 and 2023. In addition, the secured balance on the Judith Swanson LOC was $6,000 and $5,164, as of December 31, 2024 and 2023, respectively. Interest expense was $640 and $556 for the years December 31, 2024 and 2023, respectively.

F-28

New Lines of Credit

During 2020 and 2019, we entered into one and four line of credit agreements, respectively (the “New LOC Agreements”). Pursuant to the New LOC Agreements, the lenders provide us with revolving lines of credit with the following terms:

●	Principal not to exceed $6,063;
●	Secured with assignments of certain notes and mortgages;
●	Cost of funds to us between 9.00% and 10.00%; and
●	Terms generally allow the lenders to give one month’s notice after which the principal balance of a New LOC Agreement will be reduced to a zero over the next six months.

The total balance of the New LOC Agreements was $2,965 and $3,066 as of December 31, 2024 and 2023, respectively. Interest expense was $296 and $230 for the year ended December 31, 2024 and 2023, respectively.

Hanna Holdings, Inc. Loan

This loan was debt acquired in the 339 acquisition which 339 used the loan to originally purchase the property.

●	Principal not to exceed $1,250
●	Secured with a second position mortgage
●	7% interest rate
●	Due in December 2027, but payable with a payoff associated with each lot sale. Interest accrues and is paid upon each payoff of principal.

As of December 31, 2024, the Loan with Hanna Holdings, Inc. was $350 compared to $1,250 as of the 339 Acquisition date.

Mortgage Payable

During January 2018, we entered a commercial mortgage on our office building with the following terms:

●	Principal not to exceed $660;
●	Interest rate was 5.07% per annum until it increased 1.53% to 6.60% in January 2023 and is based on a year of 360 days; and
●	Due in January 2033.

During November 2024, we paid off the mortgage on our office building. The principal amount at payoff was $559. In addition, interest expense during the years ended December 31, 2024 and 2023 was $37 and $39, respectively.

Secured Borrowings Secured by Loan Assets

Borrowings secured by loan assets are summarized below:

	December 31, 2024		December 31, 2023
	Book Value of Loans which Served as Collateral	Due from Shepherd’s Finance to Loan Purchaser or Lender	Book Value of Loans which Served as Collateral	Due from Shepherd’s Finance to Loan Purchaser or Lender
Loan Purchaser
Builder Finance	$7,485	$4,418	$7,615	$5,770
S.K. Funding	8,229	6,500	7,358	6,500

Lender
Shuman	236	125	358	125
Jeff Eppinger	4,028	1,500	3,496	1,500
R. Scott Summers	1,361	903	2,177	1,003
John C. Solomon	649	563	598	563
Judith Swanson	10,626	6,000	10,038	5,164

Total	$32,614	$20,009	$31,640	$20,625

F-29

Unsecured Borrowings

Unsecured Notes through the Public Offering (“Notes Program”)

The effective interest rate on borrowings through our Notes Program as of December 31, 2024 and December 31, 2023 was 9.09% and 9.01%, respectively, not including the amortization of deferred financing costs.

We generally offer four durations at any given time, ranging from 12 to 48 months from the date of issuance. Our fourth public offering, which was declared effective on September 16, 2022, includes a mandatory early redemption option on all Notes, provided that the proceeds are reinvested. In our historical offerings, there were limited rights of early redemption. Our 36-month Note sold in our third public note offering had a mandatory early redemption option, subject to certain conditions.

The following table is a roll forward of our Notes Program:

	December 31, 2024	December 31, 2023

Gross notes outstanding, beginning of period	$20,854	$21,576
Notes issued	5,257	1,353
Note repayments / redemptions	(6,143)	(2,075)

Gross notes outstanding, end of period	19,968	20,854

Less deferred financing costs, net	(150)	(235)

Notes outstanding, net	$19,818	$20,619

The following is a roll forward of deferred financing costs:

	December 31, 2024	December 31, 2023

Deferred financing costs, beginning balance	$939	$835
Additions	121	103
Deferred financing costs, ending balance	$1,060	$939
Less accumulated amortization	(910)	(703)
Deferred financing costs, net	$150	$235

The following is a roll forward of the accumulated amortization of deferred financing costs:

	December 31, 2024	December 31, 2023

Accumulated amortization, beginning balance	$703	$468
Additions	207	235
Accumulated amortization, ending balance	$910	$703

F-30

Other Unsecured Debts

Our other unsecured debts are detailed below:

Loan	Maturity Date	Interest Rate(1)	December 31, 2024	December 31, 2023
Unsecured Note with Seven Kings Holdings, Inc. Senior Subordinated	Demand(2)	9.5%	$–	$410
Unsecured Line of Credit from Judith Swanson	October 2024	10.0%	1,000	1,836
Unsecured Line of Credit from Judith Swanson	April 2025	10.0%	500	-
Unsecured Line of Credit from Builder Finance, Inc. Senior Subordinated	January 2025	10.0%	750	750
Subordinated Promissory Note	April 2024	10.0%	–	100
Subordinated Promissory Note	February 2025	9.0%	600	600
Subordinated Promissory Note	March 2026	9.75%	500	500
Subordinated Promissory Note	December 2027	10.0%	20	20
Subordinated Promissory Note	February 2024	11.0%	–	20
Subordinated Promissory Note	January 2025	10.0%	15	15
Subordinated Promissory Note	February 2027	8.5%	200	-
Subordinated Promissory Note	March 2027	10.0%	26	26
Subordinated Promissory Note	November 2026	9.5%	200	200
Subordinated Promissory Note	October 2024	10.0%	–	700
Subordinated Promissory Note	December 2024	10.0%	–	100
Subordinated Promissory Note	April 2025	10.0%	202	202
Subordinated Promissory Note	July 2025	8.0%	100	100
Subordinated Promissory Note	September 2027	10%	108	108
Subordinated Promissory Note	October 2025	8.0%	100	100
Subordinated Promissory Note	December 2025	8.0%	180	180
Senior Subordinated Promissory Note	March 2026(3)	8.0%	–	374
Subordinated Promissory Note	August 2026	8.0%	291	291
Senior Subordinated Promissory Note	July 2026(4)	1.0%	740	740
Junior Subordinated Promissory Note	July 2026(4)	20.0%	460	460
Senior Subordinated Promissory Note	October 2024(4)	1.0%	–	720
Senior Subordinated Promissory Note	October 2028(4)	1.0%	1,072	–
Junior Subordinated Promissory Note	October 2024(4)	20.0%	–	447
Junior Subordinated Promissory Note	October 2028(4)	20.0%	666	–
Subordinated Promissory Note	March 2029	10.0%	1,200	1,200
Subordinated Promissory Note	April 2024	10.0%	–	750
Subordinated Promissory Note	May 2027	10.0%	97	98
Subordinated Promissory Note	November 2027	10.0%	120	120
Subordinated Promissory Note	June 2025	10.0%	1,000	–
Subordinated Promissory Note	April 2028	10.0%	149	–
Subordinated Promissory Note	April 2029	11.0%	2,000	–
Subordinated Promissory Note	January 2025	11.0%	1,007	–
Subordinated Promissory Note	October 2027	8.50%	200	–
Subordinated Promissory Note	October 2028	10.0%	1,043	–
Subordinated Promissory Note	December 2028	10.0%	149	–
Subordinated Promissory Note	Varies (5)	Prime+1.5%	700	–
			$15,395	$11,167

(1)	Interest rate per annum, based upon actual days outstanding and a 365/366-day year.

(2)	Due six months after lender gives notice.

(3)	The Lender may require us to repay $20 of principal and all unpaid interest with 10 days’ notice.

(4)	These notes were issued to the same holder and, when calculated together, yield a blended rate of 10% per annum.

(5)	Lender may elect to terminate, effective semi-annually as of August 16 and/or February 16 of any given year.

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10. Customer Interest Escrow

Below is a roll forward of interest escrow:

	Year Ended December 31, 2024	Year Ended December 31, 2023

Beginning balance	$292	$766
Preferred equity dividends	–	47
Additions from Pennsylvania loans	907	654
Additions from other loans	701	538
Interest, fees, principal or repaid to borrower	(1,547)	(1,713)
Ending balance	$353	$292

11. Series C Preferred Equity

On April 19, 2024, the Company entered into Amendment No. 4 to the Second Amended and Restated Limited Liability Company Agreement (“Fourth Amendment”) with an effective date of March 31, 2024, to effect a 100-for-1 unit split of its Series C cumulative preferred units (“Series C Preferred Units”) that became effective March 31, 2024. As a result of the split, every Series C Preferred Unit, issued and outstanding immediately prior to March 31, 2024, will automatically be reclassified (without any further act) into one hundred Series C Preferred Units.

The Fourth Amendment also increased the maximum number of authorized Series C Preferred Units to 20,000, of which 8,000 are to be issued only pursuant to the Preferred Unit Reinvestment Program. In addition, pursuant to the Fourth Amendment, after six years from the date of investment, instead of being entitled to the right of redemption, the holders of Series C Preferred Units will be entitled to convert all or a portion of the Series C Preferred Units to the common units of the Registrant, on a 1 for 1 basis, after a 12-month waiting period after the notice of conversion is given.

In addition, the Fourth Amendment restricted the right to require the Company to redeem the Series C Preferred Units for cash; therefore, the units were reclassified from mezzanine equity to Members’ Capital. The Company’s redeemable Series C preferred equity was $4,773 as of December 31, 2023, and the Company’s Series C preferred equity was $6,430 as of December 31, 2024.

The Series C Preferred Units have a fixed value which is their purchase price and preferred liquidation and distribution rights. Yearly distributions of 12% of the Series C Preferred Units’ value will be made on a quarterly basis.

Roll forward of Series C Preferred Equity:

	December 31, 2024	December 31, 2023

Beginning balance	$4,773	$5,725
Additions from new investments	1,200	–
Distributions	(245)	(1,539)
Additions from reinvestment	702	587

Ending balance	$6,430	$4,773

F-32

The following table shows the earliest conversion options for investors in Series C Preferred Equity as of December 31, 2024:

Year Maturing	Total Amount Convertible

Currently convertible	$2,710
2025	575
2026	309
2027	1,315
2028	206
2029 and thereafter	1,315

Total	$6,430

During March 2023, the Company redeemed 11.78109 of the Series C Preferred Units, held by our CEO and his wife, at a redemption price of $1,178, all of which was reinvested in Common Units.

12. Members’ Capital

The Company has two classes of equity units that it classifies as Members’ Capital: Class A common units (“Class A Common Units”) and Series C Preferred Units. As of December 31, 2024, Class A Common Units are held by 10 members, all of whom have no personal liability. All Class A common members have voting rights in proportion to their capital account.

During March 2023, the Company issued 17,371 Class A Common Units for $1,460. As of December 31, 2024 and 2023, Class A Common Units outstanding were both 20,000, respectively.

On October 1, 2023, the Company entered into restricted unit agreements with Mark Reynolds, the Executive Vice President of Sales, and Catherine Leslie, the Chief Financial Officer, pursuant to which the Company issued 200 restricted common units to each of Mark Reynolds and Catherine Leslie. Vesting of the restricted common units commences from the grant date and occur thereafter on the first day of each subsequent calendar month subject to the Company satisfying monthly earnings goals, measured two months in arrears in accordance with the vesting schedule.

As of December 31, 2024 and 2023, 44 and 16 restricted common units vested, respectively. Restricted common units outstanding as of December 31, 2024 and 2023 were 340 and 384, respectively. In addition, stock compensation expense was $20 and $7 as of December 31, 2024 and 2023, respectively.

There are two additional authorized unit classes: Class A preferred units and Class B profit units. Once Class B profit units are issued, the existing Class A common units will become Class A preferred units. Class A Preferred units will receive preferred treatment in terms of distributions and liquidation proceeds.

13. Related Party Transactions

The Company has two loan agreements with Daniel M. Wallach, our CEO, and his wife, pursuant to which they provide the Company with the Wallach LOC and the Wallach Trust LOC. The agreements lay out the terms under which those members can lend money to us, providing that we desire the funds, and the members wish to lend. The interest rate on both the Wallach LOC and the Wallach Trust LOC generally equals prime plus 3%, as more fully described in Note 9.

The Company has a loan agreement with William Myrick, our EVP (the “Myrick LOC Agreement”), pursuant to which Mr. Myrick provides us with the Myrick LOC. The Myrick LOC Agreement lays out the terms under which Mr. Myrick can lend money to us, providing that we desire the funds and Mr. Myrick wishes to lend. The rate on the Myrick LOC generally equals prime plus 3%, as more fully described in Note 9.

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Mrs. Leslie, our CFO and Mr. Reynolds, our EVP of Sales, each own 1% of our Class A common units. Mrs. Harshman, our EVP of Operations, owns 2% of our Class A common units. Mr. Myrick our Partner owns 14.9% of our Class A common units. Our CEO Mr. Wallach and his wife and the Wallach Living Trust wife own 0.81% and 77.35% of our Class A common units, respectively. Our three Board of Managers, Mr. Sheldon, Mr. Summers and Mr. Rauscher each own 1% of our Class A common units.

Mr. Wallach and his wife’s parents own 21.07% and 3.23% of our Series C Preferred Units, respectively. One of our managers, Gregory L. Sheldon, owns 14.05% of our Series C Preferred Units.

A son of one of our Managers’ is a minor participant in the Shuman LOC, which is more fully described in Note 9. In addition, Mr. Summers’ son is a lender to the Company pursuant to a New LOC Agreement, with principal not to exceed $2,000,000.

One of our managers, Mr. Spatola has subordinated promissory note with a principal balance and an annual interest rate of $200 and 9.5%, respectively.

The Company has accepted investments under the Notes Program from employees, managers, members, and relatives of managers and members, with $7,186 outstanding as of December 31, 2024. For the years ended December 31, 2024 and 2023 our investments from affiliates, which exceed $120 through our Notes Program and other unsecured debt are detailed below:

	Relationship to	Amount invested as of		Weighted average interest rate as of	Interest earned during the year ended
	Shepherd’s	December 31,		December 31,	December 31,
Investor	Finance	2024	2023	2024	2024	2023
Eric A. Rauscher	Independent Manager	$477	$475	10.00%	$48	$48

Joseph Rauscher	Parent of Independent Manager	126	144	10.00%	13	10

Daniel and Joyce Wallach	Member	304	135	9.62%	29	14

Gregory L. Sheldon	Independent Manager	1,035	828	9.50%	98	79

Lamar Sheldon	Parent of Independent Manager	210	274	10.00%	21	27

Kenneth Summers	Independent Manager	235	235	6.83%	16	15

Schultz Family Revocable Living Trust	Trustee is Mother-in-Law of Member	208	183	9.31%	19	16

Barbara Harshman	Member	129	129	9.00%	12	11

Kimberly Bedford	Manager	314	314	9.00%	31	31

Thomas Spatola	EVP of Lending Operations	595	595	9.88%	59	59

Scott and Leah Summers	Son of Independent Manager	250	250	6.0%	15	20

Jeffrey Eppinger	5% Member	2,939	2,367	10.50%	309	249

Paula Eppinger	Parent of 5% Member	150	200	10.00%	15	20

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14. Commitments and Contingencies

In the normal course of business there may be outstanding commitments to extend credit that are not included in the consolidated financial statements. Commitments to extend credit are agreements to lend to a customer if there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon and some of the funding may come from the earlier repayment of the same loan (in the case of revolving lines), the total commitment amounts do not necessarily represent future cash requirements. The financial instruments involve, to varying degrees, elements of credit and interest rate risk more than amounts recognized in the consolidated financial statements. The Company evaluates each customer’s creditworthiness on a case-by-case basis. Unfunded commitments to extend credit, which have similar collateral, credit risk and market risk to our outstanding loans, were $22,515 and $25,263 as of December 31, 2024 and 2023, respectively.

15. Selected Quarterly Condensed Consolidated Financial Data (Unaudited)

Summarized unaudited quarterly condensed consolidated financial data for the quarters of 2024 and 2023 are as follows:

	Quarter 4	Quarter 3	Quarter 2	Quarter 1	Quarter 4	Quarter 3	Quarter 2	Quarter 1
	2024	2024	2024	2024	2023	2023	2023	2023

Net interest and fee income	$1,414	$1,258	1,111	$1,554	$1,606	$1,464	$1,509	$1,451
Provision for credit losses	43	332	165	222	443	131	43	120
Net interest and fee income after provision for credit losses	1,371	926	946	1,332	1,163	1,333	1,466	1,331
Gain on foreclosed assets*	–	2	–	–	–	–	17	–
Gain on the sale of real estate investment assets	–	–	–	–	–	–	10	–
Revenue from the sale of land parcels	1,397	1,601	–	–	–	–	–	–
Option fee income	222	223	223	148
Dividend or other income	42	12	13	15	24	16	19	21
Cost of land parcels sold	1,397	1,601	–	–	–	–	–	–
SG&A expense	932	714	586	829	662	591	617	826
Depreciation and amortization	19	20	20	21	20	21	20	20
Loss on foreclosed assets*	118	–	278	201	9	–	–	36
Net income	$566	$429	$298	$444	$496	$737	$875	$470

*	Gains and losses on foreclosed assets are reported net on the Consolidated Statement of Operations.

F-35

16. Non-Interest Expense Detail

The following table displays our selling, general and administrative expenses for the years ended December 31, 2024 and 2023:

	2024	2023
Selling, general and administrative expenses
Legal and accounting	$286	$274
Salaries and related expenses	1,970	1,708
Board related expenses	112	108
Advertising	82	40
Rent and utilities	85	61
Loan and foreclosed asset expenses	125	87
Travel	221	182
Other	180	236
Total SG&A	$3,061	$2,696

17. Subsequent Events

Management of the Company has evaluated subsequent events through March 19, 2025, the date these consolidated financial statements were issued.

F-36

$70,000,000 in Fixed Rate Subordinated Notes

PROSPECTUS

May     , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the Registrant, other than estimated underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates except for the SEC registration fee.

Amount to be Paid
SEC Registration Fee	$4,172
Legal Fees and Expenses	550,000
Accounting Fees and Expenses	25,500
Printing and Engraving Expenses	6,700
Blue Sky Fees and Expenses	60,000
Trustee Fees	56,000
Total*	$702,372

* Assumes the maximum offering amount is raised.

Item 14. Indemnification of Directors and Officers.

None of the Registrant’s managers nor its officers shall be liable to the Registrant or any other manager or officer for any loss, damage or claim incurred by reason of any action taken or omitted to be taken by such person in good faith and with the belief that such action or omission is in, or not opposed to, the best interest of the Registrant, so long as such action or omission does not constitute fraud, gross negligence or willful misconduct by such person.

To the fullest extent permitted by Delaware law, the Registrant shall indemnify, hold harmless, defend, pay and reimburse each of its managers and its officers against any and all losses, claims, damages, judgments, fines or liabilities, including reasonable legal fees or other expenses incurred in investigating or defending against such losses, claims, damages, judgments, fines or liabilities, and any amounts expended in settlement of any claims to which such person may become subject by reason of:

(i) Any act or omission or alleged act or omission performed or omitted to be performed on behalf of the Registrant, any of its members or any direct or indirect subsidiary of the foregoing in connection with the business of the Registrant; or

(ii) The fact that such person is or was acting in connection with the business of the Registrant as a partner, member, stockholder, controlling affiliate, manager, director, officer, employee or agent of the Registrant, any of its members, or any of their respective controlling affiliates, or that such person is or was serving at the request of the Registrant as a partner, member, manager, director, officer, employee or agent of any person including the Registrant or any subsidiary of the Registrant;

provided, that (x) such person acted in good faith and in a manner believed by such person to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (y) such person’s conduct did not constitute fraud, gross negligence or willful misconduct, in either case as determined by a final, nonappealable order of a court of competent jurisdiction. In connection with the foregoing, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or, with respect to any criminal proceeding, had reasonable cause to believe that such person’s conduct was unlawful, or that the person’s conduct constituted fraud, gross negligence or willful misconduct.

II-1

The Registrant shall promptly reimburse (and/or advance to the extent reasonably required) each of its managers and its officers for reasonable legal or other expenses (as incurred) of such person in connection with investigating, preparing to defend or defending any claim, lawsuit or other proceeding relating to any losses for which such person may be indemnified; provided, that if it is finally judicially determined that such person is not entitled to the indemnification, then such person shall promptly reimburse the Registrant for any reimbursed or advanced expenses.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Registrant may maintain liability insurance, which insures against liabilities that its managers or its officers may incur in such capacities.

Item 15. Recent Sales of Unregistered Securities.

Issuance of Class A Common Units

On March 6, 2023, the Registrant issued 17,371.01 Class A Common Units to its existing holders of Class A Common Units, for the total price of approximately $1,460,300.

On October 1, 2023, the Company entered into restricted unit agreements with Mark Reynolds, the Executive Vice President of Sales, and Catherine Leslie, the Chief Financial Officer, pursuant to which the Company issued 200 restricted common units to each of Mark Reynolds and Catherine Leslie. Vesting of the restricted common units commences from the grant date and occur thereafter on the first day of each subsequent calendar month subject to the Company satisfying monthly earnings goals, measured two months in arrears in accordance with the vesting schedule.

Issuances of Series B Cumulative Redeemable Preferred Units

As of December 31, 2022, the Hoskins Group (consisting of Benjamin Marcus Homes, L.L.C., Investor’s Mark Acquisitions, LLC, and Mark L. Hoskins) owned a total of 19.0 Series B cumulative preferred units (“Series B Preferred Units”), which the Registrant issued for a total of $1,900,000. Of that total, 0, 0, and 1.8 Series B Preferred Units were issued to the Hoskins Group during 2024, 2023, and 2022, respectively, pursuant to an agreement whereby the Hoskins Group agreed to purchase 0.1 Series B Preferred Units upon each closing of a lot sale in the subdivisions in which the Registrant lends the Hoskins Group development funds. On March 3, 2023, the Registrant redeemed 100% of the outstanding Series B Preferred Units, constituting 19.0 units, at a redemption price of $1,900,000.

The proceeds received from the sale of the Series B Preferred Units in these transactions were used for the funding of construction loans. The transactions in Series B Preferred Units described above were effected in private transactions exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transactions described above did not involve any public offering, were made without general solicitation or advertising, and the buyer represented to the Registrant that the buyer is an “accredited investor’’ within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment in the Series B Preferred Units.

II-2

Issuances of Series C Cumulative Preferred Units

On May 11, 2022, the Registrant sold two of its Series C Preferred Units (20 Series C Preferred Units post Unit Split) to an investor for the total price of $200,000.

On March 3, 2023, the Registrant redeemed 11.78 of the Series C Preferred Units held by the Registrant’s CEO and his wife, at a redemption price of $1,178,000.

On March 27, 2024, the Registrant issued 12 of its Series C Preferred Units (1,200 Series C Preferred Units post Unit Split) to one investor, for the total purchase price of $1,200,000.

On April 19, 2024, the Company entered into the Amendment No. 4 to the Second Amended and Restated Limited Liability Company Agreement with an effective date of March 31, 2024, to effect a 100 for 1 unit split of the Series C cumulative preferred units (the “Unit Split”).

Investors in the Series C Preferred Units may elect to reinvest their distributions in additional Series C Preferred Units (the “Series C Reinvestment Program”). Pursuant to the Series C Reinvestment Program, the Registrant has issued approximately 1,482 Series C Preferred Units for distribution proceeds of approximately $1,482,000 during the preceding three years.

The proceeds received from the sale of the Series C Preferred Units in these transactions were used for the funding of construction loans. The transactions in Series C Preferred Units described above were effected in private transactions exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transactions described above did not involve any public offering, were made without general solicitation or advertising, and the buyer represented to the Registrant that the buyer is an “accredited investor’’ within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment in the Series C Preferred Units.

Subordinated Promissory Note of March 20, 2023

On March 20, 2023, the Registrant issued a Subordinated Promissory Note in the total principal amount of $2,000,000. This Subordinated Promissory Note bears interest at the rate of 10.0% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

II-3

Subordinated Promissory Note of March 28, 2023

On March 28, 2023, the Registrant issued a Subordinated Promissory Note in the total principal amount of $15,247.91. This Subordinated Promissory Note bears interest at the rate of 10.0% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note of March 28, 2023

On March 28, 2023, the Registrant issued a Subordinated Promissory Note in the total principal amount of $11,009. This Subordinated Promissory Note bears interest at the rate of 10.0% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note May 17, 2023

On May 17, 2023, the Registrant issued a Subordinated Promissory Note in the total principal amount of $97,000. This Subordinated Promissory Note bears interest at the rate of 10.0% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note September 17, 2023

On September 17, 2023, the Registrant issued a Subordinated Promissory Note in the total principal amount of $107,953. This Subordinated Promissory Note bears interest at the rate of 10.0% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

II-4

Subordinated Promissory Note November 16, 2023

On November 16, 2023, the Registrant issued a Subordinated Promissory Note in the total principal amount of $119,500. This Subordinated Promissory Note bears interest at the rate of 10.0% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note December 11, 2023

On December 11, 2023, the Registrant issued a Subordinated Promissory Note in the total principal amount of $20,000. This Subordinated Promissory Note bears interest at the rate of 10.0% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note February 1, 2024

On February 1, 2024, the Registrant issued a Subordinated Promissory Note in the total principal amount of $200,000. This Subordinated Promissory Note bears interest at the rate of 9.0% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note February 14,2024

On February 14, 2024, the Registrant issued a Subordinated Promissory Note in the total principal amount of $1,000,000. This Subordinated Promissory Note bears interest at the rate of 10.0% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

II-5

Subordinated Promissory Note March 2, 2024

On March 2, 2024, the Registrant issued a Subordinated Promissory Note in the total principal amount of $500,000. This Subordinated Promissory Note bears interest at the rate of 10.0% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note April 2, 2024

On April 2, 2024, the Registrant issued a Subordinated Promissory Note in the total principal amount of $2,000,000. This Subordinated Promissory Note bears interest at the rate of 11.0% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note April 21, 2024

On April 21, 2024, the Registrant issued a Subordinated Promissory Note in the total principal amount of $148,978. This Subordinated Promissory Note bears interest at the rate of 10.0% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note September 20, 2024

On September 20, 2024, the Registrant issued a Subordinated Promissory Note in the total principal amount of $1,006,972. This Subordinated Promissory Note bears interest at the rate of 11.0% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

II-6

Subordinated Promissory Note October 6, 2024

On October 6, 2024, the Registrant issued a Subordinated Promissory Note in the total principal amount of $1,072,112. This Subordinated Promissory Note bears interest at the rate of 1.0% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note October 6, 2024

On October 6, 2024, the Registrant issued a Subordinated Promissory Note in the total principal amount of $666,481.73. This Subordinated Promissory Note bears interest at the rate of 20.0% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note October 22, 2024

On October 6, 2024, the Registrant issued a Subordinated Promissory Note in the total principal amount of $1,042,847. This Subordinated Promissory Note bears interest at the rate of 10.0% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note October 30, 2024

On October 30, 2024, the Registrant issued a Subordinated Promissory Note in the total principal amount of $200,000. This Subordinated Promissory Note bears interest at the rate of 8.5% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

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Subordinated Promissory Note December 8, 2024

On December 8, 2024, the Registrant issued a Subordinated Promissory Note in the total principal amount of $148,978. This Subordinated Promissory Note bears interest at the rate of 10.0% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note January 14, 2025

On January 14, 2025, the Registrant issued a Subordinated Promissory Note in the total principal amount of $15,000. This Subordinated Promissory Note bears interest at the rate of 9.0% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note February 26, 2025

On February 25, 2025, the Registrant issued a Subordinated Promissory Note in the total principal amount of $600,000. This Subordinated Promissory Note bears interest at the rate of 9.0% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note March 18, 2025

On March 18, 2025, the Registrant issued a Subordinated Promissory Note in the total principal amount of $1,000,000. This Subordinated Promissory Note bears interest at the rate of 9.5% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits:

Exhibit No.	Name of Exhibit
3.1	Certificate of Conversion, incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360

3.2	Certificate of Formation, incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360

3.3	Second Amended and Restated Limited Liability Company Agreement, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on November 13, 2017, Commission File No. 333-203707

3.4	Amendment No. 1 to Second Amended and Restated Limited Liability Company Agreement of the Registrant, incorporated by reference to Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-Q, filed on May 9, 2019, Commission File No. 333-203707

3.5	Amendment No. 2 to Second Amended and Restated Limited Liability Company Agreement of the Registrant, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on March 31, 2020, Commission File No. 333-224557

3.6	Amendment No. 3 to Second Amended and Restated Limited Liability Company Agreement of the Registrant, incorporated by reference to Exhibit 3.6 to the Registrant’s Annual Report on Form 10-K for the Year Ended December 31, 2023, filed on March 15, 2024, Commission File No. 333-224557.

3.7	Amendment No. 4 to Second Amended and Restated Limited Liability Company Agreement of the Registrant, incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K, filed on April 22, 2024, Commission File No. 333-224557

4.1	Indenture Agreement (including Form of Note) dated September 16, 2022, incorporated by reference to Exhibit 4.1 to the Registrant’s Post-Effective Amendment No. 1, filed on September 16, 2022, Commission File No. 333-263759

5.1	Opinion of Nelson Mullins Riley & Scarborough LLP as to the legality of securities, dated September 12, 2022, incorporated by reference to Exhibit 5.1 to the Registrant’s Registration’s Pre-Effective Amendment No. 1, filed on September 12, 2022, Commission File No. 333-263759

10.1	Amended, Restated and Consolidated Credit Agreement dated January 27, 2022 by and between Shepherd’s Finance, LLC, Benjamin Marcus Homes, L.L.C., Investor’s Mark Acquisitions, LLC and Mark L. Hoskins, incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the Year Ended December 31, 2021, filed on March 10, 2022, Commission File No. 333-224557

10.2	Open-End Mortgage dated December 30, 2011 between Benjamin Marcus Homes, L.L.C. and Shepherd’s Finance, LLC, related to the Hamlets of Springdale, incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360

10.3	Open-End Mortgage dated December 30, 2011 between Investor’s Mark Acquisitions, LLC and Shepherd’s Finance, LLC, related to the Tuscany Subdivision, incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360

10.4	Commercial Guaranty dated December 30, 2011 by Mark L. Hoskins, Investor’s Mark Acquisitions, LLC, and Benjamin Marcus Homes, L.L.C. in favor of Shepherd’s Finance, LLC, incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360

10.5	Amended and Restated Commercial Pledge Agreement dated December 30, 2011 by Investor’s Mark Acquisitions, LLC and Benjamin Marcus Homes, L.L.C. in favor of Shepherd’s Finance, LLC, incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360

10.6	Assignment, Assumption, Amendment, and Restatement of Mortgage dated December 30, 2011 between 84 Financial, L.P., Shepherd’s Finance, LLC, and Investor’s Mark Acquisitions, LLC, incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360

10.7	Promissory Note dated December 30, 2011 from Shepherd’s Finance, LLC to 2007 Daniel M. Wallach Legacy Trust, incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360

10.8	Promissory Note dated December 30, 2011 from Shepherd’s Finance, LLC to Daniel M. Wallach and Joyce S. Wallach, incorporated by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360

10.9	Commercial Pledge Agreement dated December 30, 2011 by Shepherd’s Finance, LLC in favor of 2007 Daniel M. Wallach Legacy Trust and Daniel M. Wallach and Joyce S. Wallach, incorporated by reference to Exhibit 10.12 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360

10.10	Subordination of Mortgage dated September 27, 2013 between Benjamin Marcus Homes, LLC, Shepherd’s Finance, LLC, and United Bank, Inc., incorporated by reference to Exhibit 10.16 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, filed on February 26, 2014, Commission File No. 333-181360

10.11	Loan Purchase and Sale Agreement dated as of April 28, 2015 between Shepherd’s Finance, LLC and Seven Kings Holdings, Inc., incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on May 5, 2015, Commission File No. 333-181360

10.12	First Amendment to the Loan Purchase and Sale Agreement by and between Shepherd’s Finance, LLC and S.K. Funding, Inc., dated November 19, 2015, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on November 24, 2015, Commission File No. 333-203707

10.13	Second Amendment to the Loan Purchase and Sale Agreement by and between Shepherd’s Finance, LLC and S.K. Funding, LLC, dated as of February 19, 2016, incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed on February 25, 2016, Commission File No. 333-203707

10.14	Assignment of Mortgage from Shepherd’s Finance, LLC to S.K. Funding, LLC, dated June 30, 2016, incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed on July 7, 2016, Commission File No. 333-203707

10.15	Loan Purchase and Sale Agreement between Shepherd’s Finance, LLC and Builder Finance, Inc., dated as of February 6, 2017, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on February 10, 2017, Commission File No. 333-203707

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Exhibit No.	Name of Exhibit

10.16	Confirmation Agreement between Shepherd’s Finance, LLC, 1st Financial Bank USA, and Builder Finance, Inc., dated as of February 6, 2017, incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on February 10, 2017, Commission File No. 333-203707

10.17	Sixth Amendment to the Loan Purchase and Sale Agreement between Shepherd’s Finance, LLC and S.K. Funding, LLC, dated as of July 24, 2017, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on July 27, 2017, Commission File No. 333-203707

10.18	Line of Credit Agreement between Shepherd’s Finance, LLC and Paul Swanson, dated as of October 23, 2017, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on October 27, 2017, Commission File No. 333-203707

10.19	Collateral Assignment of Notes and Documents from Shepherd’s Finance, LLC to Paul Swanson, dated as of October 23, 2017, incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed on October 27, 2017, Commission File No. 333-203707

10.20	Master Loan Modification Agreement between Shepherd’s Finance, LLC and Paul Swanson effective as of April 11, 2018, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on April 18, 2018, Commission File No. 333-203707

10.21	Secured Promissory Note from Shepherd’s Finance, LLC to Paul Swanson dated as of October 23, 2017 and April 12, 2018, incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed on April 18, 2018, Commission File No. 333-203707

10.22	First Amendment to Promissory Note by and among Shepherd’s Finance, LLC and Daniel M. Wallach and Joyce S. Wallach, dated June 14, 2018, incorporated by reference to Exhibit 10.7 to the Registrant’s Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2018, filed on August 9, 2018, Commission File No. 333-203707

10.23	First Amendment to Promissory Note by and among Shepherd’s Finance, LLC and 2007 Daniel M. Wallach Legacy Trust, dated June 14, 2018, incorporated by reference to Exhibit 10.8 to the Registrant’s Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2018, filed on August 9, 2018, Commission File No. 333-203707

10.24	Loan Modification Agreement by and between Shepherd’s Finance, LLC and Paul Swanson, dated as of December 27, 2018, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on January 2, 2019, Commission File No. 333-203707

10.25	Loan Agreement by and between Shepherd’s Finance, LLC and LCA Bank Corporation, dated May 5, 2020, incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the Quarterly Period Ended March 31, 2020, filed on May 11, 2020, Commission File No. 333-224557

10.26	Note from Shepherd’s Finance, LLC in favor of LCA Bank Corporation, dated May 5, 2020, incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the Quarterly Period Ended March 31, 2020, filed on May 11, 2020, Commission File No. 333-224557

10.27	Loan Agreement dated February 5, 2021 by and between the Registrant and LCA Bank Corporation, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on February 11, 2021, Commission File No. 333-224557

10.28	Promissory Note dated February 5, 2021 from the Company in favor of LCA Bank Corporation, incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on February 11, 2021, Commission File No. 333-224557

10.29	Membership Interest Purchase Agreement, dated February 15, 2024, by and among Shepherd’s Finance, LLC, and Mark L. Hoskins and Barrett Hoskins, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on February 21, 2024, Commission File No. 333-224557.

10.30	Option Agreement, dated February 15, 2024, by and among 339 Justabout Land Co., LLC and Benjamin Marcus Homes. L.L.C., incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on February 21, 2024, Commission File No. 333-224557.

10.31	Management Services Agreement, dated February 15, 2024, by and among 339 Justabout Land Co., LLC and Benjamin Marcus Homes. L.L.C., incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed on February 21, 2024, Commission File No. 333-224557.

21.1	Subsidiaries of Shepherd’s Finance, LLC, incorporated by reference to Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K for the Year Ended December 31, 2024, filed on March 19, 2025, Commission File No. 333-224557

23.1*	Consent of HORNE LLP

23.2	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)

24.1	Power of Attorney from Kenneth R. Summers, Eric A. Rauscher, and Greg Sheldon to Daniel M. Wallach, dated March 21, 2022, incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1, filed on March 22, 2022, Commission File No. 333-263759

25.1	Statement of Eligibility of Trustee, dated September 12, 2022, incorporated by reference to Exhibit 5.1 to the Registrant’s Registration’s Pre-Effective Amendment No. 1, filed on September 12, 2022, Commission File No. 333-263759

101.INS**	XBRL Instance Document

101.SCH**	XBRL Taxonomy Extension Schema Document

101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB**	XBRL Taxonomy Extension Label Linkbase Document

101.PRE**	XBRL Taxonomy Extension Presentation Linkbase Document

104	XBRL Cover Page Interactive Data File

* Filed herewith.

** Pursuant to Regulation 406T of Regulation S-T, these Interactive data files are deemed not filed or part of a registration statement or prospectus for purposes of Section 11 or 12 of the Securities Act of 1933, as amended, or Section 18 of the Securities Exchange Act of 1934, as amended, and are otherwise not subject to liability.

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(b) Financial Statements: The following financial statements are filed as part of this registration statement and included in the prospectus:

Consolidated Financial Statements:

Audited Financial Statements

(1) Report of Independent Registered Public Accounting Firm on Financial Statements (PCAOB: 171)

(2) Consolidated Balance Sheets as of December 31, 2024 and 2023

(3) Consolidated Statements of Operations for the Years Ended December 31, 2024 and 2023

(4) Consolidated Statements of Changes in Members’ Capital for the Years Ended December 31, 2024 and 2023

(5) Consolidated Statements of Cash Flows for the Years Ended December 31, 2024 and 2023

(6) Notes to Consolidated Financial Statements

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)	For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to managers, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a manager, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such manager, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 4 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on May 1, 2025.

SHEPHERD’S FINANCE, LLC

By:	/s/ Daniel M. Wallach
Daniel M. Wallach
Chief Executive Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel M. Wallach	Chief Executive Officer and Manager	May 1, 2025
Daniel M. Wallach	(Principal Executive Officer)

/s/ Catherine Leslie	Chief Financial Officer	May 1, 2025
Catherine Leslie	(Principal Financial Officer and Principal Accounting Officer)

/s/ Kenneth R. Summers*	Manager	May 1, 2025
Kenneth R. Summers

/s/ Eric A. Rauscher*	Manager	May 1, 2025
Eric A. Rauscher

/s/ Gregory L. Sheldon*	Manager	May 1, 2025
Gregory L. Sheldon

*By:	/s/ Daniel M. Wallach
Daniel M. Wallach
Attorney-in-Fact, pursuant to Power of Attorney dated March 21, 2022 and filed on March 22, 2022.

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